KRT ORIGINATION CORP.,

                            Depositor


            GE CAPITAL ASSET MANAGEMENT CORPORATION,

                  Servicer and Special Servicer

                               and

              STATE STREET BANK AND TRUST COMPANY,

                             Trustee



TRUST AND SERVICING AGREEMENT

Dated as of June 18, 1996



                  ----------------------------


KRT ORIGINATION CORP.


Commercial Mortgage Pass-Through Certificates


                        TABLE OF CONTENTS

                                                             Page

                            ARTICLE I

                           DEFINITIONS

Section 1.1    Definitions . . . . . . . . . . . . . . . . . . .2
Section 1.2    Calculations. . . . . . . . . . . . . . . . . . 21
Section 1.3    Interpretation. . . . . . . . . . . . . . . . . 21

                           ARTICLE II

                   DECLARATION OF TRUST FUND;
                ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1    Creation and Declaration of Trust Fund; Conveyance
               of Mortgage
          Loan; Conveyance of Other Collateral . . . . . . . . 21
Section 2.2    Acceptance by Trustee . . . . . . . . . . . . . 24
Section 2.3    Representations and Warranties of the Servicer,
               the Depositor and the
          Borrowers. . . . . . . . . . . . . . . . . . . . . . 25

                           ARTICLE III

        ADMINISTRATION AND SERVICING OF THE MORTGAGE LOAN

Section 3.1    Servicer to Act as Servicer . . . . . . . . . . 29
Section 3.2    Sub-Servicing Agreements. . . . . . . . . . . . 30
Section 3.3    Collection of Certain Mortgage Loan Payments;
               Distribution Account;
          Certificate Account; Default Interest Amount . . . . 31
Section 3.4    Escrow Account; Collection of Impositions, etc. 35
Section 3.5    Maintenance of Insurance and Errors and Omissions
               and Fidelity Coverage . . . . . . . . . . . . . 36
Section 3.6    "Due-on-Sale" Clauses; Releases; Assumptions. . 37
Section 3.7    Realization Upon Mortgaged Properties; Extension
               of Balloon Payments
          on Mortgage Loan; Modification, Amendment or Waiver of
Mortgage Loan. . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 3.8    Trustee to Cooperate; Release of Items in Mortgage
               File. . . . . . . . . . . . . . . . . . . . . . 41
Section 3.9    Title and Management of Foreclosed Property . . 42
Section 3.10   Sale of Foreclosed Properties . . . . . . . . . 43
Section 3.11   Servicing Compensation. . . . . . . . . . . . . 44
Section 3.12   Reports to the Trustee; Distribution and Other
               Account Statements. . . . . . . . . . . . . . . 45
Section 3.13   Annual Statement as to Compliance . . . . . . . 46
Section 3.14   Annual Independent Public Accountants' Servicing
               Report. . . . . . . . . . . . . . . . . . . . . 46
Section 3.15   Access to Certain Documentation Regarding the
               Mortgage Loan . . . . . . . . . . . . . . . . . 47
Section 3.16   Inspections . . . . . . . . . . . . . . . . . . 47
Section 3.17   Advances. . . . . . . . . . . . . . . . . . . . 48
Section 3.18   Reports of Foreclosures of Mortgaged Property . 49
Section 3.19   Realization on Mortgage Collateral Security . . 49

                           ARTICLE IV

        PAYMENTS AND STATEMENTS TO THE CERTIFICATEHOLDERS

Section 4.1    Distributions . . . . . . . . . . . . . . . . . 50
Section 4.2    Statements to Certificateholders. . . . . . . . 52
Section 4.3    Rule 144A Information . . . . . . . . . . . . . 55
Section 4.4    Additional Information. . . . . . . . . . . . . 55

                            ARTICLE V

                        THE CERTIFICATES

Section 5.1    The Certificates. . . . . . . . . . . . . . . . 56
Section 5.2    Registration of Transfer and Exchange of
               Certificates. . . . . . . . . . . . . . . . . . 57
Section 5.3    Mutilated, Destroyed, Lost or Stolen Certificates62
Section 5.4    Person Deemed Owners. . . . . . . . . . . . . . 63
Section 5.5    Maintenance of Office or Agency . . . . . . . . 63
Section 5.6    Appointment of Paying Agent . . . . . . . . . . 63
Section 5.7    Book-Entry Certificates . . . . . . . . . . . . 63
Section 5.8    Notices to Clearing Agency. . . . . . . . . . . 65
Section 5.9    Definitive Certificates . . . . . . . . . . . . 65
Section 5.10   Lists of Certificateholders . . . . . . . . . . 65

                           ARTICLE VI

                 THE DEPOSITOR AND THE SERVICER

Section 6.1    Respective Liabilities of the Depositor and the
               Servicer. . . . . . . . . . . . . . . . . . . . 66
Section 6.2    Merger or Consolidation of the Servicer or the
               Depositor . . . . . . . . . . . . . . . . . . . 66
Section 6.3    Limitation on Liability of the Depositor, the
               Servicer and Others . . . . . . . . . . . . . . 66
Section 6.4    Servicer Not to Resign; Eligibility Requirement
               for Servicer. . . . . . . . . . . . . . . . . . 68
Section 6.5    Rights of the Trustee and the Depositor in Respect
               of the Servicer . . . . . . . . . . . . . . . . 69

                           ARTICLE VII

                             DEFAULT

Section 7.1    Events of Default . . . . . . . . . . . . . . . 70
Section 7.2    Remedies of Trustee . . . . . . . . . . . . . . 72
Section 7.3    Directions by Certificateholders and Duties of
               Trustee During
          Event of Default . . . . . . . . . . . . . . . . . . 72
Section 7.4    Action upon Certain Failures of the Servicer and
               upon Event of Default . . . . . . . . . . . . . 73
Section 7.5    Trustee to Act; Appointment of Successor. . . . 73
Section 7.6    Notification to Certificateholders. . . . . . . 74
Section 7.7    Waiver of Past Events of Default. . . . . . . . 74

                          ARTICLE VIII

                     CONCERNING THE TRUSTEE

Section 8.1    Duties of Trustee . . . . . . . . . . . . . . . 74
Section 8.2    Certain Matters Affecting the Trustee . . . . . 76
Section 8.3    Trustee Not Required to Make Investigation. . . 77
Section 8.4    Trustee Not Liable for Certificates or Mortgage
               Loan. . . . . . . . . . . . . . . . . . . . . . 77
Section 8.5    Trustee May Own Certificates. . . . . . . . . . 78
Section 8.6    Trustee's Fees and Expenses . . . . . . . . . . 79
Section 8.7    Eligibility Requirements for Trustee. . . . . . 79
Section 8.8    Resignation and Removal of Trustee. . . . . . . 80
Section 8.9    Successor Trustee . . . . . . . . . . . . . . . 81
Section 8.10   Merger or Consolidation of Trustee. . . . . . . 81
Section 8.11   Appointment of Co-Trustee, Separate Trustee or
               Mortgage Custodian. . . . . . . . . . . . . . . 81
Section 8.12   Authenticating Agents . . . . . . . . . . . . . 83
Section 8.13   Compliance with Withholding Requirements. . . . 84
Section 8.14   Massachusetts Filings . . . . . . . . . . . . . 84

                           ARTICLE IX

                           TERMINATION

Section 9.1    Termination . . . . . . . . . . . . . . . . . . 84
Section 9.2    Additional Termination Requirements . . . . . . 86
Section 9.3    Trusts Irrevocable. . . . . . . . . . . . . . . 87

                            ARTICLE X

                      REMIC ADMINISTRATION

Section 10.1   REMIC Administration. . . . . . . . . . . . . . 87
Section 10.2   Foreclosed Property . . . . . . . . . . . . . . 91
Section 10.3   Modifications of Mortgage Loan. . . . . . . . . 92
Section 10.4   Prohibited Transactions and Activities. . . . . 92
Section 10.5   Indemnification with Respect to Certain Taxes and
               Loss of REMIC Status. . . . . . . . . . . . . . 93

                           ARTICLE XI

                    MISCELLANEOUS PROVISIONS

Section 11.1   Amendment . . . . . . . . . . . . . . . . . . . 94
Section 11.2   Recordation of Agreement. . . . . . . . . . . . 95
Section 11.3   Limitation on Rights of Certificateholders. . . 95
Section 11.4   Actions of Certificateholders . . . . . . . . . 96
Section 11.5   Governing Law . . . . . . . . . . . . . . . . . 97
Section 11.6   Notices . . . . . . . . . . . . . . . . . . . . 97
Section 11.7   Notices to the Rating Agency. . . . . . . . . . 97
Section 11.8   Severability. . . . . . . . . . . . . . . . . . 97
Section 11.9   Streit Act. . . . . . . . . . . . . . . . . . . 97
Section 11.9a  Notice Under Escrow Agreement . . . . . . . . . 98
Section 11.10  Counterparts. . . . . . . . . . . . . . . . . . 99


                            EXHIBITS

     Exhibit A      -  Form of Class A Certificate
     Exhibit B      -  Form of Class B Certificate
     Exhibit C      -  Form of Class C Certificate
     Exhibit D      -  Form of Class D Certificate
     Exhibit R      -  Form of Class R Certificate
     Exhibit E      -  Form of Securities Legend
     Exhibit F      -  Form of Rule 144A Transfer Certificate
     Exhibit G      -  Form of Regulation S Certificate
     Exhibit H      -  Form of Rule 144A Exchange Certificate
     Exhibit I      -  Form of Transferee's Letter for
                       Institutional Accredited Investors
     Exhibit J-1(a) -  Form of R Certificateholder Affidavit (US
                       Holder)
     Exhibit J-1(b) -  Form of R Certificateholder Affidavit
                       (Foreign Holder)
     Exhibit J-2(a) -  Form of R Certificateholder Transferee's
                       Letter (US Holder)
     Exhibit J-2(b) -  Form of R Certificateholder Transferee's
                       Letter (Foreign Holder)
     Exhibit K      -  Form of Trust Receipt
     Exhibit L      -  Form of Document Request
     Exhibit M      -  Form of Mortgage Custodian Final
                    Certificate
     Exhibit N      -  Form of Mortgage Custodian Initial
Certificate
     Exhibit O      -  Form of Information Request
     Exhibit P      -  Form of ERISA Transfer Affidavit
     Exhibit Q      -  Form of ERISA Legend
     Exhibit R      -  Form of Ownership Evidence
     Schedule 1     -  Mortgage Loan Schedule
          THIS TRUST AND SERVICING AGREEMENT (this "Agreement"), is dated as of June 18, 1996, and is among KRT ORIGINATION CORP., a Delaware corporation, as depositor (the "Depositor"), GE CAPITAL ASSET MANAGEMENT CORPORATION, a Delaware corporation, as servicer (the "Servicer"), and STATE STREET BANK AND TRUST COMPANY, a banking corporation organized under the laws of the Commonwealth of Massachusetts, as trustee (the "Trustee").

                      PRELIMINARY STATEMENT

          On the Closing Date, the Depositor will convey the Mortgage Loan and the other assets constituting the Trust Fund to the trust created by this Agreement in exchange for the Certificates which will evidence the entire beneficial ownership interest in (i) a segregated pool of assets of the Trust Fund, for which a REMIC election will be made and (ii) the right to receive Default Interest, to the extent collected from the Borrowers, on the Mortgage Notes. The Trustee, on behalf of the trust created by this Agreement, will elect to treat the segregated pool of assets, consisting of (a) the Mortgage Loan (excluding any Default Interest), (b) the amount from time to time in the Distribution Account and the Certificate Account, (c) any property which secures the Mortgage Loan and which is acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (d) certain other rights set forth herein, as a REMIC (the "Trust REMIC") for federal income tax purposes. The Trust REMIC will issue four classes of "regular interests," each in the principal amount and bearing interest at the rate, set forth below for the corresponding Class of Certificates (but excluding any right to Default Interest). The Class R Certificates will be designated the "residual interest" in the Trust REMIC. Holders of each Class of Certificates (other than the Class R Certificates) will also be entitled to receive, to the extent collected from the Borrowers, Default Interest on the corresponding Class of Mortgage Note. Capitalized terms not otherwise defined in this Preliminary Statement shall have the respective meanings set forth below.

          The Class A, Class B, Class C and Class D Certificates have been offered for sale pursuant to the Offering Memorandum, dated June 13, 1996.

          The following sets forth the Class designation, the original Certificate Balance and the Certificate Rate for each Class of Certificates:

                   Original                       Default
    Class         Certificate      Certificate   Interest
 Designation        Balance            Rate        Rate

    Class A         $123,700,000       7.76%         3.0%
    Class B       20,600,000           7.98%         3.0%
    Class C       28,900,000           8.28%         3.0%
    Class D        8,500,000           8.92%         3.0%
    Class R                 N/A(1)     0.00%         0.00%

---------------
(1) Other than the right to receive on each Distribution Date interest earned on the funds on deposit in the Distribution Account, the Class R Certificates will be entitled only to any amounts remaining in the Trust REMIC after all distributions have been made on the Class A, Class B, Class C and Class D Certificates.


          In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                            ARTICLE I

                           DEFINITIONS

          Section 1.1  Definitions.  Whenever used herein, the
following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

          Accepted Servicing Practices:  As defined in Section 3.1.

          Account:  As defined in the Mortgage and the Cash
Collateral Agreement.

          Accredited Investor: A Person which is an institution and is an "accredited investor" as defined in Rule 501(a)(1), (2),
(3) or (7) of Regulation D under the Securities Act.

          Acquisition Date:  The date upon which, under the Code
(and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust REMIC is deemed to have acquired a Mortgaged
Property.

          Advance: An Interest Advance, a Servicing Advance or a Mortgage Recording Tax Advance. Each reference to the payment or reimbursement of an Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate to, but not including, the date of payment or reimbursement. Such interest thereon shall in all events be paid first prior to repayment of the Advance.

          Advance Interest Amount: Interest at the Advance Rate on the aggregate amount of Interest Advances, Servicing Advances, Mortgage Recording Tax Advances, Servicing Compensation, Trustee Fees and other reimbursable amounts for which the Servicer or the Trustee has not been timely paid or reimbursed for the number of days from the date on which such Advance was made or Servicing Compensation, Trustee Fees or reimbursement was due, less the amount of interest previously paid thereon to, but not including, the date of payment or reimbursement of the related Advance, Servicing Compensation or other amount.

          Advance Rate: For any period, a rate per annum equal to the Prime Rate (as most recently published in The Wall Street
Journal on or before the related Record Date) plus 100 basis points, compounded monthly.

          Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Aggregate Certificate Balance:  The aggregate of the
Certificate Balances of the Certificates at any time of determination.

          Agreement: This Trust and Servicing Agreement and all amendments and supplements hereto.

          ALTA: American Land Title Association, or any successor thereto.

          Allocated Loan Amount:  As defined in the Mortgage.

          A Note:  As defined in the Mortgage.

          Appraiser: An Independent appraiser who is a member of the Appraisal Institute with a national practice and which has at least five years experience with real estate of the same property type and in the geographic area of the property to be appraised.

          Assignment of Leases: The Assignment of Leases, Rents and Security Deposits, dated as of June 18, 1996, from the Borrowers, as assignors, to the Depositor, as assignee, with respect to the Mortgaged Property, including any leases, rents or other property pledged pursuant thereto.

          Authenticating Agent: Any authenticating agent appointed pursuant to Section 8.12, which initially shall be the Trustee.

          Balloon Payment: The outstanding principal amount of a Mortgage Note as of the Scheduled Maturity Date.

          Bankruptcy Code: Title 11 of the United States Code, 11 U.S.C. Section 101 et seq.

          B Note:  As defined in the Mortgage.

          Book-Entry Certificates: Certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries by a Clearing Agency as described in Section 5.7.

          Borrowers: KRT Property Holdings, Inc., a Maryland corporation; Hillcrest Plaza Limited Partnership, a Maryland limited partnership; KR Suburban, L.P., a New Jersey limited partnership; Fox Run, Limited Partnership, an Alabama limited partnership; KR MacArthur Associates, L.P., a Pennsylvania limited partnership; KR Best Associates, L.P., a Pennsylvania limited partnership; KR 69th Street, L.P., a Pennsylvania limited partnership; KR Trust One, Inc., a Maryland corporation; KR Manchester, Inc. a Connecticut corporation; KR Street Associates, L.P., a Pennsylvania limited partnership; KR Orange, Inc., a Connecticut corporation; KR Collegetown, Inc., a New Jersey corporation; KR Hillcrest Mall, Inc., a New Jersey corporation; and KR Pilgrim, L.P., a Pennsylvania limited partnership.

          Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks in the State of New York, the Commonwealth of Massachusetts or the Commonwealth of Pennsylvania are authorized or obligated by law, governmental decree or executive order to be closed.

          Capital and TI Reserve Account:  As defined in the Cash
Collateral Agreement.

          Cash Collateral Agreement: The Cash Collateral Account, Security, Pledge and Assignment Agreement dated as of June 18,
1996, among the Borrowers, the Depositor and the Collateral Agent.

          Certificate: Any one of the KRT Origination Corp. Commercial Mortgage Pass-Through Certificates, Class A, Class B, Class C, Class D or Class R, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, B, C, D or R hereto, respectively; provided, however, that with respect to any Book-Entry Certificate, Certificate means such Book-Entry Certificate and, when appropriate within the context of any Section of this Agreement, any interest in a Book-Entry Certificate in the authorized denomination as provided herein of any Person as shown on the records of the Clearing Agency.

          Certificate Account: The separate Eligible Account established by and maintained with the Paying Agent on behalf of the Trustee for the benefit of the Certificateholders, pursuant to
Section 3.3(f), which account shall be entitled "Certificate
Account c/o State Street Bank and Trust Company, as trustee, in trust for the Holders of KRT Organization Corp. Commercial Mortgage Pass-Through Certificates." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Certificate Balance: As to any Class of the Certificates and as of any date of determination, the original Certificate Balance of such Class as set forth in the Preliminary Statement hereof less the sum of all distributions of principal distributed to Holders of such Class on all Distribution Dates occurring prior to such date of determination.

          Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant), in accordance with the rules of such Clearing Agency, and, with respect to any Definitive Certificate, the Certificateholder. Each of the Trustee and the Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Certificate Owner under this Agreement, that such Person provide evidence at its expense of its qualification as a Certificate Owner hereunder.

          Certificate Rates: As to any Class of Certificates, for each Interest Accrual Period, the rate per annum shown as the Certificate Rate for such Class of Certificates in the Preliminary Statement hereto.

          Certificate Register and Certificate Registrar: The register maintained pursuant to and the registrar provided for in
Section 5.2.

          Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register.

          Class: Certificates bearing one of the Class designations set forth in the Preliminary Statement to this Agreement the form of which is identical except for variations in Percentage Interest.

          Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

          Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          Closing Date:  June 18, 1996.

          C Note:  As defined in the Mortgage.

          Code: The Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust Fund or the Trust REMIC.

          Collateral Agent: State Street Bank and Trust Company, a banking corporation organized under the laws of the Commonwealth of Massachusetts, as collateral agent under the Cash Collateral
Agreement and any successor thereto.

          Collection Period: With respect to a Distribution Date, the related Interest Accrual Period.

          Condemnation Proceeds: Any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority, other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to a Borrower or to a Tenant in accordance with the terms of the Mortgage, provided that whenever the Trustee is required to make an election under Section 6 of the Mortgage, the Trustee may consult with the Servicer and may conclusively rely on the Servicer's determination.

          Corporate Trust Office: The principal office of the Trustee in Boston, Massachusetts at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at Two International Place, Boston, Massachusetts 02110,
Attention:  Corporate Trust.

          Curtailment: As to any Collection Period, an amount equal to the aggregate of all Condemnation Proceeds, Insurance Proceeds and Foreclosure Proceeds received in respect of the Mortgaged Property during such Collection Period to the extent applied or to be applied to reduce principal in accordance with the terms of the Mortgage Loan and the Cash Collateral Agreement.

          D Note:  As defined in the Mortgage.

          Debt Service Coverage Ratio: With respect to the Mortgaged Properties and the Mortgage Loan for any period, the ratio (a) of Net Operating Income for the Mortgaged Properties during such period to (b) the amount of interest and principal payments due and payable in accordance with the Mortgage Loan during such period (based on a debt service constant on the Mortgage Notes of the greater of 10.09% per annum and the actual average debt service constant on the Mortgage Notes for a twelve-month period during the previous four calendar quarters).

          Default Interest: Interest accruing on any Mortgage Note at a rate in excess of the usual rate of interest thereon as a result of a Mortgage Event of Default.

          Default Interest Account: The separate Eligible Account established by and maintained with the Paying Agent on behalf of the Trustee for the benefit of the Certificateholders, pursuant to
Section 3.3(k), which account shall be entitled "Default Interest Account c/o State Street Bank and Trust Company, as Trustee, in trust for the Holders of KRT Origination Corp. Commercial Mortgage Pass-Through Certificates." Funds in the Default Interest Account shall be held in trust for each class of Certificateholders for the uses and purposes set forth in this Agreement and shall not be property of, or otherwise subject to, the Trust REMIC.

          Defaulted Mortgage Loan: The Mortgage Loan if it is in default in respect of any required payment of principal or interest.

          Definitive Certificates: Certificate of any Class issued in definitive, fully registered, certificated form without interest coupons in minimum denominations of $250,000 and integral multiples of $1,000 in excess of such minimum amount with respect to the Class A, Class B, Class C and Class D Certificates and in the denomination of 100% Percentage Interest with respect to the Class R Certificates.

          Depositor: KRT Origination Corp., a Delaware corporation, or any successor thereto.

          Depository Agreement: With respect to any Class of Book-Entry Certificates, the agreement among the Depositor, the Servicer, the Paying Agent, the Certificate Registrar, the
Authenticating Agent and the Clearing Agency.

          Directly Operate: With respect to any Foreclosed Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such Foreclosed Property, the holding of such Foreclosed Property primarily for sale, the performance of any construction work thereon, or any use of such Foreclosed Property in a trade or business conducted by the Trust Fund or the Trust REMIC, in each case other than through an Independent Contractor; provided, however, that the Trust Fund or the Trust REMIC (or the Servicer on behalf of the Trust Fund or the Trust REMIC) shall not be considered to Directly Operate a Foreclosed Property solely because the Trust Fund or the Trust REMIC (or the Servicer on behalf of the Trust Fund) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Foreclosed Property or undertakes any ministerial action incidental thereto.

          Disqualified Organization:  Either (i) the United States,
(ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by
Section 511 of the Code, (vii) any organization described in
Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a Disqualified Organization by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of the determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

          Distribution Account: The separate Eligible Account established and maintained by the Servicer at the Servicer's expense on behalf of the Trustee for the benefit of the Certificateholders pursuant to Section 3.3(b), entitled "Distribution Account c/o State Street Bank and Trust Company, as trustee, in trust for the Holders of KRT Origination Corp. Commercial Mortgage Pass-Through Certificates." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

          Distribution Date: The 20th day of each calendar month, beginning in July 1996 or, if such 20th day is not a Business Day, the next succeeding Business Day.

          Due Date: With respect to each Distribution Date, the date on which the Monthly Interest Payment is due on the Mortgage
Notes, which shall be the fourth Business Day prior to the date on which such Distribution Date occurs.

          Effective Gross Income: The rents and other income derived from any Mortgaged Property (including base and percentage rents, CAM reimbursements and other recoveries of expenses).

          Eligible Account: An account, including an account maintained with the Trustee or Paying Agent if otherwise meeting this definition, that is either: (a) maintained with a depository institution or trust company the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of which) have been rated by the Rating Agency in one of its two highest rating categories or the short-term deposits or commercial paper of which are rated by the Rating Agency in its highest rating category at the time of any deposit therein; (b) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity, which in the case of any state chartered depository institution or trust company is subject to regulations or has established internal guidelines regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b); or (c) such other account reasonably acceptable to the Servicer and the Trustee as will not result in the withdrawal, qualification or downgrading of the then current ratings of the Rating Agency assigned to the Certificates. The title of each Eligible Account maintained pursuant to this Agreement shall include "KRT Origination Corp. Commercial Mortgage Pass-Through Certificates" and shall clearly indicate that funds held therein are held in trust pursuant hereto.

          Environmental Law: Any present or future federal, state or local law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, hazardous substances or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601-9657 et seq; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6991i et seq; the Toxic Substance Control Act, 15 U.S.C. Section 2601-2629 et seq; the Water Pollution Control Act (also known as the Clean Water Act), 33 U.S.C. 1251 et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq.

          Environmental Report: The environmental audit report or reports with respect to each Mortgaged Property prepared and delivered to the Depositor in connection with the Mortgage.

          ERISA:  The Employee Retirement Income Security Act of
1974, as amended.

          ERISA Plans:  As defined in Section 5.2(h).

          Escrow Account: An account established and maintained by the Servicer as provided in Section 3.4 hereof.

          Escrow Agreement: The Escrow Agreement, dated as of June 18, 1996, among the Depositor, as mortgagee, the Borrowers, as mortgagor, and Robinson Silverman Pearce Aronsohn & Berman LLP, as escrow agent.

          Event of Default:  As defined in Section 7.1.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

          FHA: The Federal Housing Administration, or any successor thereto.

          FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

          Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.1.

          Final Certificate Distribution Date: June 20, 2006.

          FNMA: The Federal National Mortgage Association, or any successor thereto.

          Foreclosed Property: Any Mortgaged Property acquired by the Trust Fund or the Trust REMIC by foreclosure or acceptance of a deed in lieu of foreclosure or other legal process in connection with a default, or with respect to which the Acquisition Date has occurred.

          Foreclosure Proceeds: Proceeds, net of any related, reasonable out-of-pocket expenses incurred by the Servicer, received in respect of any Foreclosed Property (including, without limitation, proceeds from the rental of such Foreclosed Property) prior to the final liquidation of such Foreclosed Property.

          Foreign Holder Letter:  As defined in Section 5.2(h).

          Holder or Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register.

          Impositions:  As defined in the Mortgage.

          Independent: When used with respect to any specified Person means such a Person who (a) does not have any direct financial interest or any material indirect financial interest in the Depositor, the Borrowers, the Servicer or any Sub-Servicer or in any of their respective Affiliates in excess of 5% of the outstanding capital shares of or equity interest in any such Person, and (b) is not connected with the Depositor, the Borrowers, the Servicer or any Sub-Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          Independent Contractor: Either (i) any Person (other than the Servicer or Special Servicer) that would be an "independent contractor" with respect to the Trust Fund or the Trust REMIC within the meaning of Section 856(d)(3) of the Code if the Trust Fund or the Trust REMIC were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Regular Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund or the Trust REMIC, delivered to the Servicer, the Special Servicer and the Trustee); provided that the Trust Fund or the Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund or the Trust REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Servicer, the Special Servicer and the Trustee have received an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund or the Trust REMIC, to the effect that the taking of any action in respect of any Foreclosed Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such Foreclosed Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such Foreclosed Property to fail to qualify as Rents from Real Property.

          Information Request:  A request delivered pursuant to
Section 4.1, substantially in the form of Exhibit O, attached hereto, by a Beneficial Owner of a Certificate, a Certificateholder or a prospective purchaser of a Certificate or a beneficial interest therein.

          Institutional Accredited Investor:  An Accredited
Investor that is not a QIB.

          Insurance Proceeds: Proceeds paid to the Trustee, the Servicer, or the Special Servicer for the benefit of the Trust Fund by any insurer pursuant to (a) any hazard policy or other insurance policy covering a Mortgaged Property, other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property in accordance with the terms of the Mortgage and
(b) any insurance policy required to be maintained by the Servicer or the Special Servicer pursuant to Section 3.6(c), in each case, net of any expenses incurred by the Trustee, the Servicer or the Special Servicer in obtaining such proceeds.

          Insured Expenses: Expenses covered by any insurance policy.

          Interest Accrual Period: With respect to each Distribution Date, the period (other than with respect to the initial Distribution Date in July 1996) commencing on (and including) the 20th day of the calendar month preceding the month of such Distribution Date and ending on (but excluding) the 20th day of the calendar month of such Distribution Date. The Interest Accrual Period with respect to the initial Distribution Date will commence on the Closing Date and end on (but exclude) the 20th day of July 1996.

          Interest Advance: With respect to each Distribution Date, an amount equal to the Monthly Interest Payment due on the Mortgage Loan (reduced by the Servicing Fee allocable to such Monthly Interest Payment) which was delinquent as of the close of business on the related Due Date and not collected prior to the related Servicer Advance Date.

          Interest Shortfall: On any Distribution Date for any Class of Certificates, (i) any shortfall in the amount of interest required to be paid at the applicable Certificate Rate in respect of such Certificates on such Distribution Date for any reason, including such a shortfall resulting from a failure of the Servicer or the Trustee to make an Interest Advance with respect to the Mortgage Notes in the event of a delinquency in all or any portion of the Monthly Interest Payment due on the Mortgage Loan on the immediately preceding Due Date for any reason, including a determination that such Interest Advance, if made, would be a Nonrecoverable Advance, plus (ii) the cumulative amount of each such shortfall as determined on any prior Distribution Date, plus
(iii) interest on the amount of each such shortfall from the date the amount of such shortfall was due until (but not including) the day such shortfall was paid in full at a rate per annum equal to the Certificate Rate applicable to such Class of Certificates, compounded monthly, less (iv) the aggregate amount of payments of Interest Shortfall made prior to such time of determination with respect to such Class of Certificates.

          Interested Person: As of any date of determination, the Servicer, the Special Servicer, any Holder of a Certificate, or, in each such case, any of their respective Affiliates.

          Internal Revenue Service: The Internal Revenue Service, or any successor thereto.

          Lease:  A lease between the owner of any Mortgaged
Property, as landlord, and the respective Tenant thereunder, as tenant, relative to all or a portion of a Mortgaged Property.

          Legended Definitive Certificate:  A Definitive
Certificate bearing the Securities Legend which initially shall be all Definitive Certificates.

          Liquidated Mortgaged Property:  Any Mortgaged Property
(including any Foreclosed Property) which has been sold or otherwise disposed of and as to which the Servicer has determined that all amounts which it expects to recover from or on account of such liquidated Mortgaged Property have been recovered.

          Liquidation Expenses: Reasonable out-of-pocket expenses (other than Insured Expenses to the extent recovered from the insurer and retained by the Servicer or the Special Servicer for its own account) incurred by the Servicer or Special Servicer on behalf of the Trust Fund in connection with the liquidation of the Defaulted Mortgage Loan or any Mortgaged Property (including any Foreclosed Property), such expenses including, without limitation, reasonable legal fees and expenses, appraisal fees, brokerage fees, trustee and co-trustee, if any, fees and expenses in connection with the maintenance and preservation of such Mortgaged Property or the Mortgage Loan, any unreimbursed amount expended by the Servicer or Special Servicer pursuant to Section 3.5(a) or 3.9 (to the extent such amount is reimbursable under such Sections) and any unreimbursed expenditures for real property taxes, insurance premiums or for property restoration or preservation relating to such Mortgaged Property. Liquidation Expenses shall not include any expenses which have been previously reimbursed to the Servicer or Special Servicer or which were netted against income from any Foreclosed Property and were considered in the calculation of the amount of Foreclosure Proceeds pursuant to the definition thereof.

          Liquidation Proceeds: Cash received by the Trust Fund (or the Servicer or Special Servicer on its behalf) (i) in connection with the liquidation of any Mortgaged Property (including any Foreclosed Property), whether through judicial foreclosure, sale or otherwise, other than amounts required to be paid to the Borrower that owned such Mortgaged Property pursuant to law or the terms of the Mortgage, and (ii) in connection with the sale of the Defaulted Mortgage Loan.

          Loan Documents: The Mortgage Notes, the Mortgage, the Assignment of Leases, the Cash Collateral Agreement, and all other agreements, instruments, certificates and documents delivered by or on behalf of the Borrowers or their Affiliates to evidence or secure the Mortgage Loan or otherwise in satisfaction of the requirements of the Mortgage or the other documents listed above.

          Monetary Default: Any Mortgage Event of Default caused by a failure of the Borrowers to make any payment under the Mortgage Loan when due which has not been cured within the relevant grace period.

          Monthly Interest Payment: Each payment of interest due on the Mortgage Loan on each Due Date in accordance with the terms of the related Mortgage Note but not including any Default
Interest.

          Mortgage: The Indenture of Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits dated as of June 18, 1996 from the Borrowers as grantor, to Ronald P. Fish, Esq. and Thomas A. Hauser, Esq., as trustee for the benefit of the Depositor, as beneficiary, with respect to all of the Mortgaged Properties.

          Mortgagee:  As of any date, the holder of the Mortgage
Notes as of such date.

          Mortgage Collateral Assignment: Each instrument or instruments either assigning or otherwise transferring the Depositor's right, title and interest in and to the Mortgage and/or any Mortgage Collateral Security to the Trustee.

          Mortgage Collateral Security: Any right, interest, document, instrument or property given as security for or in guaranty of the Mortgage Notes (including, without limitation, the Mortgage, the Assignment of Leases, the Cash Collateral Agreement, all accounts maintained under the Cash Collateral Account and the cash and investments credited thereto and the rights of the Originator under the Required Insurance Policies and Title Insurance Policies), together with any supplement or amendment thereto and as amended from time to time hereafter.

          Mortgage Custodian: A Person appointed by the Trustee at any time as its agent as mortgage custodian pursuant to Section
8.11(h) hereof which is unaffiliated with the Depositor, which initially shall be the Trustee.

          Mortgage Custodian Final Certificate: The Certificate of the Mortgage Custodian in the form of Exhibit M hereto.

          Mortgage Custodian Initial Certificate: The Certificate of the Mortgage Custodian in the form of Exhibit N hereto.

          Mortgage Event of Default: An "Event of Default" as defined in the Mortgage.

          Mortgage File:  The mortgage documents listed in Section
2.1 pertaining to the Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to this Agreement. When used with respect to receipt and retention by the Mortgage Custodian or the Trustee, the term Mortgage File shall mean only those documents actually delivered to the Mortgage Custodian, or the Trustee.

          Mortgage Loan: The loan made by the Depositor to the Borrowers secured by the Mortgage and evidenced by the A Note, the B Note, the C Note and the D Note.

          Mortgage Loan Principal Balance: At any time of determination, the original aggregate principal balance of the Mortgage Notes on the Closing Date (being $181,700,000), as thereafter adjusted in accordance with the provisions hereof and of the Mortgage Notes and the Mortgage, less any payments of principal thereon. Notwithstanding the acquisition of any Mortgaged Property as Foreclosed Property and the cancellation in whole or in part of the Mortgage Loan, the Mortgage Loan shall be deemed to remain outstanding for purposes of all calculations hereunder regarding payments deemed to be due on the Mortgage Loan until such time as the Foreclosed Property is sold and shall be reduced at such time only by the portion of Net Liquidation Proceeds applied as a recovery of principal on the Mortgage Loan.

          Mortgage Notes or Notes: The A Note, the B Note, the C
Note and the D Note executed by the Borrowers in the original principal amounts of $123,700,000, $20,600,000, $28,900,000 and
$8,500,000, respectively

          Mortgage Rate:  As to any Mortgage Note during any
Interest Accrual Period, the per annum rate at which interest accrues on such Mortgage Note in accordance with the terms thereof, as listed on Schedule 1, but not including any Default Interest.

          Mortgage Recording Tax Advance: Any Advance made by the Servicer for Mortgage Recording Taxes pursuant to Section 3.17(g).

          Mortgage Recording Taxes: The mortgage recording taxes required to be paid by the Borrowers pursuant to the terms of the Escrow Agreement.

          Mortgaged Property:  Each of the individual Properties
(as defined in the Mortgage) encumbered by the Mortgage as security for the Mortgage Notes.

          Net Liquidation Proceeds: The amount derived by subtracting from the Liquidation Proceeds of any Liquidated
Mortgaged Property the related Liquidation Expenses.

          Net Operating Income: With respect to the Mortgaged Property for any period, all Operating Income for such period less all Operating Expenses for such period. The Depositor agrees that the Net Operating Income for all the Mortgaged Properties for calendar year 1995 was $30,052,840.

          New Lease: Any lease of Foreclosed Property entered into by the Trustee (or the Servicer or Special Servicer on its behalf) on behalf of the Trust Fund, including any lease renewed, modified or extended by the Servicer on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

          Nondisqualification Opinion: An opinion of outside counsel reasonably satisfactory to the Trustee or the Servicer, which counsel shall be knowledgeable of the issues occurring in the practice of securitization, that a contemplated action will neither cause the Trust REMIC to fail to qualify as a REMIC at any time that any Regular Interests are outstanding nor cause a "prohibited transaction" or "prohibited contribution" tax to be imposed on the Trust REMIC.

          Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made which has not been previously reimbursed to the Servicer or the Trustee and which, based on a good faith determination of the Servicer or the Trustee, as the case may be, taking into account amounts that may be collected or realized on a Mortgaged Property prior to final liquidation, including Foreclosure Proceeds and Net Liquidation Proceeds, will not or, in the case of a proposed advance, would not be ultimately recoverable from amounts to be deposited into the Distribution Account. The determination by the Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Advance or that any proposed advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer or Responsible Officer of the Trustee, delivered, with respect to an Interest Advance, on the Servicer Advance Date and, with respect to any other Advance, on the date such other Advance would otherwise be made, to the Trustee (in the case of an Advance by the Servicer) (and upon which the Trustee may conclusively rely) and to the Depositor (in every case) detailing the reasons for such determination, with copies of appraisals for each Mortgaged Property performed within the last 12 months prepared in accordance with MAI standards (which may be prepared by the Servicer) and any engineers' reports, environmental surveys or other information, selected by the Person making the nonrecoverability determination in its good faith business judgment, relevant thereto which were utilized by the Servicer or the Trustee, as the case may be, in making its determination.

          Offering Memorandum: The Offering Memorandum, dated June 13, 1996, relating to the Class A, Class B, Class C and Class D
Certificates, as amended and supplemented.

          Officer's Certificate: With respect to the Depositor, a certificate signed by any of the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Treasurer, the Secretary, the Assistant Treasurer or an Assistant Secretary of the Depositor and delivered to the Trustee. With respect to the Servicer, a certificate signed by a Servicing Officer and delivered to the Trustee.

          Operating Expenses:  As defined in the Mortgage.

          Operating Income:  As defined in the Mortgage.

          Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee and to any other party hereto to whom such opinion is to be delivered pursuant to the applicable terms of this Agreement, who may be counsel for the Servicer, the Depositor, the Borrowers, the Mortgage Custodian or the Depositor, as the case may be, except that any opinion of counsel relating to the qualification of the Trust REMIC as a REMIC or compliance with the REMIC Provisions must be an opinion of outside counsel knowledgeable of the issues occurring in the practice of securitization.

          Ownership Evidence:  A certificate (upon which the
Trustee may conclusively rely) in the form attached hereto as Exhibit R.

          Paying Agent:  The paying agent appointed pursuant to
Section 5.6(a), which initially shall be the Trustee. If no such paying agent has been appointed or if such paying agent has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

          Percentage Interest:  As to any Class A, Class B, Class
C or Class D Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Class A, Class B, Class C or Class D Certificate, the percentage interest is derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the same Class as such Certificate.

          Permitted Encumbrances:  As defined in the Mortgage.

          Permitted Investments: At any time, any one or more of the following obligations and securities, including those issued by the Servicer or the Trustee as long as the rating level described in the applicable sub-paragraph, if any, is complied with:

          (a) direct debt obligations of, and debt obligations fully guaranteed as to timely payment of principal and interest by, the United States, FNMA, FHLMC, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (b) general obligations of or debt obligations guaranteed by any state of the United States, or the District of Columbia, in each case receiving the highest long-term debt rating of the Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A, Class B, Class C or Class D Certificates by the Rating Agency as evidenced by a letter confirming such result by the Rating Agency;

          (c) commercial or finance company paper or demand notes that constitute vehicles for commercial paper which are then rated in the highest unsecured commercial or finance company paper rating category of the Rating Agency (whether or not published by the Rating Agency) or if such commercial or finance company paper is not then rated by the Rating Agency, which is then rated in the highest unsecured commercial or finance company paper rating category by at least two other nationally recognized rating agencies, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A, Class B, Class C or Class D Certificates by the Rating Agency as evidenced by a letter confirming such result by the Rating Agency;

          (d) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal or state banking authorities, provided that the short-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution or trust company in a holding company system, the short-term unsecured debt obligations of such holding company) are rated F-1+ by the Rating Agency (whether or not published by the Rating Agency) or, if not then rated by the Rating Agency, are rated in the highest short-term rating category by at least two other nationally recognized rating agencies, or such lower or other rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A, Class B, Class C or Class D Certificates by the Rating Agency as evidenced by a letter confirming such result by the Rating Agency;

          (e) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation and providing for a return in the nature of interest; provided that the short-term unsecured debt obligations of such corporation (or in the case of the principal depository institution or trust company in a holding company system, the short-term unsecured debt obligations of such holding company) are rated F-1+ by the Rating Agency (whether or not published by the Rating Agency) or, if not then rated by the Rating Agency, are rated in the highest short-term rating category by at least two other nationally recognized rating agencies, or such lower or other rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A, Class B, Class C or Class D Certificates by the Rating Agency as evidenced by a letter confirming such result by the Rating Agency;

          (f) repurchase obligations with respect to any security described in clauses (a) and (b) of this definition and providing for a return in the nature of interest, in each case entered into with a depository institution or trust company (acting as principal) described in clause (d) above or, on an overnight basis, with the Trustee;

          (g) securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, which are rated AA by the Rating Agency (whether or not published by the Rating Agency) or, if not then rated by the Rating Agency, are rated in the highest long-term rating category by at least two other nationally recognized rating agencies, or in such lower rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A, Class B, Class C or Class D Certificates by the Rating Agency as evidenced by a letter confirming such result by the Rating Agency;

          (h) such other investments bearing interest or sold at a discount, or earning a return "in the nature of interest" within the meaning of Treasury Regulations 1.860G-2(g) (1), (as evidenced by an Opinion of Counsel delivered to the Trustee by the Servicer at its own expense), as are acceptable to the Rating Agency, and otherwise treated as a "permitted investment" under
Section 860(G)(a)(5) of the Code, as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A, Class B, Class C or Class D Certificates by the Rating Agency as evidenced by a letter confirming such result by the Rating Agency; and

          (i) money market funds investing in such obligations and securities set forth in clause (a) above, which funds maintain a constant net asset value and which are rated AAA by the Rating Agency (whether or not published by the Rating Agency) or, if not then rated by the Rating Agency, are rated in the highest long-term rating category by at least two other nationally recognized rating agencies, or in such lower rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Class A, Class B, Class C or Class D Certificates by the Rating Agency as evidenced by a letter confirming such result by the Rating Agency.

          Unless otherwise specified herein, (i) any such Permitted Investment must be available for withdrawal without penalty and must mature no later than the Business Day immediately preceding the next Distribution Date, (ii) no such instrument set forth above shall constitute a Permitted Investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying such instrument, or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide for a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; provided that if any such instrument or security is redeemable by the issuer thereof, it shall not be redeemable at less than par and if redeemable by any party, such redemption must be without penalty or discount; and
(iii) no Permitted Investment shall be purchased at a price in excess of the face amount thereof.

          Person: Any individual, corporation, partnership, joint venture, bank, joint-stock company, limited liability company, trust, unincorporated organization or a government or any agency or political subdivision thereof.

          Placement Agent:  Merrill Lynch, Pierce, Fenner & Smith
Incorporated.

          Principal Prepayment: Any payment of principal by the Borrowers or other recovery of principal on the Mortgage Loan which is received or recovered in advance of the Scheduled Maturity Date and is applied to reduce the Mortgage Loan Principal Balance in advance of the Scheduled Maturity Date, excluding Net Liquidation Proceeds and Curtailments.

          QIB: A "qualified institutional buyer" as defined in Rule 144A.

          Rating Agency: Fitch Investors Service, L.P., or any successor thereto.

          Record Date: As to each Distribution Date, the last day of the related Interest Accrual Period.

          Regular Certificate:  A Certificate other than a Class R
Certificate.

          Regular Interest: An interest in the Trust REMIC entitling the holder thereof to a specified amount of principal and interest at a fixed rate thereon, as further described in Article
X hereof.

          Regular Servicing Period: Any Interest Accrual Period other than a Special Servicing Period.

          Regulation D:  Regulation D under the Securities Act.

          Regulation S:  Regulation S under the Securities Act.

          Regulation S Certificate: A certificate substantially in the form of Exhibit G hereto.

          Release Prepayments:  As to any Mortgage Note, any
Principal Prepayments made by the Borrowers pursuant to paragraphs 5 or 6 of such Mortgage Note.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and including any proposed legislation or regulation which, as proposed, would have an effective date prior to enactment thereof, to the extent not contradictory to existing legislation and regulations.

          Rents from Real Property: As to any Foreclosed Property, gross income of the character described in Section 856(d) of the Code.

          REO Disposition Fee: An amount equal to 0.25% of (a) the Liquidation Proceeds of any Foreclosed Property or (b) the proceeds of any sale of the Mortgage Loan after a Mortgage Event of Default and acceleration of the Mortgage Notes.

          Required Insurance Policy: Any insurance policy which is required to be maintained from time to time under the Mortgage in respect of any of the Mortgaged Properties.

          Residual Certificate:  Any Class R Certificate.

          Responsible Officer: When used with respect to (i) the initial Trustee, any officer of the Trustee assigned to the Trustee's Corporate Trust Department, (ii) any successor trustee, the Depositor, the Servicer or the Mortgage Custodian, any officer of such Person assigned by it to its corporate trust department or similar group administering its responsibilities with respect to this Agreement or, with respect to any particular matter, any such person or any other officer of the Depositor, the Servicer, the Trustee or the Mortgage Custodian assigned by it to administer such matter.

          Rule 144A:  Rule 144A under the Securities Act.

          Rule 144A Certificate: A certificate substantially in the form of Exhibit F hereto.

          Rule 144A Information: The Offering Memorandum; copies of the statements and reports distributed to Certificateholders in respect of the next preceding Distribution Date pursuant to Section 4.2(a) and (c) hereof; and such other documents as the Borrowers may, at the time of the Trustee's or the Servicer's receipt of a request for information pursuant to Section 4.3, have most recently furnished to the Trustee and the Servicer under a statement that such documents are furnished for the purpose of responding to requests for Rule 144A Information.

          Scheduled Maturity Date: June 20, 2003 (or, if such date is not a Business Day, the next succeeding Business Day).

          Securities Act: The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

          Securities Legend: The legend set forth in Exhibit E hereto.

          Servicer: GE Capital Asset Management Corporation, a Delaware corporation, or its successor in interest, or any successor Servicer appointed as herein provided. Servicer also includes the Special Servicer except to the extent the context otherwise requires.

          Servicer Advance Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution
Date.

          Servicer Remittance Report: A report prepared by the Servicer and the Special Servicer in such media as may be agreed upon by the Servicer, the Special Servicer and the Trustee containing such information regarding the Mortgage Loan as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.1 and to furnish statements to Certificateholders pursuant to Section 4.2(i)-(xi) and containing such additional information as the Servicer and the Trustee may from time to time agree.

          Servicing Advance: An advance or other reimbursable expense required or permitted to be made by the Servicer pursuant to the terms of this Agreement that is identified herein as a "Servicing Advance," including, without limitation, amounts identified as Servicing Advances pursuant to Sections 2.3(b), 2.3(c), 3.4(b), 3.5(a), 3.7(b), 3.7(f), 3.7(g), 3.9(a), 3.9(b),
3.9(c), 3.10(d), 3.17(c) and 3.19 hereof. Servicing Advances shall include Liquidation Expenses to the extent such expenditures were advanced by the Servicer; provided, however, that the fact that an expenditure may fall within the definition of both "Servicing Advance" and "Liquidation Expense" shall not entitle the Servicer to recover any such amount more than once.

          Servicing Compensation: The Servicing Fee payable to the Servicer hereunder and the Special Servicing Fee and the REO
Disposition Fee payable to the Special Servicer hereunder.

          Servicing Fee: As to any Distribution Date, the product of one-twelfth of the Servicing Fee Rate multiplied by the Mortgage Loan Principal Balance as of the beginning of the related
Collection Period.

          Servicing Fee Rate:  0.02% per annum.

          Servicing Officer: Any individual involved in, or responsible for, the administration and servicing of the Mortgage Loan whose name and signature appear on a list of servicing officers furnished to the Trustee signed by an officer of the Servicer, as such list may from time to time be amended.

          Single Certificate:  As to any Class of Regular
Certificates, a Certificate of such Class that evidences a denomination of $1,000. As to the Class R Certificates, a Certificate evidencing the entire residual interest in the Trust
REMIC.

          Sinking Fund Account:  As defined in the Cash Collateral
Agreement.

          Special Servicer:  GE Capital Asset Management
Corporation, a Delaware corporations or its successor in interest, or any successor Special Servicer appointed as herein provided.

          Special Servicing Fee: As to any Interest Accrual Period that is a Special Servicing Period, the product of one-twelfth of the Special Servicing Fee Rate multiplied by the Mortgage Loan Principal Balance as of the beginning of the related Collection Period.

          Special Servicing Fee Rate: A rate equal to 0.25% per annum.

          Special Servicing Period: Any Interest Accrual Period during which any of the following have occurred:

              (i) the Servicer has made an Advance which is not reimbursed within 15 Business Days;

             (ii)  the Servicer makes two consecutive Interest
     Advances whether or not reimbursed;

            (iii) the Servicer has determined in good faith, as evidenced by an Officer's Certificate delivered to the Trustee, that a Monetary Default is reasonably foreseeable within 45 days of the date of such certificate and is not reasonably likely to be cured within 60 days thereafter without the performance of extraordinary services by the Servicer, acting as Special Servicer;

             (iv) the Servicer has received notice that a Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing its inability to pay its debts as they come due or made an assignment for the benefit of creditors;

              (v)  the Servicer has received notice of a
     foreclosure or threatened foreclosure of any lien on a Mortgaged Property;

             (vi) a default under the Mortgage of which the Servicer has notice (other than a failure by the Borrowers to pay interest or principal) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 30 days); provided a default requiring a Servicing Advance will be deemed to materially and adversely affect the interest of the Certificateholders; or

            (vii) the Servicer proposes to commence foreclosure or other Workout arrangements with respect to any Mortgaged
     Property in connection with a Mortgage Event of Default.

          A Special Servicing Period will end:

          (a) with respect to the circumstances described in clause (i) above, when the Borrowers have brought the Mortgage Loan current (including reimbursement of all costs of the Trust Fund incurred as a result of such Mortgage Event of Default, including any expenses of the Servicer or the Special Servicer directly reimbursable by the Borrowers pursuant to the terms of the Mortgage) and thereafter have made two consecutive full and timely Monthly Interest Payments;

          (b) with respect to the circumstances described in clause (ii) above, when all Interest Advances by the Servicer have been reimbursed and no Interest Advances have been made for two consecutive months;

          (c) with respect to the circumstances described in clauses (iii) and (iv) above, when such circumstances cease to exist; and

          (d) with respect to the circumstances described in clause (vi) above, when such default is cured;

provided, however, that at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan to continue to be characterized as in a Special Servicing
Period.

          Sub-Servicer: Any Person with which the Servicer has entered into a Sub-Servicing Agreement and which satisfies the requirements set forth therein and herein.

          Sub-Servicing Agreement: The written contract between the Servicer and any Sub-Servicer relating to servicing and/or the administration of the Mortgage Loan as provided in Section 3.2, in such form as is approved by the Servicer, provided that the sub-servicing of the Mortgage Loan pursuant to the terms of such Sub-Servicing Agreement will not result in the downgrading or withdrawal of the ratings then assigned to the Class A, Class B, Class C or Class D Certificates by the Rating Agency as confirmed in writing by the Rating Agency.

          Tax Matters Person: The Person designated as the "tax matters person" of the Trust REMIC pursuant to Treasury Regulations
Section 1.860F-4(d).

          Tenant:  The tenant under a Lease relating to a Mortgaged
Property.

          Title Insurance Policies: As to each Mortgaged Property, the ALTA form mortgagee title insurance policy or policies issued with respect to such Mortgaged Property and insuring the first priority deed of trust lien in favor of the Depositor pursuant to the Mortgage, subject only to encumbrances permitted pursuant to the Mortgage and containing such endorsements and affirmative assurances as the Depositor shall require.

          Trust Fund: The corpus of the trust created by this Agreement, consisting of the Mortgage Loan, the Mortgage, the Mortgage Notes, the other Loan Documents including, without limitation, all payments on or collections in respect of the Mortgage Loan due on or after the Closing Date, all Net Liquidation Proceeds and Curtailments received after the Closing Date, the Distribution Accounts, the Certificate Account, the Default Interest Account, such amounts, including investments thereof, as shall from time to time be held in the Distribution Account, the Certificate Account and the Default Interest Account, all insurance policies, if any, relating to the Mortgaged Property, all Foreclosed Property, all rights under the Mortgage Collateral Assignments and all proceeds of all of the foregoing.

          Trustee: State Street Bank and Trust Company, a banking corporation organized under the laws of the Commonwealth of Massachusetts, or its successor in interest, or if any successor trustee is appointed as herein provided, such successor trustee.

          Trustee Fee: As to any Distribution Date, the product of one-twelfth of the Trustee Fee Rate multiplied by the Mortgage Loan Principal Balance as of the beginning of the related Collection
Period.

          Trustee Fee Rate:  A rate equal to 0.02% per annum.

          Trust REMIC:  The segregated pool of assets consisting of
(A) the Mortgage Loan (other than the right to receive Default Interest), (B) such amounts as shall from time to time be held in the Distribution Account and the Certificate Account, (C) any property which secures the Mortgage Loan and which is acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (D) certain other rights set forth herein, for which a REMIC election has been made pursuant to Section 10.1 hereof.

          Uninsured Cause: Any cause of damage to Property (as defined in the Mortgage) such that the complete restoration of such Property is not fully reimbursable (but without regard to any applicable deductible provisions) by any insurance policy required under the Mortgage to be maintained with respect thereto.

          Unlegended Definitive Certificate: A Definitive
Certificate which does not bear the Securities Legend and which can only be issued if the Depositor determines under applicable law that the placement of the Securities Legend on such Definitive
Certificate is no longer required.

          Unscheduled Payments: All principal payments on the Mortgage Loan other than the Balloon Payments and Voluntary
Prepayments.

          Voluntary Prepayments:  As to any Mortgage Note, any
Principal Prepayments made by the Borrowers pursuant to paragraph
5 of such Mortgage Note.

          Workout: Any modification of the Mortgage Loan or the Mortgage Notes entered into between the Servicer and the Borrowers in accordance with Section 3.8 hereof.

          Section 1.2 Calculations. All calculations of interest hereunder which are made in respect of the Regular Interests and the Certificates shall be made monthly and calculated on the basis of a 360-day year consisting of twelve 30-day months and shall be carried out to seven decimal places, rounded up. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

          Section 1.3 Interpretation. (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period or Due Date, such reference shall be to the Collection Period, Interest Accrual Period or Due Date, as applicable, immediately preceding such Distribution Date.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

          (c) The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Definitions in Section 1.1 shall include both the singular and the plural.


                           ARTICLE II

                   DECLARATION OF TRUST FUND;
                ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.1 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loan; Conveyance of Other Collateral. The Depositor, concurrently with the execution and delivery of this Agreement, in exchange for the Certificates, does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trustee, without recourse, all of the right, title and interest of the Depositor, whether now owned or hereafter acquired and wherever located, in and to the documents and interests described in the following paragraph, to have and to hold, in trust, and the Trustee declares that it accepts the trust created hereby and acknowledges that it or the Mortgage Custodian on its behalf has received, subject to the review provided for in Section 2.2, and shall hold such documents and instruments together with any other property comprising the Trust Fund delivered to it hereunder as Trustee, in trust, for the benefit and use of the Holders of the Certificates which represent the entire beneficial interest in the Trust Fund, and for the purposes and subject to the terms and conditions set forth in this Agreement. Concurrently with such receipt, the Authenticating Agent has caused to be authenticated and delivered to or upon the order of the Depositor, Certificates in the authorized denominations evidencing the entire ownership in the Trust REMIC.

          In connection with such sale, transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Mortgage Custodian on behalf of the Trustee (with a copy to the Servicer) the documents or instruments listed in clauses (a) through (m) below (except that the documents listed in clauses (f), (g), (h), (i) and (j) shall be delivered only to the Servicer):

          (a) the original Mortgage Notes, endorsed by the Depositor without recourse to the order of the Trustee in substantially the following form: "Pay to the order of State Street Bank and Trust Company, as the Trustee for the benefit of the Holders of KRT Origination Corp. Commercial Mortgage Pass-Through Certificates, and its successors and assigns, without recourse" and signed in the name of the Depositor by an authorized officer;

          (b) each counterpart of the original Mortgage, with evidence of the delivery thereof for recording;

          (c) each Mortgage Collateral Assignment, duly signed and, in the case of assignments of the Mortgage and the Assignment of Leases, in form suitable for recording in the applicable jurisdictions, with evidence of the delivery thereof for recording;

          (d) all Required Insurance Policies together with proof of payment of premiums relating thereto (which may be in the form of copies of such policies or certificates of insurance showing such policies to be in effect on the Closing Date);

          (e) the original Title Insurance Policies, or in the event such original Title Insurance Policies are certified by the Depositor as unavailable, copies of the marked-up original title reports and the Depositor's recording instructions, with the originals to be delivered by the Depositor as soon as available but in no event later than 90 days after the Closing Date;

          (f) a copy of the original surveys referred to in the above referenced Title Insurance Policies made in connection with the origination of the Mortgage Loan;

          (g) a copy of the original engineer's report with respect to the improvements on each Mortgaged Property obtained in connection with the origination of the Mortgage Loan;

          (h) copies of the original Environmental Reports of each Mortgaged Property made in connection with the origination of the Mortgage Loan;

          (i) a copy of each of the management agreements between Kranzco Realty Trust, as manager, and the Borrowers, as owners, with respect to the Mortgaged Properties and the Manager's Consent and Subordination of Management Agreement;

          (j) a copy of each Ground Lease (as defined in the Mortgage);

          (k) an original of the Cash Collateral Agreement and assignments thereof from the Depositor to the Trustee or the Mortgage Custodian;

          (l) an original of the Assignment of Leases, in form suitable for recording or filing in the applicable jurisdictions, and assignments thereof, in form suitable for recording or filing in the applicable jurisdictions, from the Depositor to the Trustee or the Mortgage Custodian, with evidence of the delivery thereof for recording; and

          (m) copies of the UCC-1 financing statements covering the Mortgage Collateral Security, showing the Borrowers as debtors, the Depositor as secured party and the Trustee, as assignee, each with evidence of filing thereon; provided that if the Depositor cannot deliver any such financing statements with evidence of filing thereon because such financing statements have not yet been returned by the public filing office where such financing statements have been submitted for filing, then the Depositor shall deliver or cause to be delivered a photocopy of such financing statements (certified by the Depositor to be a true and complete copy) together with an Officer's Certificate stating that such financing statements have been dispatched to the appropriate public filing office for filing.

          The Depositor shall deliver or cause to be delivered to the Mortgage Custodian, on behalf of the Trustee, the original Mortgage and Mortgage Collateral Security, with evidence, if applicable, of recording indicated thereon upon receipt thereof from the public recording official, with a copy to the Servicer.

          Concurrently with such sale, transfer and assignment, the Depositor shall, at its expense, deliver each Mortgage Collateral Assignment to be duly recorded in the name of the Trustee to the appropriate records depository for the jurisdictions in which the Mortgaged Properties are located and shall cause the receipt evidencing submission for recording and each such Mortgage Collateral Assignment after recordation to be delivered to the Mortgage Custodian, on behalf of the Trustee. The Trustee shall hold legal title to the Mortgage Loan as trustee for the benefit of the Certificateholders.

          Concurrently with such sale, transfer and assignment, the Depositor shall (while delivering a copy thereof to the Mortgage Custodian and the Servicer), at the expense of the Depositor, cause each other item of Mortgage Collateral Security required to be filed or recorded to be duly filed or recorded in the name of the Mortgage Custodian on behalf of the Trustee in all places necessary to perfect a valid first priority lien on the rights, interests and properties that are the subject of the related Mortgage Collateral Security and shall cause the receipt evidencing submission for filing or recording and such Mortgage Collateral Security after filing or recordation to be delivered to the Mortgage Custodian promptly upon the release thereof. The Mortgage Custodian on behalf of the Trustee shall be the secured party under the Mortgage Collateral Security for the benefit of the Certificateholders. The Servicer shall timely file such continuation statements or other instruments as may be necessary to maintain the perfection of the security interests in or granted by the Mortgage Collateral Security. The cost of filing such confirmation statements and other instruments shall be borne by the Borrowers.

          The ownership of each Mortgage Note, the Mortgage, the contents of the Mortgage File and any other Mortgage Collateral Security is vested in the Trustee for the benefit of the Certificateholders. The Depositor and the Servicer agree to take no action inconsistent with the Trustee's ownership of the Mortgage Loan and to promptly indicate to all inquiring parties that the Mortgage Loan has been sold to and is owned by the Trustee for the benefit of the Certificateholders and to claim no ownership interest in the Mortgage Loan.

          It is intended that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a purchase and sale and not a loan. However, if such conveyance is deemed to be a loan, it is intended that: the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement; the Depositor hereby grants to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Trust Fund, whether now existing or hereafter acquired, and the accounts and funds established by the Servicer, the Trustee and the Paying Agent pursuant hereto, all payments of principal of or interest on the Mortgage Loan, all other payments made in respect of the Mortgage Loan, and all proceeds thereof for the benefit of the Certificateholders, to secure payment of the Certificates; and this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

          Section 2.2 Acceptance by Trustee. (a) The Mortgage Custodian on behalf of the Trustee shall, upon actual receipt, acknowledge receipt by delivery of a Mortgage Custodian Initial Certificate, subject to the provisions of Section 2.1 hereof and the review procedures provided for in Section 2.2(b) hereof, of all or part of the Mortgage File described in Section 2.1 hereof and declares that the Mortgage Custodian on behalf of the Trustee holds, and, upon actual receipt, will hold, the documents constituting all or part of the Mortgage File on behalf of the Trustee in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. Neither the Mortgage Custodian nor the Trustee has any actual knowledge of any adverse claims, liens or encumbrances on any of the assets so delivered, including without limitation, federal tax liens or liens arising under ERISA.

          (b) The Mortgage Custodian, on behalf of the Trustee, agrees, for the benefit of Certificateholders, to review the Mortgage File within 30 days after execution and delivery of this Agreement (or, with respect to each document that is not delivered on the Closing Date because of delivery to a public recording office, within seven days after delivery thereof to the Mortgage Custodian on behalf of the Trustee) to ascertain that all required documents have been executed and received and shall, by delivery of the Mortgage Custodian Final Certificate, acknowledge that it has received the documents set forth in such certificate (subject to any exception noted on the exception list attached thereto) including the Mortgage, the Mortgage Collateral Assignment and the Assignment of Leases and that such documents have been filed or recorded and that such documents relate to the Mortgage Loan, and in so doing the Mortgage Custodian, on behalf of the Trustee, may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. The Mortgage Custodian, on behalf of the Trustee, shall have no responsibility for reviewing the Mortgage File except as expressly set forth in this Section 2.2(b) hereof. Subject to Section 8.1 hereof, neither the Trustee nor the Mortgage Custodian shall be under any duty or obligation to inspect, review or examine any such documents, instruments or certificates to determine independently that they are genuine, enforceable or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee or if the endorsement on the Mortgage Notes conforms to the requirements of
Section 2.1(a) hereof), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or to determine independently that any document has actually been filed or recorded or that any document is other than what it purports to be on its face. Neither the Trustee nor the Mortgage Custodian, on behalf of the Trustee, shall be under any obligation to review the Mortgage, this Agreement or any Sub-Servicing Agreement to determine whether all Required Insurance Policies have been received or whether any Title Insurance Policy meets the definition thereof. If the Mortgage Custodian, on behalf of the Trustee, in its review finds any document constituting a part of the Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loan or to be otherwise missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in any material respect, the Mortgage Custodian, on behalf of the Trustee, shall notify the Depositor, the Servicer, the Trustee and the Depositor thereof within the 30-day period (or the seven-day period, as the case may be) set forth above in this Section 2.2(b) hereof. In addition, the Mortgage Custodian, on behalf of the Trustee, shall also notify the Depositor, the Trustee, the Servicer and the Depositor if, in the examination of the Mortgage File as specified in this Section 2.2(b) hereof, or through any other means, a Responsible Officer of the Mortgage Custodian, on behalf of the Trustee, obtains notice or knowledge (a) of any adverse claim, lien or encumbrance against the Mortgaged Properties, (b) that any of the Mortgage Notes is overdue or has been dishonored,
(c) of evidence on the face of any of the Mortgage Notes or the Mortgage of any security interest or other right or interest therein, or (d) of any defense against or claim to such Mortgage Notes by any party.

          Section 2.3  Representations and Warranties of the
Servicer, the Depositor and the Borrowers. (a) The Servicer hereby represents and warrants to the other parties hereto that:

              (i)  The Servicer is a corporation, duly
     organized, validly existing and in good standing, under the laws of the State of Delaware, with full power and authority to conduct its business as presently conducted by it and is qualified to transact business in, and is in good standing under, the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such qualification to the extent necessary to perform its obligations under this Agreement or is otherwise not required under applicable law to effect such qualification and no demand for such qualification has been made upon the Servicer by any such state.

             (ii)  The execution and delivery of this
     Agreement by the Servicer and its fulfillment of or compliance with the terms and conditions of this Agreement does not and shall not, in any manner which would materially adversely affect its ability to perform its obligations under this Agreement, conflict with, result in a breach of, or constitute a default under (i) any term, condition or provision of the Servicer's charter or by-laws; (ii) any term or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Servicer is a party or by which the Servicer is bound; or (iii) any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Servicer.

            (iii) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

             (iv)  No consent, approval, authorization or
     order of, or registration or filing with, or notice to, any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement.

              (v)  The Servicer is not in default with
     respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder.

             (vi)  There is no action, suit or proceeding
     before or by any court or governmental agency or body now pending or, to the Servicer's knowledge, threatened, which, if determined adversely to the Servicer, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Servicer, or would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loan under and in accordance with the terms of this Agreement.

            (vii) The Servicer has the full corporate power, authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

           (viii) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any Affiliate of the Depositor or the Trustee by the Servicer contains any untrue statement of a material fact.

          The representations and warranties of the Servicer set forth in this Section 2.3(a) shall survive the transfer and assignment of the Mortgage Loan to the Trustee. Within 60 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in this Section 2.3(a), the Servicer shall cure such breach in all material respects. The Servicer shall indemnify the Depositor and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this
Section 2.3(a). It is understood and agreed that the enforcement of the obligation of the Servicer set forth in this Section 2.3(a) to indemnify the Depositor and the Trustee as provided in this Section constitutes the sole remedy of the Depositor and the Trustee respecting a breach by the Servicer of the representations and warranties in this Section 2.3(a). Such indemnification shall survive any termination, resignation or removal of the Servicer as Servicer hereunder, and any termination of this Agreement.

          (b) The Depositor hereby represents and warrants to the Trustee and the Servicer that:

              (i)  the Depositor is a corporation duly
     organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to originate the Mortgage Loan, to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

             (ii) the origination of the Mortgage Loan and the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the origination of the Mortgage Loan, the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, conflicts with or results in a breach of, or constitutes a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or (iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially adversely affects (A) the ability of the Depositor to originate the Mortgage Loan or to perform its obligations under this Agreement or (B) the business, operations, financial condition, properties or assets of the Depositor;

            (iii) the origination of the Mortgage Loan and the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency (other than under state securities or blue sky laws), except such as has been obtained, given, effected or taken prior to the date hereof and except to the extent that the failure to obtain such consent or approval, give such notice, register with or take such other action would not materially adversely affect (A) the ability of the Depositor to originate the Mortgage Loan or to perform its obligations under this Agreement or (B) the business, operations, financial condition, properties or assets of the Depositor;

             (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Servicer, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

              (v)  there are no legal or governmental
     proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body
     (A) with respect to the origination of the Mortgage Loan by Depositor, (B) with respect to any of the transactions contemplated by this Agreement or (C) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, operations, financial condition, properties or assets, or adversely affect its ability to perform its obligations under this Agreement;

             (vi) immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of the Mortgage Loan (and each Mortgage Note) free and clear of any and all adverse claims, charges or security interests arising as a result of its ownership of the Mortgage Loan (including liens arising under the federal tax laws or ERISA);

            (vii) the Depositor has full corporate power and authority to sell, assign and transfer the Mortgage Loan and is transferring the Mortgage Loan (and each Mortgage
     Note) free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loan, except as permitted hereby; and

           (viii)  the Mortgage Notes are the only notes
     representing the indebtedness secured by the Mortgage.

          It is understood and agreed that the representations and warranties set forth in this Section 2.3(b) shall survive the transfer and assignment of the Mortgage Loan to the Trustee. Upon discovery by any Responsible Officer of any of the Depositor, the Mortgage Custodian, the Servicer or the Trustee of the breach of any representation or warranty of the Depositor herein which materially adversely affects the interests of the Certificateholders in the Mortgage Loan, the Servicer, the Depositor, the Mortgage Custodian or the Trustee, as the case may be, shall promptly notify the other parties hereto and the Rating Agency. If, within 60 days after delivery of such notice to the Depositor, the Depositor shall not have caused such breach to be cured in all material respects, the Servicer on behalf of the Trustee shall prosecute any legal action as may, in its judgment, be necessary to protect the interest of the Trust Fund in connection therewith. The Servicer shall be indemnified by funds on deposit in the Distribution Account for any reasonable costs and expenses incurred by it relating thereto only to the extent such costs and expenses (1) are not paid by the Depositor as a result of such legal action and (2) are not a result of the negligence, bad faith or willful misconduct of the Servicer. Any such indemnified cost or expense incurred by the Servicer shall constitute a Servicing Advance. The Servicer shall not be required to expend any funds hereunder to the extent such expenditure would be deemed a Nonrecoverable Advance. Any action by the Servicer against the Depositor pursuant to this Section 2.3(b) shall constitute the sole recourse of the Trustee, the Servicer and the Certificateholders against the Depositor in respect of such breach of any representation or warranty, except as provided in Section 6.3.

          (c) Upon discovery by any Responsible Officer of the Depositor, the Mortgage Custodian, the Servicer or the Trustee of a breach of any of the representations, warranties and covenants of a Borrower in the Mortgage which adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in the Mortgage Loan or potentially affects the status of the Trust REMIC as a REMIC or that could result in a tax being imposed on the Trust REMIC, the party discovering such breach shall give prompt written notice to the other parties, the Borrowers and the Rating Agency. The Servicer on behalf of the Trustee may prosecute any legal action as may, in its judgment, be necessary to protect the interest of the Trust Fund in connection therewith, subject to
Section 3.19 hereof. The Servicer shall be indemnified by funds on deposit in the Distribution Account for any reasonable costs and expenses incurred by it relating to actions taken by it in the preceding sentences only to the extent such costs and expenses (i) are not paid by the Borrowers as a result of such legal action and
(ii) are not a result from the negligence, bad faith or willful misconduct of the Servicer. Any such cost or expense incurred by the Servicer shall constitute a Servicing Advance. The Servicer shall not be required to expend any funds hereunder to the extent such expenditures would be deemed a Nonrecoverable Advance.


                           ARTICLE V

        ADMINISTRATION AND SERVICING OF THE MORTGAGE LOAN

          Section 3.1 Servicer to Act as Servicer. (a) The Servicer, as an independent contract servicer, shall service and administer the Mortgage Loan on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loan and, in furtherance of and to the extent consistent with such terms, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loan and the preservation of available remedies with respect to the Mortgage Loan and the Mortgaged Properties but without regard to:

              (i) any relationship (other than that created by this Agreement) that the Servicer, any Sub-Servicer or any Affiliate of the Servicer or any Sub-Servicer may have with either Borrower or any Affiliate of the Borrowers;

             (ii)  the ownership of any Certificate by the
     Servicer or any Affiliate of the Servicer;

            (iii)  the Servicer's or any Sub-Servicer's
     obligations to make Advances or to incur servicing expenses with respect to the Mortgage Loan;

             (iv)  the adequacy of the Servicer's or any
     Sub-Servicer's compensation for its services hereunder or with respect to any particular transaction; or

              (v) the Servicer's or any Sub-Servicer's ownership, servicing or management for others of any other mortgage loans or mortgages.

          The Servicer's or Special Servicer's liability for actions and omissions in its capacity as Servicer or Special Servicer, as the case may be, hereunder is limited as provided herein (including, without limitation, pursuant to Section 6.3 hereof), and nothing herein contained shall be construed as an express or implied guarantee by the Servicer or Special Servicer of the collectability of the Mortgage Loan.

          Subject to the above-described servicing standards (hereinafter referred to as "Accepted Servicing Practices") and the terms of this Agreement (including specifically Article X) and of the Mortgage Loan, the Servicer shall have full power and authority, acting alone and/or through one or more Sub-Servicers as provided in Section 3.2 hereof, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of any Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer deems it appropriate in its best judgment, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, to the extent consistent with the provisions of this Agreement (including specifically Section 3.3(a)) hereof, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, any and all modifications, waivers, amendments, or consents to or with respect to any documents contained in the Mortgage File, subordination, nondisturbance, attornment agreements, and all other comparable instruments, with respect to the Mortgage Loan. The Servicer shall service and administer the Mortgage Loan in accordance with applicable state and federal law. Subject to Section 3.10 hereof, upon the written request of the Servicer, the Trustee shall execute and deliver to the Servicer and any Sub-Servicer any powers of attorney and other documents in the form furnished to it by the Servicer as are necessary or appropriate to enable the Servicer and any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be held responsible for any acts by either the Servicer or any Sub-Servicer in their respective uses of any such powers of attorney given.

          (b) Any permissive right of the Servicer enumerated in this Agreement shall not be construed as a duty. The Servicer shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or by it at the direction of Certificateholders evidencing not less than a majority of the Aggregate Certificate Balance (unless this Agreement provides for a greater majority), relating to the time, method and place of conducting any proceeding for any remedy available to the Servicer, or exercising or omitting to exercise any trust or power conferred upon the Servicer, under this Agreement.

          Section 3.2 Sub-Servicing Agreements. (a) The Servicer may enter into Sub-Servicing Agreements (provided such agreements would not result in the withdrawal, qualification or downgrade of the then current ratings on the Class A, Class B, Class C or Class D Certificates, as evidenced by a letter to such effect from the Rating Agency delivered to the Trustee prior to entering into any Sub-Servicing Agreement and provided such agreements require the Sub-Servicer to comply with all of the conditions of this Agreement applicable to the Servicer in respect of the duties delegated) with Sub-Servicers acceptable to the Borrowers and the Rating Agency for the servicing and administration of the Mortgage Loan. References in this Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loan include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer. Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the applicable Sub-Servicing Agreement, and (ii) a qualified institutional commercial mortgage loan servicer. Each Sub-Servicing Agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Servicer and the Sub-Servicer have agreed. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when the Sub-Servicer receives such payment. The Servicer shall notify the Trustee and the Depositor in writing promptly upon the appointment of any Sub-Servicer and promptly furnish the Trustee with a copy of the applicable Sub-Servicing Agreement.

          (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement against a Sub-Servicer, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out by the Servicer at its own expense to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loan. The Servicer shall pay the costs of such enforcement at its own expense and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the Mortgage Loan, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          (c) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and Certificateholders for the servicing and administering of the Mortgage Loan in accordance with the provisions of Section 3.1 hereof without diminution of such obligation or liability by virtue of such Sub-Servicing Agreement or arrangements or by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loan.

          Section 3.3 Collection of Certain Mortgage Loan Payments; Distribution Account; Certificate Account; Default Interest Amount. (a) Continuously from the Closing Date until the principal and interest on the Mortgage Loan are paid in full, the Servicer shall proceed diligently to collect in accordance with
Section 3.1 all payments called for under the terms and provisions of the Mortgage Loan, and shall follow such collection procedures as are consistent with this Agreement, including Accepted Servicing Practices.

          (b) On or before the Closing Date, the Servicer shall establish a single Distribution Account. The Distribution Account shall be an Eligible Account held in the name of the Servicer on behalf of the Trustee for the benefit of the Holders of the Certificateholders and funds in the Distribution Account shall not be commingled with any other moneys. The Servicer shall notify the Trustee, the Paying Agent and the Depositor in writing of the location and account number of the Distribution Account and shall not change such location or account number until prior written notice of the new location or account number has been delivered to the Trustee, the Paying Agent and the Depositor.

          (c) Funds in the Distribution Account shall be invested, at the risk of the Borrowers and at their written direction, in Permitted Investments maturing or redeemable by the holder thereof at par no later than three Business Days prior to the first Servicer Advance Date after such investment. None of the Depositor, the Servicer or the Trustee shall be liable for any losses incurred on such Permitted Investments except to the extent due to their negligence, willful misconduct or fraud in maintaining custody of any such Permitted Investments or in determining whether any investment is a Permitted Investment. The Holders of the Class R Certificate shall be entitled, in accordance with the terms hereof, to all interest on amounts on deposit in the Distribution Account and income from Permitted Investments. Any losses realized in connection with any such investment shall be for the account of the Borrowers which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account one Business Day after written notice of such loss from the Servicer.

          (d) The Servicer shall deposit into the Distribution Account, no later than the Servicer Advance Date (with respect to item (v) below), no later than the Business Day following receipt of any such amounts (with respect to items (i), (ii), (iii) and (iv) below), or, in the case of unscheduled remittances of principal or interest, no later than the Business Day following identification of the proper application of such amounts (unless the Servicer determines, consistent with Accepted Servicing Practices, that a particular item should not be deposited), the following amounts received or Interest Advances made by it:

              V  all payments on account of Principal
     Prepayments and Balloon Payments, on the Mortgage Loan;

             (ii) all payments on account of interest (other than Default Interest, which shall be treated in the manner set forth in Section 3.3(k) hereof) on the Mortgage Loan (net of Servicing Compensation and Trustee Fees but only to the extent of the amount permitted to be withdrawn or withheld from the Distribution Account in accordance with this Agreement);

            (iii)  all Net Liquidation Proceeds and
     Foreclosure Proceeds with respect to the Mortgaged
     Properties (net of any unpaid Servicing Compensation and Trustee Fees but only to the extent of the amount permitted to be withdrawn or withheld from the Distribution Account in accordance with this Agreement);

             (iv)  all other Curtailments and all amounts
     paid by the Servicer pursuant to Section 3.5(b);

              (v)  all Interest Advances; and

             (vi)  all amounts paid to reimburse the
     Servicer, as assignee of the Depositor in its capacity as beneficiary under the Mortgage.

                The foregoing requirements for deposit in the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, amounts received by the Servicer for the account of the Borrowers for application towards the payment of Impositions, insurance premiums and similar items, if any, need not be deposited by the Servicer in the Distribution Account, nor shall any late payment charges, assumption fees, extension fees, demand fees, modification fees and similar items, if any, be deposited in the Distribution Account (such items constituting additional compensation payable to the Servicer). All funds deposited by the Servicer in the Distribution Account shall be held in trust until disbursed or withdrawn in accordance herewith. Except as expressly permitted, provided or required hereunder, the Servicer shall not sell, transfer or assign to any Person any interest (including any security interest) in amounts credited or to be credited to the Distribution Account or the Default Interest Account, or take any action towards that end, and shall maintain such amounts free of all liens, claims and encumbrances of any nature (other than liens created pursuant to this Agreement).

          (e) No later than two Business Days prior to each Distribution Date, the Servicer shall make withdrawals from the Distribution Account for the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

              (i) to withdraw any sums deposited in error in the Distribution Account and pay such sums to the Persons entitled thereto;

             (ii)  to reimburse the Servicer for the Mortgage
     Recording Tax Advance plus the Advance Interest Amount;

            (iii)  to reimburse the Servicer or Special
     Servicer, as applicable (as assignee of the Depositor in its capacity as beneficiary under the Mortgage), for the reasonable fees and expenses incurred by it pursuant to
     Section 18 of the Mortgage, plus interest thereon as the Advance Rate as if such amount were a Servicing Advance, from (1) Net Liquidation Proceeds with respect to a Liquidated Mortgaged Property or Foreclosed Property and from Foreclosure Proceeds (it being understood, except as set forth in the proviso to this sentence in the case of any such reimbursement, that the right of the Servicer to reimbursement shall be prior to the rights of the Certificateholders and that the amount reimbursable shall include interest on the amount advanced at the Advance
     Rate) and (2) from distributions pursuant to Paragraph
     Section 3(d)(ii) of the Cash Collateral Agreement, provided that such fees and expenses shall not be reimbursed from such Section 3(d)(ii) distributions with respect to any Distribution Date to the extent that such reimbursement would result in distributions to Certificateholders being less than the amounts of interest and principal due on the Certificates on such Distribution Date;

             (iv) to reimburse itself or the Trustee, as the case may be, from payments made by the Borrowers in respect of principal or interest due under the Mortgage Loan, from Net Liquidation Proceeds with respect to a Liquidated Mortgaged Property, Foreclosed Property or Defaulted Mortgage Loan and from Foreclosure Proceeds, for Interest Advances made by it or the Trustee, respectively, not previously reimbursed, including any Interest Advance previously made that the Servicer or the Trustee, as the case may be, has determined to be a Nonrecoverable Advance, plus the Advance Interest Amount, provided that Interest Advances (other than those determined to be Nonrecoverable Advances) and the Advance Interest Amount shall not be reimbursed with respect to any Distribution Date out of Monthly Interest Payments or Interest Advances to the extent that such reimbursement would result in distributions to Certificateholders being less than the amounts of interest and principal due on the Certificates on such Distribution Date (it being understood, in the case of any such reimbursement, that the right of the Trustee to reimbursement shall be prior to the right of the Servicer, and that the right of the Servicer shall be prior to the rights of the Certificateholders and that the amount reimbursable shall include interest on the amount advanced at the Advance
     Rate);

              (v) to reimburse itself or the Trustee, as the case may be, from payments made by the Borrowers in respect of defaulted payments due under the Mortgage Loan (other than any such payments in respect of principal of or interest on the Mortgage Loan), from Net Liquidation Proceeds with respect to a Liquidated Mortgaged Property or Foreclosed Property and from Foreclosure Proceeds, for Servicing Advances made by it, the Special Servicer or the Trustee, as the case may be, and not previously reimbursed (it being understood, in the case of any such reimbursement, that the right of the Trustee to reimbursement shall be prior to the rights of the Servicer, and the Servicer's right thereto shall be prior to the rights of the Certificateholders and that the amount reimbursable shall include interest on the amount advanced at the Advance Rate);

             (vi) to pay and reimburse the Trustee for its reasonable fees and unanticipated expenses related to its services hereunder, including but not limited to the amounts set forth in Section 8.6(b) hereof and Section 10.1(c) and (e) hereof, and the Servicer the amounts provided for in Section 6.3 hereof, in each case with interest on the amount advanced at the Advance Rate (it being understood that the Trustee's and the Servicer's rights thereto shall be prior to the rights of the Certificateholders);

            (vii) to reimburse or pay itself, the Depositor and the Trustee, other than from payments in respect of principal of or interest on the Mortgage Loan unless such amount would be a Nonrecoverable Advance, for any amounts specifically reimbursable or payable pursuant to the terms of this Agreement, including previously unreimbursed Servicing Advances and for the reasonable fees and expenses incurred by the Servicer pursuant to
     Section 18 of the Mortgage (other than those amounts provided for elsewhere in this Section 3.3(e) hereof), at the time specified in connection with such right to reimbursement or payment and not previously reimbursed or paid pursuant hereto, together with any interest thereon at the Advance Rate (it being understood that the Servicer's, the Depositor's and the Trustee's rights thereto shall be prior to the rights of the Certificateholders);

           (viii) to pay itself or the Special Servicer, as applicable, the Servicing Compensation (to the extent provided under Section 3.11 hereof) and unpaid Advance Interest Amount; and to pay the Trustee the Trustee Fee, together with interest on any portion of such amount that is past due at the Advance Rate from the date such outstanding amount was due to the date of payment thereof;

             (ix)  to pay any and all taxes imposed on the
     Trust REMIC by federal or state or local governmental authorities to the extent such taxes have not been paid pursuant to Section 10.5 hereof;

              (x)  to make any other payments for which
     withdrawal from the Distribution Account is authorized pursuant to this Agreement;

             (xi) to make payment to the Paying Agent not later than one Business Day prior to the Distribution Date for deposit by the Trustee pursuant to
     Section 3.3(f) into the Certificate Account of amounts to be paid to Certificateholders, including any Interest Advance, in the amounts directed by the Trustee; and

            (xii)  to clear and terminate the Distribution
     Account pursuant to Section 9.1 hereof.

          The Servicer shall keep and maintain separate accounting for the purpose of justifying any withdrawal from the Distribution Account.

          (f) On or before the Closing Date, the Paying Agent, on behalf of the Trustee for the benefit of the Certificateholders, shall establish a single Certificate Account. The Certificate Account shall at all times be an Eligible Account and shall relate solely to the Certificates, and the Paying Agent, on behalf of the Trustee, shall have the exclusive right to withdraw funds there-from. The Paying Agent, on behalf of the Trustee, shall deposit into the Certificate Account on the Business Day received all moneys from the Distribution Account pursuant to Section 3.3(e)(x) above. The Paying Agent shall make withdrawals from the Certifi-cate Account only for the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

              (i) to withdraw amounts deposited in the Cer-tificate Account in error and pay such amounts to the Persons entitled thereto;

             (ii) to make distributions to the Certificate-holders pursuant to Sections 4.1 (a) and (b); and

            (iii)  to clear and terminate the Certificate
     Account pursuant to Section 9.1.

          (g) On or before the Closing Date, the Paying Agent, on behalf of the Trustee for the benefit of the Certificateholders, shall establish the Default Interest Account, which shall at all times be an Eligible Account and relate solely to the Class A, Class B, Class C and Class D Certificates, and the Paying Agent, on behalf of the Trustee, shall have the exclusive right to withdraw funds therefrom. The Default Interest Account shall not be property of the Trust REMIC. The Servicer, on behalf of the Trustee, shall deposit into the Default Interest Account on the Business Day received all Default Interest collected on the Mortgage Notes and shall account separately for Default Interest collected on each Mortgage Note. The Trustee and the Paying Agent shall make withdrawals from the Default Interest Account only for the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

              (i)  to withdraw amounts deposited in the
     Default Interest Account in error and pay such amounts to the Persons entitled thereto;

             (ii) to make distributions of Default Interest to the Certificateholders pursuant to Section 4.1(c) hereof; and

            (iii)  to clear and terminate the Default
     Interest Account pursuant to Section 9.1 hereof.

          (h) Neither the Servicer, the Trustee nor the Paying Agent shall be liable for any failure to withdraw and pay any amounts pursuant to Section 3.3(e), (f) or (g), as the case may be, resulting from any determination made by them as to the priority of any payment in accordance with the terms of such Sections.

          Section 3.4 Escrow Account; Collection of Impositions, etc.. (a) If, under the terms of the Loan Documents, the Servicer shall be required to establish escrow or impound accounts (other than the Accounts), the Servicer shall, in addition to the Distribution Account, establish and maintain one or more sub-accounts, each of which shall be an Eligible Account and may be maintained on a ledger entry basis (each, an "Escrow Account") and shall deposit therein any collections of amounts received by the Servicer with respect to costs due for the account of the Borrowers. Subject to the terms of the Mortgage Notes and Mortgage, and further subject to applicable law, any funds in any Escrow Account shall be invested, at the risk of the Borrowers and at their written direction, in Permitted Investments maturing or redeemable by the holder thereof at par no later than the Business Day next preceding the day on which payments are required to be made out of such Escrow Account. None of the Depositor, the Servicer nor the Trustee shall be liable for any losses incurred on such Permitted Investments except to the extent due to their negligence, willful misconduct or fraud in maintaining custody of any such Permitted Investments or in determining whether any investment is Permitted Investment. All interest on amounts on deposit in any Escrow Account and income from such Permitted Investments shall be the property of the Borrowers and may be withdrawn therefrom at any time and from time to time in the discretion of the Borrowers. Any losses realized in connection with any such investment shall be for the account of the Borrowers which shall deposit the amount of such loss (to the extent not offset by income from other investments) in such Escrow Account one Business Day after receipt of written notice of such loss from the Servicer. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose and to the extent permitted by the Loan Documents) only (i) to effect timely payment of such costs in connection with the Mortgage Loan or to reimburse the Borrowers upon proof of payment of such costs, (ii) to refund to the Borrowers any sums determined to be overages,
(iii) to pay interest and investment income on Permitted Investments to the Borrowers to the extent permitted or required hereunder or required by law or any Mortgage Note or the Mortgage or (iv) to clear and terminate such Escrow Account on the termination of this Agreement. Any provision of the Mortgage regarding the accounts created pursuant thereto shall govern notwithstanding any inconsistency with any provision of this
Section 3.4.

          (b) The Servicer shall maintain accurate records with respect to each Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable in respect thereof (to the extent owing by the Borrowers). The Servicer, on behalf of the Trustee, shall effect payment of any items of expense required by the Mortgage to be paid by the Trustee on behalf of the Borrowers from the sources specified in the Mortgage. If not paid from amounts on deposit in accounts created pursuant to the Mortgage or the Cash Collateral Agreement or from amounts on deposit in an Escrow Account or otherwise paid by the Borrowers, the Servicer shall, subject to Section 3.1 hereof and Section 3.17(g) hereof, pay or cause to be paid all items referred to in the preceding two sentences (which amounts shall be Servicing Advances) when and as the same shall become due and payable, and shall be reimbursed therefor pursuant to Section 3.3(e)(iv) hereof.

          Section 3.5 Maintenance of Insurance and Errors and Omissions and Fidelity Coverage. (a) The Servicer shall use reasonable efforts to cause each Borrower to maintain, or cause the related Tenant pursuant to the terms of its Lease to maintain, for each Mortgaged Property all insurance required by the terms of the Mortgage in the amounts set forth therein and with insurers of the credit quality set forth therein. To the extent that the Borrowers nevertheless fail to maintain any hazard insurance, including flood insurance that the Borrowers are required to maintain, or in the event that any Mortgaged Property is converted into a Foreclosed Property, the Servicer, on behalf of the Trustee as Mortgagee, shall maintain for each Mortgaged Property all insurance required by the terms of the Mortgage in the amounts set forth therein to the extent such insurance is obtainable, unless the expense therefor would constitute a Nonrecoverable Advance. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property in accordance with the terms of the Mortgage) shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 3.3(e). The cost of any insurance provided pursuant to this section shall be a Servicing Advance, which shall be recoverable by the Servicer or the Trustee as a Servicing Advance pursuant to Section 3.3(e)(iv). The Servicer may reasonably rely on the information required in Section 5 of the Mortgage and may reasonably assume that each Mortgaged Property contains the average square footage and construction type as specified. Unless and to the extent the Servicer has reason to believe such information may be incorrect, the Servicer may use such information in its assessment of the adequacy of the insurance provided by the tenants and by the Borrowers using an appropriate estimator for insurance or other reasonable means of determining the adequacy of insurance. Any determination made by the Servicer pursuant to the foregoing two sentences shall be deemed to be made in accordance with Accepted Servicing Practices and the amount covered by any policy approved based on such determination shall be deemed to comply with this Section 3.5(a).

          (b) In the event that the Servicer shall obtain and maintain any policy of insurance pursuant to Section 3.5(a), such policy may contain a deductible clause, provided that if there is a loss which would have been covered by a policy complying with
Section 3.5(a) hereof, the Servicer shall deposit in the Distribution Account the lesser of the amount by which the cost of repair exceeds available insurance proceeds and the amount not otherwise payable under the policy obtained and maintained by the Servicer because of such deductible clause to the extent such deductible exceeds the deductible under a policy which would have been maintained pursuant to Section 3.5(a) hereof. Any such deposit by the Servicer shall be made on the Servicer Advance Date next preceding the Distribution Date upon which the proceeds represented by such deposit are required to be distributed to Certificateholders. In connection with its activities as administrator and servicer of the Mortgage Loan, the Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such policy. If the Servicer fails to obtain and maintain any insurance required to be obtained and maintained by it pursuant to Section 3.5(a) hereof, then in the event of a loss which would have been covered by such insurance, the Servicer shall restore the Mortgaged Property affected by such loss at its own cost and expense and the cost of such restoration shall not constitute a Servicing Advance or otherwise be recoverable from the Trust to the extent that such cost would have been recoverable under a policy required to be obtained and maintained by it pursuant to Section 3.5(a) hereof.

          (c) The Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy covering the Servicer's officers and employees and other persons acting on behalf of the Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by a prudent institutional commercial loan lender of its servicers. In the event that any such bond or policy ceases to be in effect, the Servicer shall obtain a comparable replacement bond or policy. Coverage of the Servicer under a policy or bond obtained by an Affiliate of the Servicer and providing the coverage required by this Section shall satisfy the requirements of this Section. Notwithstanding the foregoing, the Servicer shall be entitled to provide self-insurance or insurance through its Affiliate with respect to its obligation to maintain the blanket fidelity bond, and, so long as the long term unsecured debt obligations of the Servicer or such Affiliate are rated at least "A" by the Rating Agency (or such self-insurance by the Servicer or such Affiliate is otherwise acceptable to the Rating Agency), the Servicer shall be entitled to provide self-insurance or insurance through its Affiliate with respect to its obligation to secure an errors and omissions insurance policy.

          Section 3.6 "Due-on-Sale" Clauses; Releases; Assumptions. (a) To the extent the Mortgage Loan contains enforceable "due-on-sale" or "due-on-encumbrance" clauses, the Servicer shall enforce such clauses. The Servicer, on behalf of the Trustee, shall take the steps to release any Mortgaged Property from the lien of the Mortgage if conditions to the release of Mortgaged Property under Section 38(b) of the Mortgage have been met. To the extent that the Mortgage Loan contains a provision permitting the sale of the Mortgaged Property and the assumption of the Mortgage Loan by the purchaser of the Mortgaged Property if the consent of the Mortgagee is obtained, the Servicer, on behalf of the Trustee, shall consent to such transfer and assumption if all of the conditions to such sale and assumption set forth in the Mortgage Loan are satisfied.

          (b) Notwithstanding the foregoing or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by a Borrower of a Mortgaged Property or any assumption of the Mortgage Loan by contract or operation of law which the Servicer in good faith determines it may be restricted by law from preventing.

          Section 3.7 Realization Upon Mortgaged Properties; Extension of Balloon Payments on Mortgage Loan; Modification, Amendment or Waiver of Mortgage Loan. (a) The Servicer shall, consistent with Accepted Servicing Practices, the provisions of Sections 3.7(c), (d) and (e) and the provisions of the Mortgage, institute collection procedures and foreclose upon or otherwise comparably convert the ownership of the Mortgaged Property upon the occurrence of a Mortgage Event of Default, as permitted under the Mortgage. In connection with such foreclosure or other conversion, the Servicer shall employ Accepted Servicing Practices, including preserving its rights to all available remedies.

          Notwithstanding the preceding paragraph, (i) the Servicer, upon an actual default by the Borrowers in making any of the Balloon Payments on the Scheduled Maturity Date but prior to commencement of foreclosure, shall in writing request that the Trustee notify in writing the Certificateholders of such failure to pay, (ii) within five Business Days of its receipt of such request, the Trustee shall so notify the Certificateholders, including notice that unless within 30 days of the mailing of the Servicer's request to the Trustee the Trustee has received written instruction from all of the Holders of Class A, Class B, Class C and Class D Certificates affected by such failure to pay, instructing the Servicer (1) to forebear from exercising such remedies and (2) to extend the due date of the Balloon Payments, the Servicer shall promptly commence foreclosure, and (iii) if within such 30-day period the Trustee has received such written instruction from Holders from each Class of Certificates affected by any extension of a Balloon Payment and each Class junior in right to payment of such Class, then in such case the Servicer shall forebear from exercising such remedies, modify the Mortgage Notes, subject to
Section 3.7(d) hereof, to extend the Balloon Payments to a date that is not more than one year after the Scheduled Maturity Date and notify the Rating Agency in writing of such extension and the date thereof.

          During the period that the Trust Fund holds a Foreclosed Property, Foreclosure Proceeds and any other amounts received with respect to such Foreclosed Property (including any Liquidation Proceeds received prior to the time the Mortgaged Property becomes a Liquidated Mortgaged Property) shall be applied, after payment of any related expenses (including any taxes owed pursuant to the REMIC Provisions), first, to reimburse any Advance with respect to such Mortgaged Property together with Advance Interest thereon, second, to pay interest currently due or deemed to be due on the Mortgage Loan Principal Balance and, third, to reduce the Mortgage Loan Principal Balance.

          (b) Notwithstanding the foregoing, the Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.7(b) or otherwise unless either:

              (i)  such personal property is incidental to
     real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Servicer for the benefit of the Trust Fund; or

             (ii)  the Servicer shall have requested and
     received a Nondisqualification Opinion, at the expense of the Trust Fund (provided such expense may be expended by the Servicer subject to reimbursement as a Servicing Advance pursuant to Section 3.3(e)(iv) hereof) with respect to the holding of such property.

          (c) Notwithstanding the provisions of Sections 3.8(a) and 3.7(d) hereof, upon the occurrence of a Monetary Default due solely to the failure by the Borrowers to pay interest (other than Default Interest) on the Mortgage Loan on any Due Date, and a determination in good faith by the Servicer (such determination to be final, conclusive and binding on the Trustee and Certificateholders) that any Interest Advance necessary to cover the resultant shortfall would be a Nonrecoverable Advance, the Servicer shall accelerate the Mortgage Loan and, if the Mortgage Loan is not immediately paid in full, pursue foreclosure remedies with respect to the Mortgaged Property in accordance with applicable law.

          (d) In the event that a material Monetary Default with respect to the Mortgage Loan has occurred, if the Servicer determines that a modification, waiver or amendment of the terms of the Mortgage Loan is reasonably likely to produce a greater recovery on a present value basis than foreclosure or other liquidation of the Mortgaged Properties, then, the Servicer may, but is not required to, agree to a modification, waiver or amendment of any of the terms of the Mortgage Loan; provided, however, that the Servicer agrees not to permit any modification with respect to the Mortgage Loan that would (i) change the rate of interest on the related Mortgage Notes, (ii) extend, except as otherwise provided in Section 3.7(a) hereof, the maturity date of such Mortgage Loan, (iii) defer payment of interest due on the related Mortgage Notes, (iv) forgive any principal or interest thereof or (v) affect the priority of the Mortgage or any other Loan Documents, unless the Servicer has notified the Trustee and directed the Trustee in writing to notify the Certificateholders of such proposed modification and the Trustee has notified the Servicer that such modification has been approved by all of the Holders of each Class of Certificates affected by such modification and each Class junior in right of payment of such Class; and provided, that no such modification shall release, or affect the priority of, the lien of the Mortgage or any Loan Documents on any Mortgaged Property or substitute a property for a Mortgaged Property unless the Servicer has obtained a Nondisqualification Opinion with respect to such modification, which opinion shall be obtained at the expense of the Trust Fund (provided such expense may be expended by the Servicer as a Servicing Advance subject to reimbursement pursuant to Section 3.3(e)(iv) hereof).

          Subject in all respects to the provisions of the preceding paragraph, (1) upon the occurrence of a Mortgage Event of Default (including non-payment of any amount due under the Mortgage Loan on the Scheduled Maturity Date) or (2) upon the notification by the Borrowers to the Servicer within 90 days of the Scheduled Maturity Date that they will not make the Balloon Payments in full when due and the determination by the Servicer that default on the Mortgage Notes is imminent, if the Servicer determines that a modification, waiver or amendment of the terms of the Mortgage Loan is reasonably likely to produce a greater recovery on a present value basis than foreclosure or other liquidation of one, some or all of the Mortgaged Property, then the Servicer shall in writing request that the Trustee notify the Holders of the Class A, Class B, Class C and Class D Certificates to such effect. The Trustee shall, within five Business Days of receiving such request, so notify such Certificateholders, which notice shall include notification that written consent is required by Holders of in excess of 50% in the case of clause (1) above and 100% in the case of clause (2) above of the Aggregate Certificate Balance of each Class of Certificates (other than the Class R Certificates) affected by such modification, waiver or amendment (and in the case of clause (2) above, each Class junior in right to payment of such Class), for the Servicer to effect such proposed waiver, modification or amendment, and that the Certificateholders who fail to respond in writing within 40 days of the date of the Servicer's notice to the Trustee shall be deemed to have declined such proposed modification, amendment or waiver. The Trustee, having so notified such Certificateholders in writing and having obtained the consent thereto of the Holders of in excess of 50% in the case of clause (1) above and 100% in the case of clause (2) above, of the Aggregate Certificate Balance of each Class of Certificates (other than the Class R Certificate) affected by such modification, waiver or amendment (and, in the case of clause (2) above, each Class junior in right to payment of such Class), may permit such modification, waiver or amendment; provided that if any of such Certificateholders fails to respond in writing within 40 days from the date the Servicer so notifies the Trustee, such Certificateholder shall be deemed to have declined to allow such proposed modification, waiver or amendment. Notwithstanding anything to the contrary set forth above, (A) the Balloon Payments may not be extended to a date that is more than one year after the Scheduled Maturity Date and (B) no modification, waiver or amendment shall release the lien, or affect the priority of, the Mortgage or any Loan Documents on any of the Mortgaged Property or substitute a property for a Mortgaged Property or alter in any material respect any provision of the Mortgage or any other Loan Document unless with respect to this clause (B), (i) the Trustee has obtained, at the expense of the Borrowers, a Nondisqualification Opinion with respect to such modification, waiver or amendment or (ii) the consent of all of the Certificateholders affected by such modification, waiver or amendment and each Class junior in right to payment of such Class is obtained. The Servicer shall notify in writing the Rating Agency promptly upon effecting such modification, waiver or amendment.

          (e) Notwithstanding the provisions of Section 3.7(a) hereof, the Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result or in lieu of foreclosure or other legal process in connection with a default, and shall not otherwise acquire possession of, or take other action with respect to, any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Trust Fund, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Servicer has also previously determined in accordance with Accepted Servicing Practices, based on a report prepared in accordance with Section 3.7(f) hereof (a copy of which report, which shall include an estimate of the cost of remediation to the extent that cost of remediation can be estimated, shall be delivered to the Trustee), that:

              (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions;

             (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

            (iii) if the Servicer has so determined and has so certified to the Trustee, based on satisfaction of the criteria in clauses (i) and (ii) above, that it would be in the best economic interest of the Trust Fund to take any of the actions specified in clauses (i) or (ii) above, and if the cost of taking such actions would be in excess of $100,000, the Servicer has notified the Trustee, setting forth in reasonable detail the reasons for its determination, which, in turn, shall notify the Holders of the Class A, Class B, Class C and Class D Certificates of such proposed action, and the Trustee has received and delivered to the Servicer written instructions from all of the Holders of such Certificates directing it to take such action and the Trustee has not given the Servicer directions not to take such action based upon the Trustee's reasonable opinion that there would be a likelihood of its individual liability resulting from such action against which the Trustee would not receive indemnification hereunder, or, if indemnified, that there would not be sufficient assets available to fully pay the Trustee's damages, losses, costs and expenses.

          The cost of any such compliance, containment, clean-up or remediation may be withdrawn from the Distribution Account by the Servicer as an expense of the Trust Fund to the extent not otherwise provided for under the Loan Documents. The Servicer, consistent with Accepted Servicing Practices, shall pursue any remedies available under the Loan Documents and any recoveries in connection therewith shall be deposited in the Distribution Account. The Servicer shall have no obligation hereunder to expend any of its own funds to pursue any such remedies.

          (f)   The environmental site assessments contemplated by
Section 3.7(e) hereof shall be prepared by any Independent Person who regularly conducts environmental site assessments for purchasers of comparable properties and who has had not less than five years experience in such matters, as determined by the Servicer in a manner consistent with Accepted Servicing Practices. The cost of preparation of any environmental assessment shall be reasonable for such reports and shall be advanced by the Servicer as an expense of the Trust Fund, unless the Servicer determines that such Advance would be a Nonrecoverable Advance and the Servicer shall be reimbursed therefor as a Servicing Advance pursuant to Section 3.3(e)(iv) hereof.

          (g) If the Servicer determines, pursuant to Section 3.7(e) hereof, that taking such actions as are necessary to bring any Mortgaged Property with respect to which foreclosure is contemplated into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, clean-up, removal or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a present value basis than not taking such actions, and the Servicer has not received contrary directions from Certificateholders or the Trustee as set forth in Section 3.7(e)(iii) directing the Servicer not to take such actions, then the Servicer shall take such actions consistent with Accepted Servicing Practices as it deems to be in the best economic interests of the Trust Fund, including without limitation releasing the lien of the Mortgage with respect to the affected Mortgaged Property if it shall have either (i) obtained a Nondisqualification Opinion or (ii) if such opinion cannot be obtained, the consent from all of the Holders of Class A, Class B, Class C and Class D Certificates (in connection with which the Trustee shall forward to such Certificateholders written notice from the Servicer that the Nondisqualification Opinion could not be obtained). Any expenditure made by the Servicer pursuant to this paragraph (g) shall constitute a Servicing Advance. Neither the Trustee nor the Servicer shall be obligated to take any action or not take any action pursuant to this paragraph (g) at the direction of such Certificateholders unless such Certificateholders agree to indemnify the Trustee or the Servicer, as the case may be, with respect to such action or inaction.

          Section 3.8 Trustee to Cooperate; Release of Items in Mortgage File. From time to time and as appropriate for the servicing or foreclosure of any Mortgaged Property, the Trustee (or the Mortgage Custodian unless otherwise notified by the Trustee) shall, upon request of the Servicer and delivery to the Trustee (or the Mortgage Custodian) of a trust receipt in the form of Exhibit
K hereto, release or cause to be released any items from the Mortgage File to the Servicer. Upon receipt of written instructions executed by a Servicing Officer, substantially in the form of Exhibit L hereto, the Trustee shall execute such documents furnished to it as are set forth in such instructions as necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return such items to the Trustee (or the Mortgage Custodian) when the need therefor by the Servicer no longer exists.

          Section 3.9  Title and Management of Foreclosed Property.
(a) In the event that title to any Mortgaged Property is acquired by the Servicer for the benefit of Certificateholders in foreclosure or by deed-in-lieu of foreclosure or other legal process in connection with a default, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders. The Servicer shall consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to any Mortgaged Property. The Servicer, on behalf of the Trust Fund, shall sell any Foreclosed Property as expeditiously as possible, but in all events within the time period, and subject to the conditions, set forth in Section 10.2. Subject to Section 10.2, the Servicer shall manage, conserve, protect and operate each Foreclosed Property for the Certificateholders solely for the purpose of its prompt disposition and sale. Any expenditure made by the Servicer pursuant to this Section 3.9(a) shall constitute a Servicing Advance.

          (b) If the Trust Fund acquires any Foreclosed Property, the Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection therewith as are consistent with Accepted Servicing Practices and the REMIC Provisions and, consistent therewith, shall advance from its own funds, which amounts shall be Servicing Advances, to the extent that Foreclosure Proceeds are insufficient for such purpose:

              (i) all insurance premiums due and payable in respect of such Foreclosed Property;

             (ii)  all Impositions in respect of such
     Foreclosed Property that could result or have resulted in the imposition of a lien thereon;

            (iii) all ground rental payments, if applicable, with respect to the Foreclosed Property; and

             (iv)  all costs and expenses necessary to
     maintain, operate (on an interim basis), and sell such Foreclosed Property;

if, but only if, the Servicer would make such an advance if it owned such Foreclosed Property, and if such advance would not be a Nonrecoverable Advance.

          (c) The Servicer may, and shall, to the extent required pursuant to Article X hereof, contract with any Independent
Contractor for the operation and management of any Foreclosed
Property, provided that:

              (i)  the terms and conditions of any such
     contract shall not be inconsistent with this Agreement;

             (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Foreclosed Property and otherwise comply with the provisions of Section 856 of the Code (and the regulations thereunder, and in particular Treasury Regulation Section 1.856-4(b)(5)) and (B) deposit on a daily basis all amounts payable to the Trust Fund in accordance with the contract between the Servicer on behalf of the Trustee and the Independent Contractor in an Eligible Account;

            (iii) none of the provisions of this Section 3.9(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of Certificateholders with respect to the operation and management of any such Foreclosed Property; and

             (iv)  the Servicer shall be obligated with
     respect thereto to the same extent as if it alone was performing all duties and obligations in connection with the operation and management of such Foreclosed Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. Any expenditure made by the Servicer pursuant to this Section 3.9(c) shall constitute a Servicing Advance.

          Section 3.10 Sale of Foreclosed Properties. (a) The Servicer may offer to sell to any Person any Foreclosed Property if and when the Servicer determines, consistent with Accepted Servicing Practices, that such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any Foreclosed Property no later than the time determined by the Servicer to be sufficient to result in the sale of such Foreclosed Property on or prior to the date specified in Section
10.2 hereof. The Servicer shall give the Trustee not less than five days' prior written notice of its intention to sell any Foreclosed Property, and shall accept the highest cash bid received from any Person (which Person shall certify in its bid as to whether it is an Interested Person) for any Foreclosed Property in an amount at least equal to the sum of:

              (i) the Allocated Loan Amount allocated to the Foreclosed Property;

             (ii)  all unpaid interest accrued thereon,
     including Default Interest; and

            (iii)  all unpaid Servicing Compensation,
     Advances and expenses.

In the absence of any such bid, the Servicer shall accept the highest cash bid received from any Person other than the Trustee that is determined to be a fair price for such Foreclosed Property by the Servicer, if the highest bidder is a Person other than an Interested Person, or by the Trustee (as set forth in Section 3.10(b) hereof), if the highest bidder is an Interested Person. In the absence of any cash bid determined to be fair as aforesaid, the Servicer shall offer the affected Foreclosed Property for sale to any Person, other than an Interested Person, in a commercially reasonable manner for a period of not less than 10 or more than 30 days, and shall accept the highest cash bid received therefor in excess of the highest bid previously submitted. If no such bid is received, any Interested Person may resubmit its original bid, and the Servicer shall accept the highest outstanding cash bid, regardless of from whom received, provided that, if an Interested Person is the Servicer, a bid by such Interested Person shall be subject to the provisions of Section 3.10(b) hereof. No Interested Person shall be obligated to submit a bid to purchase any Foreclosed Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Foreclosed Property pursuant hereto. Neither the Borrowers nor the Depositor shall be permitted to purchase any Foreclosed Property.

          The Servicer shall not be obligated by the foregoing paragraph or otherwise to accept the highest cash bid if the Servicer determines, in accordance with Accepted Servicing Practices, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Servicer may accept a lower bid if it determines, in accordance with Accepted Servicing Standards, that the prospective buyer making the lower bid is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower bid are more favorable. The Servicer shall in no event sell a Foreclosed Property other than for cash. In the event that the Servicer determines with respect to any Foreclosed Property that the bids that are being, or that are likely to be, made with respect thereto are not or would not be in the best interests of the Certificateholders and that the end of the two-year period referred to in Section 10.2(b) hereof with respect to such Foreclosed Property is approaching, the Servicer shall seek an extension of such two-year period in the manner described in Section 10.2(b) hereof.

          (b) In determining whether any bid received from an Interested Person represents a fair price for any Foreclosed Property, the Trustee shall rely on the opinion of an Appraiser retained by the Trustee at the expense of the Trust Fund (as a Liquidation Expense). In determining whether any bid constitutes a fair price for any Foreclosed Property, the Trustee shall take into account, and any Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the Mortgage Loan, the financial standing of the tenants of the affected Mortgaged Property, the physical condition of the affected Mortgaged Property, the state of the local economy and the Trust Fund's obligation to dispose of any Foreclosed Property within the time period specified in Section
10.2 hereof.

          (c) Subject to the provisions of Sections 3.10 and 10.2 hereof, the Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Foreclosed Property, including the collection of all amounts payable in connection therewith. Any sale of any Foreclosed Property shall be without recourse to the Trustee, the Depositor, the Servicer, the Trust Fund, or any other Person, and if consummated in accordance with the terms of this Agreement, neither the Servicer, the Depositor nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price thereof or accepted by the Servicer or the Trustee.

          (d)   Amounts expended by the Servicer pursuant to this
Section 3.10 hereof shall constitute Servicing Advances.

          Section 3.11 Servicing Compensation. (a) The Servicer shall be entitled to retain or, if not retained, to withdraw from the Distribution Account (as an amount deposited therein in error) as servicing compensation its Servicing Fee out of each payment on the Mortgage Loan. To the extent that any Servicing Fee for any month is not paid by the Servicer Remittance Date, such Servicing Fee shall constitute an Interest Advance. In addition, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the Mortgage Notes, any late payment charges (other than Default Interest), assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges, or similar items. The Servicer shall be entitled to direct the Paying Agent to pay on any Distribution Date the Servicing Fee and any such other amounts payable to the Servicer by withdrawal from the Certificate Account (as an amount deposited therein in error) to the extent that payments have been received with respect to the Mortgage Loan. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including, but not limited to, the fees and expenses of any Sub-Servicer required to be paid by the Servicer pursuant to the related Sub-Servicing Agreement, bank transfer charges, and, if applicable, the blanket fidelity bond and errors and omissions policy required by Section 3.5 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

          (b) The Special Servicer shall be entitled with respect to each Special Servicing Period to the Special Servicing Fee, which shall be payable from amounts on deposit in the Distribution Account as set forth in Section 3.3(e)(vii) hereof. To the extent that any Special Servicing Fee for any month is not paid by the Servicer Remittance Date, such Special Servicing Fee shall constitute a Servicing Advance. The Special Servicer shall pay all expenses incurred by it in connection with its routine servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically permitted by this Agreement.

          (c) In addition to other Servicer and Special Servicer compensation provided for in this Agreement and not in lieu thereof, the Special Servicer shall be entitled to the REO
Disposition Fee, payable out of the related Liquidation Proceeds or proceeds of any sale of the Mortgaged Loan after a Mortgaged Event of Default and acceleration of the Mortgage Notes.

          (d) No transfer, sale, pledge or other disposition of the Servicer's right to receive all or any portion of the Servicing Compensation or other amounts which the Servicer is entitled to receive hereunder shall be made, and any such attempted transfer, sale, pledge or other disposition shall be void, unless such transfer is made to a successor servicer or a successor Special Servicer in connection with the assumption by such successor servicer of the duties hereunder pursuant to Section 7.5 hereof and all (and not a portion) of the Servicing Compensation are transferred to such successor servicer.

          (e) The Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Sections 1.860G-1(b)(3)(iii) and 1.860G-2(c)(2). Such expenses shall include, by way of example, environmental assessments and appraisals required as a condition to foreclosure and expenses incurred in soliciting Certificateholder input upon the occurrence and continuance of a Mortgage Event of Default.

          (f) Subject to the requirements of Section 3.17 hereof, no provision of this Agreement or of the Certificates shall require the Servicer, the Special Servicer or the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if in the good faith business judgment of the Servicer, the Special Servicer or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loan, or from adequate indemnity against such risk or liability from other assets comprising the Trust Fund.

          Section 3.12 Reports to the Trustee; Distribution and Other Account Statements. (a) Not later than 20 days after each Distribution Date, the Servicer shall forward to the Trustee, the Rating Agency and the Depositor a statement, setting forth the status of the Distribution Account, the Default Interest Account and of all Accounts established under the Mortgage and the Cash Collateral Agreement (to the extent such information is received from the Collateral Agent) as of the close of business on the related Distribution Date or Due Date (as applicable) showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Distribution Account and the Default Interest Account and the aggregate of deposits into and withdrawals from such Accounts in accordance with the Mortgage and the Cash Collateral Agreement (to the extent such information is received from the Collateral Agent). Copies of such statement shall be provided by the Trustee to any Certificateholder upon request to the Trustee, provided the Trustee has received such statement.

          (b) The Servicer shall deliver to the Trustee no later than 11:00 a.m. two Business Days prior to each Distribution Date,
(i) the Servicer Remittance Report with respect to such Distribution Date and (ii) a written statement of required Interest Advances for such Distribution Date and total Advances outstanding as of such Distribution Date. The Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Servicer or the Special Servicer pursuant to this Agreement. The Servicer and the Special Servicer shall have no liability with respect to any information contained in the Servicer Remittance Report to the extent such information (A) was not prepared by the Servicer or the Special Servicer or (B) was prepared by the Servicer based on information provided by a third party (other than a Sub-Servicer or other agent of the Servicer), provided that at the time of delivery the Servicer had no actual knowledge that any such information was incorrect in any material respect.

          (c) The Servicer shall deliver to the Trustee no later than 11:00 a.m. two Business Days after the occurrence of an Event of Default (other than an Event of Default described in Section 7.1
(g) hereof) or a Mortgage Event of Default, written notice thereof including the nature of such Event of Default or Mortgage Event of Default.

          Section 3.13 Annual Statement as to Compliance. The Servicer will deliver to the Trustee and the Depositor, on or before April 30 of each year, beginning April 30, 1997, an Officer's Certificate stating as to each signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year (or during the period from the Closing Date until the end of the preceding calendar year in the case of the first such certificate) and of performance under this Agreement has been made under such officer's supervision; (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such period, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof; and (c) whether the Servicer has received any notice regarding qualification or challenging the status of the Trust REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body. Copies of such statement shall be provided by the Servicer to the Rating Agency, the Trustee and to any Holder of Certificates upon request, or by the Trustee at the Servicer's expense if the Servicer shall fail to provide such copies and a Responsible Officer of the Trustee is aware of such request and that the Servicer has not so provided copies, provided the Trustee has received such statement. If the long-term or short-term unsecured debt obligations of the Servicer have been rated by the Rating Agency, such statement shall be accompanied by a statement of such rating or ratings, or if such obligations are not rated by the Rating Agency, such statement shall be accompanied by a statement of all the outstanding ratings of the Servicer's obligations from any other rating agency.

          Section 3.14 Annual Independent Public Accountants' Servicing Report. On or before April 30 of each year, beginning April 30, 1997, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Depositor and the Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans substantially similar to the Mortgage Loan for the preceding calendar year (or during the period from the Closing Date until the end of the preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted in all material respects substantially in compliance with generally accepted auditing standards and the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm is of the opinion that such servicing during such period has been conducted in compliance with agreements substantially similar to this Agreement except for such exceptions that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report, in which case such exceptions shall be set forth in such statement. Copies of such statement shall be provided by the Trustee to Certificateholders upon written request.

          Section 3.15 Access to Certain Documentation Regarding the Mortgage Loan. Upon reasonable advance notice, the Servicer will provide reasonable access during its normal business hours at its offices to the Trustee to all information and documentation in its possession with respect to the Trust Fund and to each Certificateholder which is a savings and loan association, bank or insurance company to certain reports and to information and documentation (other than information or documentation which is confidential or proprietary) regarding the Mortgage Loan sufficient to permit such Certificateholder, the Office of Thrift Supervision, the FDIC, the supervisory agents and the examiners of any such entity to comply with applicable regulations of the Office of Thrift Supervision or other regulatory authorities with respect to investment in the Certificates. Any such reports, information or documentation shall also be available to any other Certificateholders who so request. The failure of the Servicer to provide access pursuant to this Section 3.15 shall not constitute a breach by the Servicer hereunder if the Servicer determines in its reasonable discretion that such access would breach the Servicer's confidentiality requirements or applicable securities laws.

          The Servicer shall provide any inquiring savings and loan association, bank or insurance company desiring to purchase a Certificate with information as to the location of the Mortgaged Properties and, at the reasonable request of such association, bank or insurance company, shall, to the extent reasonably available to the Servicer, furnish to such inquiring entity specific information sufficient to enable it to determine the extent, if any, to which the Mortgaged Properties (x) are outside such entity's regular lending area or normal lending territory (as such terms are defined in the applicable regulations of such entity's regulatory authority) and (y) must be included in percentage of assets limitations or other restricted investment categories to which such entity may be subject. Any such information shall also be available to any other Certificateholders who so request. The requesting parties shall pay the reasonable fees of the Servicer and out-of-pocket expenses incurred by the Servicer in connection with any request under this Section 3.15. The Servicer and the Special Servicer shall have no liability with respect to any such information to the extent such information (i) was not prepared by the Servicer or (ii) was prepared by the Servicer based on information provided by a third party (other than a Sub-Servicer or other agent of the Servicer), provided that at the time of delivery the Servicer had no actual knowledge that any such information was incorrect in any material respect.

          Section 3.16 Inspections. The Servicer shall inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with Accepted Servicing Practices.

          Section 3.17 Advances. (a) On or before each Servicer Advance Date, the Servicer shall make any necessary Interest Advance by depositing in the Distribution Account pursuant to
Section 3.3(d)(v) hereof an amount equal to the amount of the Interest Advance.

          (b) It is understood that the obligation of the Servicer to make Advances is mandatory and shall continue to apply following any modification of the Mortgage Loan pursuant to Section 3.7(d) hereof to the extent that the payments due on the Mortgage Loan, as modified, are not made, and through any court appointed stay period or similar payment delay resulting from any insolvency of a Borrower or related bankruptcy, notwithstanding any other provision of this Agreement, other than the requirement of recoverability pursuant to the definition of a Nonrecoverable Advance, and shall continue, subject to such requirement of recoverability until the earliest of (i) the Final Certificate Distribution Date, (ii) the payment in full of the Mortgage Loan upon prepayment or in accordance with the original terms thereof or as amended or restructured in accordance herewith, in bankruptcy or otherwise or (iii) the date on which all Mortgaged Properties become Liquidated Mortgaged Properties; provided, however, that in no event shall the Servicer be required to advance any Nonrecoverable Advance.

          (c) With respect to the Mortgage Loan (which, for this purpose, shall not include any Foreclosed Property), the Servicer, in addition to making Interest Advances, shall advance an amount, which amount shall be a Servicing Advance, on behalf of the Borrowers, if (i) the Borrowers have defaulted on an obligation to pay such amount pursuant to the Mortgage Notes or Mortgage, (ii) the Servicer has reasonably determined that payment of such amount is reasonably necessary to protect the Trust Fund's security interest in the Mortgaged Property and (iii) such amount will not be a Nonrecoverable Advance. In the event that the Servicer proposes to make a Servicing Advance pursuant to this Section 3.17 other than for taxes, insurance premiums required by the Mortgage to be maintained by the Borrowers, or other expenses which, if not paid, would directly and adversely affect the Mortgagee's security interest in the Mortgaged Property, the Servicer shall obtain a Nondisqualification Opinion (the cost of which shall be a Servicing Advance) with respect to such Servicing Advance, and shall require the Borrowers to reimburse the amount of such Servicing Advance.

          (d) In the event that the Servicer fails to make an Interest Advance required to be made pursuant to this Agreement on or before 4:00 p.m., New York time, on the Servicer Advance Date, such failure shall constitute an Event of Default. Upon such a failure, the Trustee shall deposit the amount of such Interest Advance in the Certificate Account no later than 10:00 am on the Business Day next following such Servicer Advance Date. Notwithstanding the foregoing, the Servicer has the right, which shall be available no more than one time in any 12-month period, to cure such an Event of Default if the Servicer notifies the Trustee by facsimile transmission by 9:30 a.m. on the related Distribution Date that it intends to make such Interest Advance by 10:00 a.m. on such Distribution Date and makes such Interest Advance by such time, and in the event that the Servicer fails to make such Interest Advance by 10:00 a.m., the Trustee is required immediately to make such Interest Advance and to notify the Servicer that its failure constitutes an Event of Default hereunder. In addition, in the event that the Servicer fails to make a Servicing Advance required to be made pursuant to this Agreement, the Trustee shall make such Servicing Advance promptly upon assuming the duties of the Servicer in accordance with Section 7.5(a) hereof. The Trustee shall be entitled to reimbursement for each Advance made by it from the same sources as those from which the Servicer would have been entitled to be reimbursed had the Servicer made such Advance (and with priority over any and all amounts then or thereafter reimbursable to the Servicer).

          (e) In no event shall the Servicer (or, or as described in clause (d) above, the Trustee) be obligated to make any Advance with respect to Balloon Payments or to make any Advance which would constitute a Nonrecoverable Advance; provided, however, at the option of the Servicer and in the Servicer's sole discretion, the Servicer may make a Servicing Advance notwithstanding that such Servicing Advance would constitute a Nonrecoverable Advance, if the Servicer provides to the Trustee an Officer's Certificate stating that the Servicer has determined that in its good faith judgment such Servicing Advance most likely would increase Liquidation Proceeds over the amount of Liquidation Proceeds that would have been realized if such expense were not incurred.

          (f) Notwithstanding the foregoing obligations of the Trustee to make any Advance required to have been made by the Servicer but not so made, the Trustee shall have the same right, subject to the same standard, as the Servicer to determine that such Advance, if made, would constitute, or any Advance previously made constitutes, a Nonrecoverable Advance, and the right to refuse to make such a Nonrecoverable Advance and to reimbursement of any such Nonrecoverable Advance (to the extent made) with interest thereon at the Advance Rate.

          (g) The Servicer hereby agrees that upon the failure of the Borrowers to pay the Mortgage Recording Taxes, or any portion thereof, the Servicer shall make the Mortgage Recording Tax Advance within ten Business Days of receipt of notice from the Trustee that such Mortgage Recording Tax Advance is required.

          (h) The rights of the Servicer or the Trustee to be reimbursed for all Advances and the Advance Interest Amount shall be an obligation of the Trust Fund reimbursable in accordance with Sections 3.3(e)(iii), 3.3(e)(iv) and 3.3(e)(v) hereof and shall, subject to the limitations of this Agreement as to the timing and source of such reimbursement, be prior to the rights of Certificateholders to receive distributions on their Certificates.

          Section 3.18  Reports of Foreclosures of Mortgaged
Property. Each year beginning in 1996, the Servicer shall prepare and deliver to the Trustee in a timely manner the reports of foreclosures and abandonments of any Mortgaged Property required by
Section 6050J, 6050P and 6050 of the Code.

          Section 3.19 Realization on Mortgage Collateral Security. In connection with the enforcement of the rights of the Trustee, the Servicer and the Mortgage Custodian under the Mortgage Notes and the Mortgage, the Servicer and the Trustee shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Trustee (the cost of which shall be reimbursed pursuant to Section 3.3(e) hereof), take any action that could result in the failure of the Trust REMIC to qualify as a REMIC while any Regular Interests are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificates in connection with which the possibility of disqualification shall be disclosed. Any expenditure made by the Servicer pursuant to this Section 3.19 shall constitute a Servicing Advance.


                           ARTICLE IV

        PAYMENTS AND STATEMENTS TO THE CERTIFICATEHOLDERS

          Section 4.1 Distributions. (a) On each Distribution Date, the Paying Agent shall make distributions in the following order of priority, in each case to the extent of the amount deposited by the Trustee in the Certificate Account pursuant to
Section 3.3 hereof, other than Voluntary Prepayments, which shall be distributed in accordance with Sections 4.1(b) hereof:

              (i)  to the Holders of the Class A, any
     outstanding Interest Shortfalls owed to Holders of such Class;

             (ii)  to the Holders of the Class A
     Certificates, interest accrued on the outstanding Class
     A Certificate Balance (not including Default Interest on the underlying Mortgage Note) during the related Interest
     Accrual Period at the Class A Certificate Rate;

            (iii)  to the Holders of the Class B
     Certificates, any outstanding Interest Shortfalls owed to Holders of such Class;

             (iv)  to the Holders of the Class B
     Certificates, interest accrued on the outstanding Class B
     Certificate Balance (not including Default Interest on the underlying Mortgage Note) during the related Interest
     Accrual Period at the Class B Certificate Rate;

              (v)  to the Holders of the Class C
     Certificates, any outstanding Interest Shortfalls owed to Holders of such Class;

             (vi)  to the Holders of the Class C
     Certificates, interest accrued on the outstanding Class C
     Certificate Balance (not including Default Interest on the underlying Mortgage Note) during the related Interest
     Accrual Period at the Class C Certificate Rate;

            (vii)  to the holders of the Class D
     Certificates, any outstanding Interest Shortfalls owed to holders of such Class;

           (viii)  to the holders of the Class D
     Certificates, interest accrued on the outstanding Class
     D Certificate Balance (not including Default Interest on the underlying Mortgage Note) during the related Interest
     Accrual Period at the Class D Certificate Rate;

             (ix)  to the Holders of the Class R
     Certificates, the interest earned on the funds on deposit in the Distribution Account;

              (x)  to the Holders of the Class A
     Certificates, principal equal to the lesser of (A) the outstanding Class A Certificate Balance and (B) the sum of the Balloon Payments, Unscheduled Payments and any other amounts paid on or with respect to the Mortgage Loan and available for distribution on such Distribution Date;

             (xi) after the Class A Certificate Balance has been reduced to zero, to the Holders of the Class B Certificates, principal equal to the lesser of (A) the outstanding Class B Certificate Balance and (B) the sum of the Balloon Payments, Unscheduled Payments and any other amounts paid on or with respect to the Mortgage Loan and available for distribution on such Distribution Date;

            (xii) after the Class B Certificate Balance has been reduced to zero, to the Holders of the Class C Certificates, principal equal to the lesser of (A) the outstanding Class C Certificate Balance and (B) the sum of the Balloon Payments, Unscheduled Payments and any other amounts paid on or with respect to the Mortgage Loan and available for distribution on such Distribution Date; and

           (xiii) after the Class C Certificate Balance has been reduced to zero, to the holders of the Class D Certificates, principal equal to the lesser of (A) the outstanding Class D Certificate Balance and (B) the sum of the Balloon Payments, Unscheduled Payments and any other amounts paid on or with respect to the Mortgage Loan and available for distribution on such Distribution Date; and

            (xiv) after the Class D Certificate Balance has been reduced to zero, to the Holders of the Class R
     Certificates, the balance, if any, including any interest earned on the funds on deposit in the Distribution
     Account.

          (b) On each Distribution Date, the Paying Agent shall make distributions of the amount of any Voluntary Prepayment paid by the Borrowers on the Mortgage Loan and deposited in the Certificate Account pursuant to Section 3.3(d)(i) hereof during the related Collection Period, as follows: first, to the Holders of the Class A Certificates until the Class A Certificate Balance has been reduced to zero, then to the Holders of the Class B Certificates until the Class B Certificate Balance has been reduced to zero, then to the Holders of the Class C Certificates until the Class C Certificate Balance has been reduced to zero, and then to the Holders of the Class D Certificates until the Class D Certificate Balance has been reduced to zero.

          (c) On each Distribution Date, the Paying Agent shall make distributions of the amount of any Default Interest paid by the Borrowers on the Mortgage Notes and deposited in the Default Interest Account pursuant to Section 3.3(k) hereof during the related Collection Period, as follows: any such amount paid on the A Note shall be distributed to the Holders of the Class A Certificates; any such amount paid on the B Note shall be distributed to the Holders of the Class B Certificates; any such amount paid on the C Note shall be distributed to the Holders of the Class C Certificates; and any such amount paid on the D Note shall be distributed to the Holders of the Class D Certificates.
In each case, amounts distributed to Holders of a Class of Certificates shall include income earned with respect to amounts deposited in the Default Interest Account with respect to such Class of Certificates.

          (d) Distributions on the Certificates on each Distribution Date shall be made to each Certificateholder of record on the related Record Date (other than as provided in Section 9.1 hereof respecting the final distribution), by check mailed to such Certificateholder at the address appearing in the Certificate Register, or upon written request by a Certificateholder (other than a Class R Certificateholder) holding Certificates exceeding $5,000,000 initial Certificate Balance delivered at least five Business Days prior to the related Record Date, by wire transfer to a bank account maintained in the United States, or by such other means of payment as such Certificateholder and the Paying Agent shall agree. Distributions on each Class of Certificates shall be made pro rata among all Holders of Certificates of such Class based on each such Holder's Percentage Interest.

          (e) If the Servicer receives notice of prepayment of any Mortgage Note from the Borrowers in accordance with the Mortgage Notes, the Servicer shall notify the Trustee and the Trustee shall give notice of the intended prepayment of the affected Certificates to the Holders thereof in accordance with
Section 11.6 hereof not less than 15 days before the Distribution Date on which such prepayment, if received, will be distributed to such Holders, specifying the amount of such prepayment.

          Section 4.2 Statements to Certificateholders. (a) Based on information provided to the Trustee by the Servicer and the Collateral Agent pursuant to this Agreement (and with respect to the information set forth in clauses (xii), (xiii) and (xiv) below, to the extent received by the Trustee from the Borrowers), no later than 9:00 a.m. two Business Days prior to each Distribution Date, the Trustee shall prepare, or cause to be prepared, and mail not later than each Distribution Date to the Depositor, the Rating Agency, the Paying Agent, the Servicer, the Borrowers, the Placement Agent and each Certificateholder of each Class of Certificates a statement in respect of such Distribution Date setting forth to the extent applicable to such Class:

              (i)  For each Class of Certificates, (A) the
     amount of the distribution from the Certificate Account allocable to principal and (B) separately identifying the amount of Balloon Payments, Voluntary Prepayments, other Principal Prepayments, prepayments resulting from events of casualty or condemnation, Net Liquidation Proceeds or Curtailments included therein and the amount of Default Interest;

             (ii) For each Class of Certificates, the amount of the distribution from the Certificate Account allocable to interest;

            (iii)  If the distribution to the
     Certificateholders of any Class is less than the full amount that would be distributable to such Holders if there were sufficient amounts available therefor, the amount of the shortfall, including Interest Shortfalls allocable to such Class, and the allocation thereof between interest and principal;

             (iv) The amount of any Interest Advances by the Servicer or the Trustee included in the amounts distributed to the Certificateholders, the amount of any Servicing Advances and Mortgage Recording Tax Advances by the Servicer or the Trustee, and the aggregate amount of unreimbursed Advances;

              (v)  The Class A, Class B, Class C and Class D
     Certificate Balances after giving effect to the distribution of principal on such Distribution Date;

             (vi)  The Mortgage Loan Principal Balance and
     the Allocated Loan Amount as calculated by the Servicer for each of the Mortgaged Properties as of such Distribution Date;

            (vii)  The Class A, Class B, Class C and Class D
     Percentage Interests for the following Distribution Date;

           (viii) The number and aggregate Allocated Loan Amount of Mortgaged Properties that have, during the related Collection Period, been (A) the subject of any event of default under the Mortgage (each such property separately identified), and (B) in foreclosure, as of the close of business on the last day of the immediately preceding calendar month;

             (ix) The amount of the Servicing Compensation paid to the Servicer with respect to such Distribution Date, showing separately the Servicing Fee, the Special Servicing Fee and the REO Disposition Fee, for the most recent period for which such information is available, and the amount of the Trustee Fee paid to the Trustee;

              (x) The book value of any Foreclosed Property as of the close of business on the immediately preceding
     Due Date;

             (xi)  The amount of funds in each of the
     Accounts held under the Mortgage and the Cash Collateral Agreement as of the end of the preceding month and the amount of capital expenditures made during the preceding month from funds in the Capital and TI Reserve Account;

            (xii)  The Net Operating Income (as defined in
     the Mortgage) for each Mortgaged Property and for all of the Mortgaged Properties on an aggregate basis during each calendar quarter, and the Debt Service Coverage Ratio with respect to the Mortgage Loan (and each Class of Certificates) as of the last day of each calendar quarter (in such form and to the extent that such information has been provided to the Trustee by the Borrowers) to be delivered on the third Distribution Date following each such calendar quarter, except that with respect to the fourth calendar quarter, to be delivered on the fourth Distribution Date following such calendar quarter;

           (xiii) On the third Distribution Date during each calendar quarter, a combined rent roll with respect to the Mortgaged Properties, showing (in such form and to the extent such information has been provided to the Trustee by the Borrowers) the approximate percentage of gross leasable area of each Mortgaged Property (and in the aggregate) leased as of the last day of the preceding calendar quarter, the approximate percentage of lease roll-overs for each Mortgaged Property (and in the aggregate) for the preceding calendar quarter, a summary of new lease signings (including approximate square footage occupied and designation of the tenant's operations as national, regional or local) and lease terminations for the preceding calendar quarter, the current annual rent of each Mortgaged Property, the expi-ration date of each lease, the various options, if any, available to the tenant with respect to renewal (including the amount of the rent in the event of renewal), whether, to the Borrowers' knowledge, the Mortgaged Property or any portion thereof has been sublet and whether the Mortgaged Property or any portion thereof is leased but vacant; and

            (xiv) Notice of any material changes affecting the operations or finances of any Mortgaged Property (in such form and to the extent that such information has been provided to the Trustee by the Borrowers).

Each amount set forth pursuant to clauses (i) and (ii) above shall also be expressed as a dollar amount per Single Certificate. Each such report to Certificateholders shall indicate if, and the extent to which, to the knowledge of a Responsible Officer of the Trustee, there exists an Event of Default or a Mortgage Event of Default. The Trustee shall include copies of the Borrowers' quarterly unaudited and annual audited financial statements with the reports distributed by the Trustee next following delivery by the Servicer to the Trustee of such financial statements.

          (b) Each such statement referred to in clause (b) above shall be mailed by the Trustee not later than each Distribution Date to any beneficial owner of a Certificate that has previously delivered to the Trustee of an Information Request executed by such beneficial owner as well as Ownership Evidence. The Trustee shall also mail a copy of such statement with respect to the immediately preceding Distribution Date to any prospective purchaser of a Certificate or beneficial interest therein that executes an Information Request and is designated in writing by a Certificateholder or beneficial owner. In addition to the foregoing, upon the written request of a Certificateholder to the Trustee (a) reports and other notices to Certificateholders (other than holders of Certificated Certificates) under the Trust Agreement will be delivered by the Trustee to such Certificateholder at such address as set forth in such written request, and (b) notices of (i) Events of Default and Mortgage Events of Default will be delivered within two Business Days of the occurrence of an Event of Default under Section 7.1(g), or within two Business Days of receipt by the Trustee of written notice from the Servicer pursuant to Section 3.12(c) or after a Responsible Officer of the Trustee obtains actual knowledge of the occurrence of an Event of Default or Mortgage Event of Default and (ii) casualties, condemnations and Voluntary Prepayments by facsimile transmission by the Trustee to such Certificateholder (including holders of Certificated Certificates) at such facsimile number as set forth in such written request.

          (c)   Each Information Request delivered pursuant to this
Section 4.2 shall be substantially in the form of Exhibit O hereto and shall confirm that (i) the Person executing such Information Request is either (A) a beneficial owner of a Certificate, (B) a Holder of a Certificate or (C) a prospective purchaser of a Certificate or a beneficial interest therein designated by a beneficial owner or Certificateholder and (ii) the information obtained as a result of such Information Request is to be used solely in evaluating the investment by such Person in the Certificate. The Person executing such Information Request shall further agree that (i) it shall, and shall cause its directors, officers and employees, agents, attorneys, accountants, financial advisors and other representatives to, keep all materials obtained as a result of such Information Request confidential and to use reasonable efforts, if such material is not marked "Proprietary" or "Confidential," and to use special efforts, if such material is so marked, not, without the prior written consent of the Depositor and the Borrowers, to disclose any information contained in such materials in any manner whatsoever, in whole or in part; provided, however, that the Person executing such an Information Request and its representatives shall be permitted to disclose any such information if required by law or any such information that is or becomes generally available to the public and (ii) a monetary remedy would not be adequate to compensate the Depositor and the Borrowers for any violation of the agreement contained in clause
(i) of this sentence, and that the Depositor and the Borrowers shall, in addition to any other remedies available to them at law or in equity, be entitled to injunctive relief in connection with any such violation.

          (d) Additional information not otherwise distributed to the Certificateholders under this Agreement regarding the Trust Fund, including, without limitation, financial and property information provided to the Servicer by the Borrowers, (i) shall also be provided to the Rating Agency and (ii) shall be available to the Certificateholders from the Servicer upon reasonable request and upon payment by the Certificateholders of the Servicer's reasonable fees and expenses in connection with providing such information, provided that the Servicer shall not be required to provide such additional information to the extent that it reasonably believes that the provision thereof would expose it to liability.

          (e) Within 60 days following the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the information set forth in subclauses (a)(i)(A), (a)(ii), (a)(iii) and (a)(x) above, for such calendar year or applicable portion thereof during which such person was a Certificateholder, and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. Upon prior written request and the prior payment of the costs and expenses to be incurred in connection therewith, the Trustee will prepare such other reasonable reports as may be requested in writing by any Holder of a Regular Certificate.

          Section 4.3 Rule 144A Information. Upon request of any Holder of a Certificate or of any beneficial interest therein, if the Trust Fund is at the time of such request not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act with respect to the Trust Fund, the Trustee shall promptly furnish Rule 144A Information to such Holder or to a prospective purchaser of such Certificate designated by such Holder in order to permit compliance by such Holder with Rule 144A in connection with the resale of such Certificate by such Holder. The Trustee may place a legend on any document included in such Rule 144A Information stating that the Servicer and the Trustee are not responsible for the contents of such document or for any error or misstatement made therein. The Trustee may require payment by the Holder of such Certificate of a reasonable fee for the furnishing of such Rule 144A Information.

          Section 4.4 Additional Information. The specification of information to be furnished by the Trustee to the Certificateholders in Section 4.2 (and any other terms or provisions of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders and/or to the public any other information (collectively, "Additional Information") with respect to the Mortgage Loan, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor or the Servicer or Special Servicer or gathered by the Trustee in any investigation or other manner from time to time, provided that (i) prior to any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (v) below), (ii) the Trustee shall be entitled to indicate the source of all information furnished by it, the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion and consistent with the terms of this Agreement, and may affix such warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine, (iii) the Trustee may notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, (iv) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection and furnishing of any such Additional Information and
(v) provided that prior to an Event of Default, the Trustee shall forward to the Depositor any requests for Additional Information and shall not forward any such Additional Information without the consent of the Depositor, the Trustee may, in its sole discretion, furnish Additional Information to the Rating Agency, in any instance, and to the Certificateholders and/or the public-at-large, if it determines that the furnishing of such information would assist in the valuation of Certificates or is required by applicable law. Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section
4.4 be made in writing.


                            ARTICLE V

                        THE CERTIFICATES

          Section 5.1 The Certificates. (a) The Preliminary Statement hereto sets forth the Class designations, Certificate Rates and original Certificate Balances for each Class of Certificates. The Certificates shall be designated the "KRT Origination Corp. Commercial Mortgage Pass-Through Certificates" and shall in the aggregate evidence the entire beneficial ownership of (i) the Trust REMIC and (ii) other than with respect to the Class R Certificates, the right to receive Default Interest, to the extent collected, on the related Mortgage Note.

          (b) Interest on the Class A, Class B, Class C and Class D Certificates shall accrue during each Interest Accrual Period at the Class A, Class B, Class C and Class D Certificate Rates, respectively, on the basis of a 360-day year consisting of twelve 30-day months, and shall be payable on the related Distribution Date.

          (c) The Class A, Class B, Class C and Class D Certificates shall be issued in definitive, fully registered form without coupons in substantially the respective forms set forth as Exhibits A, B, C and D hereto. The Class A, Class B, Class C and Class D Certificates shall be issuable and transferable in the minimum denomination of $250,000 of original Certificate Balance and integral multiples of $1,000 in excess thereof (except that one Certificate in each such Class may be issued in a different
amount).   The Class R Certificates shall be issued in definitive,
fully registered form without coupons in substantially the form set forth as Exhibit R. The Class R Certificates shall each be issuable as a single Certificate evidencing the entire residual interest in the Trust REMIC.

          (d) On the Closing Date, the Authenticating Agent or the Trustee shall execute and deliver with respect to each Class of Certificates (other than the Class R Certificates) (i) a Book-Entry Certificate and/or (ii) Definitive Certificates, each having a Certificate Balance as shall have been indicated to the Trustee by the Depositor and having an aggregate Certificate Balance equal to the initial Certificate Balance of such Class of Certificates.

          (e) The Certificates shall be executed by manual or facsimile signatures on behalf of the Authenticating Agent or the Trustee by an authorized officer or signatory thereof.
Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Authenticating Agent or the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized after the execution and delivery of such Certificates or did not hold such offices or positions prior to the execution and delivery of such Certificates. Each Certificate shall, on original issue, be authenticated by the Trustee or the Authenticating Agent upon the order of the Depositor upon delivery to the Trustee or the Mortgage Custodian of the Mortgage File described in Section 2.1. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Trustee or the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. The Certificates executed by the Authenticating Agent or the Trustee and authenticated and delivered by the Trustee or the Authenticating Agent to or upon the order of the Depositor on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date shall be dated the date of their authentication.

          Section 5.2 Registration of Transfer and Exchange of Certificates. (a) The Certificate Registrar shall cause to be maintained in accordance with the provisions of Section 5.5 hereof a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall serve as the initial Certificate Registrar for the purpose of registering transfers and exchanges of Certificates as herein provided.

          (b) No restrictions to transfer shall apply to the transfer or registration of transfer of an Unlegended Definitive Certificate to a transferee that takes delivery in the form of a Definitive Certificate. By acceptance of a Legended Definitive Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein.

          The following restrictions shall apply with respect to the transfer and registration of transfer of a Legended Definitive Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

              (i) The Certificate Registrar shall register the transfer of a Legended Definitive Certificate if the requested transfer is (x) to an affiliate (as defined in Rule 144(a)(1) under the Securities Act) of the Depositor or the Placement Agent, such affiliation to be evidenced by the certificate of the Depositor or the Placement Agent or (y) being made by a transferor who has provided the Certificate Registrar with a Rule 144A Certificate in the form of Exhibit F hereto.

             (ii) The Certificate Registrar shall register the transfer of a Legended Definitive Certificate if the transferor has provided the Trustee with a Regulation S
     Certificate in the form of Exhibit G hereto.

            (iii) The Certificate Registrar shall register the transfer of a Legended Definitive Certificate if (x) the transferor has advised the Depositor and the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to transfer the transferor furnishes to the Certificate Registrar and the Depositor a letter of the transferee substantially in the form of Exhibit I hereto. In addition, the Depositor or the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish, at the transferor's expense, an Opinion of Counsel that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws.

          A transferee shall only be able to take delivery of an Unlegended Definitive Certificate if and after the Trustee receives an Opinion of Counsel, at the expense of the Person requesting issuance of an Unlegended Definitive Certificate, stating that the Securities Legend is not required on such Definitive Certificate under applicable law. Upon receipt of such opinion submitting such Officer's Certificate to the Trustee, the Holder of such Certificate may submit such Certificate to the Trustee to exchange such Certificate for an Unlegended Definitive Certificate and the Trustee shall satisfy such request notwithstanding anything else herein to the contrary, and delivery permitted herein of a Legended Definitive Certificate may be made in the form of an Unlegended Definitive Certificate.

          (c) Transfers of beneficial interests in the Book-Entry Certificates, or transfers by Holders of Definitive Certificates to transferees that take delivery in the form of beneficial interests in the Book-Entry Certificates, may be made only in accordance with this Section 5.2(c) and in accordance with the rules of the Clearing Agency.

              (i) In the case of a beneficial interest in a Book-Entry Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of a Definitive Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Section 5.2(b)(iii) hereof, mutatis mutandis.

             (ii) In the case of a beneficial interest in a Book-Entry Certificate being transferred to a transferee that takes delivery in the form of a Definitive Certificate or Certificates, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of
     Section 5.2(b)(i) or (ii) hereof, mutatis mutandis.

            (iii) In the case of a Definitive Certificate being transferred to a transferee that takes delivery in the form of a beneficial interest in a Book-Entry Certificate, the Trustee shall register such transfer if the transferor has provided the Trustee with a Rule 144A Certificate in the form of Exhibit F hereto.

             (iv) No restrictions under this Agreement shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Book-Entry
     Certificate to a transferee that takes delivery in the form of a beneficial interest in such Book-Entry
     Certificate.

          (d) An exchange of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates, an exchange of a Definitive Certificate or Certificates for a beneficial interest in a Book-Entry Certificate and an exchange of a Definitive Certificate or Certificates for another Definitive Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of a Book-Entry Certificate, so long as the Book-Entry Certificate remains outstanding and is held by or on behalf of the Clearing Agency) may be made only in accordance with this Section 5.2(d) and in accordance with the rules of the Clearing Agency.

              (i)  A Holder of a beneficial interest in a
     Book-Entry Certificate may at any time upon not less than 60 days' notice from The Depository Trust Company to the Certificate Registrar exchange such beneficial interest for a Definitive Certificate or Certificates of the same Class and may, at its option, request separate certificates representing its regular interest in the Trust REMIC and the right to receive Default Interest. Upon the occurrence of an Event of Default, the Clearing Agency may exchange the Book-Entry Certificates for Definitive Certificates.

             (ii) A Holder of a Definitive Certificate may exchange such Certificate for a beneficial interest in a Book-Entry Certificate of the same Class if such Holder furnishes to the Depositor and to the Trustee a certificate substantially in the form of Exhibit G hereto.

            (iii) A Holder of a Definitive Certificate may exchange such Certificate for an equal aggregate principal amount of Definitive Certificates in different authorized denominations without any certification.

          (e) (i) Upon acceptance for exchange or transfer of a Definitive Certificate for a beneficial interest in a Book-Entry Certificate of the same Class as provided herein, the Trustee shall cancel such Definitive Certificate and shall request the Clearing Agency to endorse on the schedule affixed to such Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the principal amount of such Book-Entry Certificate equal to the principal amount of such Definitive Certificate exchanged or transferred therefor.

             (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate of the same Class as provided herein, the Trustee shall request the Clearing Agency to endorse on the schedule affixed to such Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the principal amount of such Book-Entry Certificate equal to the principal amount of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

          (f) The following provisions shall apply to the placement of the Securities Legend on any Definitive Certificate issued in exchange for or upon transfer of another Definitive Certificate or of a beneficial interest in a Book-Entry Certificate and to the removal of the Securities Legend from any Legended Definitive Certificate.

              (i) Unless determined otherwise in accordance with applicable law pursuant to Section 5.2(b) hereof, a Definitive Certificate issued upon transfer of or exchange for a beneficial interest in a Book-Entry Certificate shall bear the Securities Legend.

             (ii) Upon the transfer, exchange or replacement of a Legended Definitive Certificate, or upon specific request of a Holder of a Legended Definitive Certificate for removal of the Securities Legend therefrom, the Trustee shall deliver an Unlegended Definitive Certificate or Certificates if there is provided to the Depositor and the Trustee evidence reasonably satisfactory to the Depositor and the Trustee (which may include an Opinion of Counsel) that neither the Securities Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the Securities Act.

            (iii) Upon the transfer, exchange or replacement of an Unlegended Definitive Certificate, the Trustee shall deliver a Legended or Unlegended Definitive Certificate or Certificates, as the Holder may request.

          (g) Each transferee of a Class B, Class C and Class D Certificate shall be deemed to have agreed with and represented to the Depositor and the Trustee that such Person either (i) is not an employee benefit plan subject to ERISA or a plan or individual retirement account subject to Section 4975 of the Code and is not using any assets of any such plan or account to acquire such Certificate or (ii) if it is such a plan or account or is otherwise using assets of any such plan or account to acquire such Certificate, a statutory or administrative exemption applies such that its purchase and holding of such Certificate will not result in a non-exempt prohibited transaction under ERISA and the Code. The proposed transferee of such Class B, Class C or Class D Certificate shall prior to the transfer deliver to the Servicer, the Trustee, the Certificate Registrar and the Depositor an affidavit substantially in the form attached hereto as Exhibit P and an opinion of counsel which establishes to the satisfaction of the Depositor, the Servicer, the Trustee and the Certificate Registrar that the purchase or holding of the Class B, Class C or Class D Certificate, as the case may be, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code, and will not subject the depositor, the Servicer, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the
Code), which opinion of counsel shall not be an expense of the Trust Fund, the Servicer, the Trustee, the Certificate Registrar or the Depositor. Each such Certificate which is a Definitive Certificate shall bear the legend set forth in Exhibit Q.

          (h) Notwithstanding anything to the contrary contained herein or in this Agreement, no Residual Certificate or any percentage interest therein (whether or not a Certificate is physically transferred) may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization or to an employee benefit plan subject to ERISA or an individual retirement account or plan subject to Section 4975 of the Code (such plans and individual retirement accounts, "ERISA Plans"). Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate or any percentage interest therein, the proposed transferee shall deliver to the Certificate Registrar an affidavit upon which it may rely in the absence of actual knowledge that the affidavit is incorrect, in substantially the respective forms attached hereto as Exhibit J-1(a) (for a U.S. Holder) or Exhibit J-1(b) (for a foreign Holder) representing and warranting that such transferee is neither a Disqualified Organization nor an ERISA Plan nor an agent or nominee acting on behalf of a Disqualified Organization or an ERISA Plan (any such transferee, a "Permitted Transferee"). In addition, the Certificate Registrar shall require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, satisfactory in form and substance to the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization or an ERISA Plan. Any such Opinion of Counsel shall be obtained at the expense of the prospective transferor or transferee and not at the expense of the Trust Fund, the Depositor, the Borrowers, the Trustee, the Servicer or the Certificate Registrar. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate or any percentage interest therein to a Disqualified Organization or an agent or nominee acting on behalf of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization or an ERISA Plan (or such agent or nominee) shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Certificate Registrar shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization or an ERISA Plan or for any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 5.2(h), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization or an ERISA Plan (or an agent or nominee thereof). The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate or any percentage interest therein that was a Disqualified Organization or an ERISA Plan (or an agent or nominee thereof) at the time it became a Holder or any subsequent time it became a Disqualified Organization all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate or interest therein. Any percentage interest in a Residual Certificate shall be a pro rata individual interest.

          In addition to the foregoing restrictions on transfer of a Residual Certificate or any percentage interest therein, the Certificate Registrar shall not register the transfer of a Residual Certificate unless (a) it has received a transferee letter either in the form attached as Exhibit J-2(a) or Exhibit J-2(b) hereto and
(b) in the event that the transferee letter is in the form of Exhibit J-2(b) (a "Foreign Holder Letter"), it has received written evidence satisfactory to the Certificate Registrar that the transferor has paid or provided for payment of all taxes (including all accrued taxes on excess inclusion income) accrued on such Residual Certificate in accordance with the provisions set forth in
Section 10.1(k) hereof, which written evidence shall include a copy of the applicable Forms 1066Q (or other applicable form prescribed by the Internal Revenue Service), to the extent that any such form has been filed, evidencing the amount of excess inclusion income for the periods during which the transferor held such Residual Certificate or any percentage interest therein; (c) it has received the calculations and certifications described in paragraph (4) of Exhibit J-2(b) or paragraph (14) of Exhibit J-2(a), and in the event that the transferee letter is in the form of Exhibit J-2(b), the requirements set forth in paragraph 3(xi) thereof have been complied with to the satisfaction of the Certificate Registrar. Upon satisfaction of the foregoing requirements, the Certificate Registrar shall register the Residual Certificate in the name of the transferee for whose benefit the transferee letter is made and delivered (and not in the name of any nominee thereof).

          If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 5.2(h), then, upon receipt of written notice to the Certificate Registrar that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 5.2(h), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 5.2(h), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit and the transferee letter described in this Section 5.2(h).

          Each Holder of a Residual Certificate or any interest therein, by such Holder's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section.

          Each Residual Certificate shall bear a legend describing the restrictions on transferability set forth in this Section
5.2(h).

          (i) The provisions of this Section 5.2(i) shall be subject in every respect to Sections 5.2(b) through (h) above. The Holder of a beneficial interest in a Book-Entry Certificate may, subject to the rules and procedures of the Clearing Agency, cause the Clearing Agency to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for a Definitive Certificate or Certificates. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Borrowers, the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing. Upon surrender for registration of transfer of any Certificate at any office or agency of the Depositor maintained for such purpose pursuant to Section 5.5 hereof, the Authenticating Agent or the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate Certificate Balance of the same Class. The Trustee may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of five calendar days preceding any Distribution Date. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of a like aggregate Certificate Balance of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Authenticating Agent or the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (j)   No service charge shall be made to a
Certificateholder for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

          (k) All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate
Registrar or the Trustee in accordance with their standard procedures.

          (l) The Certificate Registrar shall provide to the Trustee (unless the Trustee is acting as Certificate Registrar) (i) upon receipt of a written request from the Trustee, notice of each registration of transfer of a Certificate, (ii) an updated copy of the Certificate Register at the beginning of each calendar quarter and (iii) upon receipt of a written request therefor, a list of Holders of the Certificates.

          Section 5.3 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Depositor, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them and the Trust Fund harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Authenticating Agent or the Trustee shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.4 Person Deemed Owners. Prior to the due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.1 hereof, and for all other purposes whatsoever, and neither the Servicer, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

          Section 5.5 Maintenance of Office or Agency. The Depositor shall maintain in The City and State of New York an office or agency where the Certificates may be surrendered for registration of transfer or exchange and presented for final distribution and where notices and demands to or upon the Trust Fund in respect of the Certificates and this Agreement may be served. The Depositor initially appoints the office of State Street Bank and Trust Company, N.A., 61 Broadway, New York, New York, as the presenting agent for said purposes. The Certificate Registrar will give prompt written notice to the Depositor, the Servicer, the Trustee and the Certificateholders of any change in the location of such office or agency.

          Section 5.6 Appointment of Paying Agent. The Trustee may appoint a Paying Agent (if the Trustee is not the Paying Agent) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent (unless such Paying Agent is a party to this Agreement) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Servicer to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Servicer, as applicable. The Servicer shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A" by the Rating Agency unless the Paying Agent is the Trustee. The Trustee shall serve as the initial Paying Agent hereunder.

          Section 5.7  Book-Entry Certificates.   (a)  The
Book-Entry Certificates upon original issuance (i) shall be delivered by the Trustee in typewritten form to the initial
Clearing Agency, (ii) shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency and (ii) shall bear a legend substantially to the following effect:

          "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Depositor or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          A Book-Entry Certificate may be deposited with such other Clearing Agency as the Borrowers may from time to time designate, and shall bear such legend as may be appropriate; provided that such successor Clearing Agency maintains a book-entry system that qualifies to be treated as "registered form" under Section 163(f)(3) of the Code.

          (b) If at any time the Clearing Agency for the Book-Certificates notifies the Depositor or the Trustee that it is unwilling or unable to continue as Clearing Agency for the Book-Entry Certificates or if at any time the Clearing Agency shall no longer be eligible to act as such under this Section 5.7, the Borrowers shall appoint a successor Clearing Agency with respect to the Book-Entry Certificates. Any such successor Clearing Agency must maintain a book-entry system that qualifies under Section 163(f)(3) of the Code. If a successor Clearing Agency for such Book-Entry Certificate is not appointed by the Borrowers within 90 days after the Borrowers receive such notice or a copy thereof from the Trustee or becomes aware of such ineligibility or unwillingness, the Depositor's election pursuant to this Section
5.7 that such Certificates be represented by Book-Entry Certificates shall no longer be effective and the Trustee and/or the Authenticating Agent shall execute, authenticate and deliver Definitive Certificates in any authorized denominations having an aggregate Certificate Balance equal to the aggregate Certificate Balance of such Book-Entry Certificates in exchange for such Book-Entry Certificate.

          If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates, the Certificates represented by the Book-Entry Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Trustee and/or the Authenticating Agent shall execute, authenticate and deliver, in exchange for the Book-Entry Certificates, Definitive Certificates, in authorized denominations, in an aggregate principal amount equal to the principal amount of such Book-Entry Certificates.

          (c) The Book-Entry Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates authenticated and delivered hereunder.

          (d) Beneficial interests in the Book-Entry Certificate will be sold in minimum denominations of $250,000 and integral multiples of $1,000 above such minimum amount. Owners of a beneficial interest in the Book-Entry Certificate will be entitled to receive physical delivery of Definitive Certificates only as provided herein. The Definitive Certificates will be sold in minimum denominations of $250,000 and in integral multiples of $1,000 above such minimum amount.

          (e) The Depositor, the Servicer, the Paying Agent, the Certificate Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions on the Certificates of each such Class) as the authorized representatives of the Certificate Owners;

          (f)  To the extent that the provisions of this Section
5.7 conflict with any other provisions of this Agreement, the provisions of this Section 5.7 shall control with respect to each affected Certificate.

          (g) The rights of Certificate Owners of Book-Entry Certificates shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to each Class of Book-Entry Certificates, except to the extent that Definitive Certificates of such Class are issued, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on such Book-Entry Certificates to such Clearing Agency Participants.

          Section 5.8 Notices to Clearing Agency. Whenever notice or other communication to the Certificate Owners of Book-Entry Certificates is required under this Agreement, except to the extent that Definitive Certificates shall have been issued to Certificate Owners, the Servicer or the Paying Agent shall give all such notices and communications specified herein to be given to the Certificate Owners of Book-Entry Certificates to the Clearing Agency for distribution to the Certificate Owners of such Book-Entry Certificates.

          Section 5.9 Definitive Certificates. If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement or the Trustee is so advised by the Clearing Agency in writing, and (B) the Depositor is unable to locate a qualified successor, or (ii) Certificate Owners of a Class representing beneficial interests aggregating not less than 50% of the Aggregate Certificate Balance of such Class advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of the Certificate Owners of such Class, the Trustee shall notify all Certificate Owners of such Class, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. Upon surrender to the Certificate Registrar of the Certificates of such Class by the applicable Clearing Agency accompanied by registration instructions from the applicable Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates of such Class. Neither the Depositor, the Borrowers, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Class, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Paying Agent and the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Paying Agent and the Certificate Registrar shall recognize the Holders of the Definitive Certificates of such Class as Certificateholders of such Class hereunder.

          Section 5.10 Lists of Certificateholders. At such time, if any, as Book-Entry Certificates are no longer outstanding, if three or more Certificateholders or any Certificateholder holding 25% or more of the Aggregate Certificate Balance (i) request in writing from the Trustee a list of names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights hereunder or under the Certificates, and (iii) provide a copy of the communication which such Certificateholders propose to transmit (for information purposes and not review), then the Trustee shall, within 10 Business Days after the receipt of such request, afford the requesting Certificateholders access during normal business hours to the list of the Certificateholders held by the Trustee, if any, as of the most recent Record Date. If such Record Date list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly prepare or cause to be prepared a current list and promptly afford the requesting Certificateholders access to the new list upon its receipt by the Trustee. The expense of providing any such information requested by the requesting Certificateholders shall be borne by such Certificateholders and shall not be borne by the Trustee.


                           ARTICLE VI

                 THE DEPOSITOR AND THE SERVICER

          Section 6.v Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loan, nor is it obligated by Section
7.1 hereof or any other provision of this Agreement to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

          Section 6.2 Merger or Consolidation of the Servicer or the Depositor. The Servicer and the Depositor will each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is required, in each case to the extent necessary to protect the validity and enforceability of this Agreement, the Certificates and the Mortgage Loan and to perform its respective duties under this Agreement.

          Any Person into which the Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Servicer of the Depositor shall be a party, or any Person succeeding to the business of the Servicer or the Depositor related to its obligations under this Agreement, shall be the successor of the Servicer or the Depositor, as the case may be, hereunder, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer or the Depositor, as applicable, hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans in accordance with Accepted Servicing Practices and otherwise satisfy the requirements of Section 7.5(b) hereof.

          Section 6.3 Limitation on Liability of the Depositor, the Servicer and Others. (a) None of the Depositor, the Servicer, the Mortgage Custodian, the Paying Agent, the Authenticating Agent, the Certificate Registrar nor any of their respective principals, shareholders, policyholders, directors, officers, employees, Affiliates or agents shall be under any liability to the Trust Fund or the Certificateholders or to any other of such Persons for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such other Person against any breach of warranties or representations made by it herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder; and provided, further, that notwithstanding anything to the contrary in this Agreement, the Servicer shall have no liability for actions or omissions that involve the exercise of judgment or discretion on its part consistent with Accepted Servicing Practices. The Depositor, the Servicer, the Mortgage Custodian, the Paying Agent, the Authenticating Agent, the Certificate Registrar and any of their respective principals, shareholders, policyholders, directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any of its principals, shareholders, policyholders, directors, officers, employees, Affiliates or agents shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Mortgage Loan, the Mortgaged Properties or the Certificates, other than any loss, liability or expense related to any alleged violation of federal or state securities laws in connection with the issuance and sale of the Certificates (except as any such loss, liability or expense shall be otherwise reimbursable and reimbursed pursuant to this Agreement) and other than any loss, liability or expense incurred by reason of the willful misconduct, bad faith or negligence of the Depositor in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Servicer, the Mortgage Custodian, the Paying Agent, the Certificate Registrar and the Authenticating Agent, and any of their respective principals, shareholders, policyholders, directors, officers, employees, agents (including any Sub-Servicer) or Affiliates shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Mortgage Loan, the Mortgaged Properties or the Certificates (except as any such loss, liability or expense shall be otherwise reimbursable and reimbursed pursuant to this Agreement), other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of their respective duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to enforcing or defending litigation affecting the rights of Certificateholders pursuant to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loan on deposit in the Distribution Account as provided by Section 3.3(e)(v) hereof. Notwithstanding anything in this Agreement to the contrary, in no event shall the Depositor, the Servicer, the Mortgage Custodian, the Paying Agent, the Authenticating Agent, the Certificate Registrar or any of their respective principals, shareholders, policyholders, directors, officers, employees, Affiliates or agents be entitled to any indirect, punitive, special or consequential damages pursuant to this Section 6.3(a) or otherwise.

          The Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from a breach of any representation, warranty or covenant made by any of the Depositor in this Agreement or the Borrowers in the Mortgage. The Trust Fund shall indemnify and hold harmless the Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant.

          (b) Subject to the provisions of Section 6.3(a) above, each of the Servicer, the Special Servicer, the Paying Agent, the Mortgage Custodian, the Certificate Registrar and the Authenticating Agent (for purposes of this paragraph, each, severally, an "Indemnifying Person") agrees to indemnify the Depositor and the Trustee, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Depositor and/or the Trustee may sustain in connection with this Agreement related to the willful misconduct, bad faith and/or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder by such Indemnifying Person (including, in the case of the Servicer, the Sub-Servicer). The Depositor and/or the Trustee shall immediately notify the applicable Indemnifying Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loan entitling the Depositor and/or the Trustee to indemnification hereunder, whereupon the applicable Indemnifying Person shall assume the defense of any such claim (with counsel reasonably satisfactory to the Depositor and/or the Trustee) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim, and upon such assumption of such defense, such Indemnifying Party shall not be obligated to pay the fees or expenses of any other counsel retained by the Depositor and/or Trustee. Any failure to so notify the applicable Indemnifying Person shall not affect any rights the Depositor and/or Trustee may have to indemnification under this Agreement or otherwise. Notwithstanding the foregoing, in the case of indemnification of the Trustee, if the Trustee is acting as an Indemnifying Person, then such Indemnifying Person shall not be liable for any indemnity to the Trustee. The indemnities provided hereunder shall survive the resignation or termination of each Indemnifying Party or the Trustee and the termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall an Indemnifying Person hereunder be liable for any indirect, punitive, special or consequential damages pursuant to this Section 6.3(b) or otherwise.

          (c) Subject to the provisions of Section 6.3(a) above, each of the Trustee, the Paying Agent, the Mortgage Custodian, the Certificate Registrar and the Authenticating Agent (for purposes of this paragraph, each, severally, an "Indemnifying Person") agrees to indemnify the Servicer and the Special Servicer (together, the "Servicer Group"), and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Servicer Group may sustain in connection with this Agreement related to the willful misconduct, bad faith and/or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder by such Indemnifying Person. The Servicer shall promptly notify the applicable Indemnifying Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loan entitling the Servicer Group to indemnification hereunder, whereupon the applicable Indemnifying Person shall assume the defense of any such claim (with counsel reasonably satisfactory to the Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it in respect of such claim, and upon such assumption of such defense, such Indemnifying Party shall not be obligated to pay the fees or expenses of any other counsel retained by the Servicer Group. Any failure to so notify the applicable Indemnifying Person shall not affect any rights the Servicer Group may have to indemnification under this Agreement or otherwise. Such indemnification shall survive the termination of the applicable Indemnifying Person in its capacity as such hereunder and the termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall an Indemnifying Person hereunder be liable for any indirect, punitive, special or consequential damages pursuant to this Section 6.3(c) or otherwise.

          Section 6.4 Servicer Not to Resign; Eligibility Requirement for Servicer. The Servicer may assign its rights and delegate its duties and obligations under this Agreement, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) shall be satisfactory to the Trustee, (B) shall be acceptable to the Rating Agency as evidenced by a letter from the Rating Agency delivered to the Trustee and (C) shall execute and deliver to the Trustee an agreement in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement from and after the date of such agreement; (ii) as evidenced by a letter from the Rating Agency delivered to the Trustee by the Servicer, the Rating Agency's ratings of the Class A, Class B, Class C and Class D Certificates in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer, (iii) the Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this paragraph; and (iv) the rate at which the Servicing Compensation (or any component thereof) is calculated shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer hereunder.

          Subject to the provisions of the preceding paragraph and of Section 6.2 hereof, the Servicer shall not resign from its obligations and duties hereby imposed on it, except (i) upon determination that its duties hereunder are no longer permissible under applicable law and (ii) the Servicer shall be deemed to have resigned 30 days after written notice from the Rating Agency to the Servicer and the Trustee that the Rating Agency's rating of the Class A, Class B, Class C and Class D Certificates will be qualified, downgraded or withdrawn if the Servicer shall not have resigned within 30 days of delivery of such notice. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel (obtained at the resigning Servicer's expense) delivered to the Trustee and the Depositor. No resignation by the Servicer under this Agreement shall become effective until the Trustee, in accordance with Section 7.5 hereof, or a successor servicer shall have assumed the Servicer's responsibilities and obligations. The resignation or deemed resignation of the Servicer hereunder shall not release the Servicer from any of its obligations that arose prior to the effective date of such resignation.

          Section 6.5 Rights of the Trustee and the Depositor in Respect of the Servicer. The Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Servicer in respect of its rights and obligations hereunder and under the Mortgage Loan, and access to officers of the Servicer responsible for such obligations. The Servicer shall not deny access to the Trustee on the grounds of ownership or confidentiality or otherwise to any document or record, including any that might be in electronic form, which would be reasonably necessary for the Trustee to determine if an Event of Default or a Mortgage Event of Default has occurred hereunder, to verify any amount set forth in any statement or report required to be provided by the Servicer or Trustee under any provision hereof, to prepare any tax return or otherwise to comply with its obligations or to exercise its rights hereunder. Upon request, the Servicer shall furnish the Depositor and the Trustee with its most recent financial statements. The Trustee shall enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder or exercise the rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Trustee or its designee. The Trustee shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.


                           ARTICLE VII

                             DEFAULT

          Section 7.1 Events of Default. In case one or more of the following shall occur and be continuing, it shall be an "Event of Default":

          (a) any failure by the Servicer in making required deposits to or payments from the Distribution Account (other than an Advance referred to in Section 7.1(f) below) in the amount and manner provided for herein so as to enable the Paying Agent to distribute or cause to be distributed to the Certificateholders of any Class any payment required to be made under the terms of the Certificates and this Agreement;

          (b) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements of the Servicer in the Certificates or in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Certificates of any Class affected thereby evidencing, as to such Class, Percentage Interests aggregating not less than 25%;

          (c) the entry of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding-up or liquidation of the Servicer's affairs, and such decree or order remains unstayed and in effect for a period of 60 days;

          (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

          (e) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Servicer of payment of its obligations;

          (f) any failure of the Servicer, subject to Section 3.17(d), to make (i) any Interest Advance to the extent required by the provisions of this Agreement on any Servicer Advance Date or
(ii) any Servicing Advance when due, which failure remains uncured five Business Days after notice of such failure to make such Servicing Advance is delivered to the Servicer by the Trustee; or

          (g) the senior unsecured debt ratings of the Trustee being at any time less than "AA-" by the Rating Agency (whether or not such rating is published by the Rating Agency) (unless a replacement trustee having a rating of not less than "AA" or unless the Trustee or replacement Trustee is otherwise acceptable to the Rating Agency) or, if not rated (either published or unpublished) by the Rating Agency, an equivalent rating by any two of Moody's Investors Service, Inc., Standard & Poor's Ratings Group or Duff & Phelps Credit Rating Co.

If an Event of Default described in clauses (a) or (b) above shall occur, then, and in each and every such case, subject to applicable law, the Trustee may, and at the direction of the Holders of Certificates evidencing not less than a majority by Certificate Balance of the Certificates shall, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer of the Mortgage Loan under this Agreement and in and to the Mortgage Loan and the proceeds thereof, other than its rights, if any, as a Certificateholder hereunder. If an Event of Default described in clauses (c), (d) or (e) above shall occur, the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loan and the proceeds thereof, other than its rights, if any, as a Certificateholder hereunder shall automatically terminate without the requirement of giving notice or the passage of time. Except as otherwise provided in Section 3.12(d) with respect to the right of the Servicer to cure an Event of Default, if an Event of Default described in clause (f) above shall have occurred or remains incurred as provided in Section 3.12(d), the Trustee shall, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loan and the proceeds thereof, other than its rights, if any, as a Certificateholder hereunder; provided that, in the case of a termination of the rights and obligations of the Servicer hereunder solely as a result of the occurrence of an Event of Default described in clause (f) above relating to an Interest Advance, if (x) the Trustee shall receive from the Servicer on or prior to the Distribution Date with respect to which such failure occurred the full amount of such Interest Advance, together with interest thereon at the Advance Rate from the Servicer Advance Date to the date of such payment by the Servicer and (y) the Trustee shall have received written affirmation from the Rating Agency that reinstatement of the Servicer will not result in a qualification, downgrading or withdrawal of the then current rating of any Class of Regular Certificates, then the rights and obligations of such terminated Servicer hereunder and in and to the Mortgage Loan and the proceeds thereof shall be reinstated. If an Event of Default described in clause (g) above shall have occurred, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.8.

          If a Responsible Officer of the Trustee shall obtain actual knowledge of any Event of Default hereunder, the Trustee shall immediately notify the Servicer of the occurrence of such Event of Default. Other than with respect to an Event of Default described in clause (g) above, on or after the receipt by the Servicer of such written notice, or on or after the date of such automatic termination, all authority and power of the Servicer under this Agreement (including the requirement to make Advances), whether with respect to the Certificates or the Mortgage Loan (other than its capacity, if any, as holder of a Certificate) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer and at the Servicer's sole expense, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer agrees to provide promptly (and in any event no later than three Business Days subsequent to such notice) the Trustee with all documents and records requested by it to enable it to assume the Servicer functions hereunder, and to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within one Business Day to the Trustee or its duly appointed agent for administration by it of all cash which shall at the time have been or should have been credited by the Servicer to the Distribution Accounts and the Certificate Account or thereafter be received with respect to the Mortgage Loan (provided, however, that notwithstanding anything to the contrary in this Section 7.1, the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Interest Advances or Servicing Advances or otherwise, less any sums owed the Trust Fund in accordance with the terms hereof). Upon the occurrence of any Event of Default hereunder known to a Responsible Officer of the Trustee, the Trustee shall give the Rating Agency written notice of the occurrence thereof. The Trustee shall not be deemed to have breached any obligations hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loan. Upon the occurrence of an Event of Default requiring the appointment of a replacement Servicer hereunder, all reasonable costs and expenses (including attorneys' fees and setup costs) incurred by the Trustee or the Certificateholders in connection with the appointment of a successor servicer, including, but not limited to, transferring the Mortgage File to the successor servicer and, if applicable, amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.1 shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. The agreement set forth in the preceding sentence shall survive termination of the predecessor servicer's rights and obligations hereunder. If within a reasonable time following the reasonable, good faith efforts of the Trustee to recover such expenses from the predecessor servicer, the predecessor servicer does not reimburse the Trustee for such expenses, such expenses shall be reimbursed by the Trust Fund.

          Section 7.2 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.1 hereof, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

          Section 7.3 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing not less than a majority of the Aggregate Certificate Balance may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor servicer from its rights and duties as Servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee security or indemnification satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby and, provided, further, that the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel (obtained at the expense of the Trust Fund), determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

          The Trustee or any successor Servicer shall, upon gaining access to the Accounts after termination of the Servicer's rights and obligations pursuant to Section 7.1 hereof, apply the proceeds of any Account to pay any portion of the required debt service payment on the Mortgage Notes if the Servicer has not made a Interest Advance with respect to such amount as required pursuant to Section 3.17 hereof.

          Section 7.4 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 7.1(b) hereof which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any Event of Default.

          Section 7.5  Trustee to Act; Appointment of Successor.
(a) On and after the time (1) the Servicer receives a notice of termination pursuant to Section 7.1 hereof, (2) the Servicer has resigned or is deemed to have resigned pursuant to Section 6.4 hereof or (3) the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 6.4 hereof, the Trustee shall immediately be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer hereunder and accruing after the Servicer's termination or resignation, including the obligation to make Interest Advances and Servicing Advances, other than (i) those responsibilities of the Servicer with respect to its representations and warranties under Section 2.3(a) hereof and (ii) the Servicer's obligation to deposit amounts in respect of losses arising prior to the termination or resignation of the Servicer from investment of funds in any account as required pursuant to the provisions of this Agreement; provided, however, that (x) the Trustee, as successor Servicer, shall have the benefit of Sections 6.1, 6.2 and 6.3 hereof and (y) any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.1 hereof shall not be considered a default by the Trustee hereunder. In its capacity as such successor, the Trustee shall have the same limitation of liability herein granted to the Servicer. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination or resignation had been given, including, without limitation, the Servicing Fee.

          (b) If pursuant to Section 7.5(a) above the Trustee becomes successor Servicer, the Trustee shall, as soon as practicable, but in any case within 90 days of its becoming successor Servicer, appoint, or petition a court of competent jurisdiction to appoint, any established commercial mortgage servicing institution which, as confirmed by the Rating Agency, will not adversely affect the then current ratings of any Class of Certificates, and having a combined capital and surplus of not less than $50,000,000 (or such lower amount as acceptable to the Rating Agency as evidenced in a writing to the Trustee) and meeting such other standards for a successor Servicer as are set forth herein, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that until such appointment and assumption, the Trustee will continue to perform the servicing obligations pursuant to this Agreement, including the obligation to make Interest Advances or Servicing Advances. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loan as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to a qualified party. The Trustee shall deduct all costs and expenses of the sale, transfer and assignment of the servicing rights and responsibilities hereunder, and of termination and assumption of servicing by the Trustee, from any sum received by the Trustee from the successor to the Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Servicer at the time of such sale, transfer and assignment to the Servicer's successor, net of any amounts due from the Servicer hereunder. In the event that such funds are not sufficient to cover such costs and expenses, the Trustee shall be entitled to be reimbursed for such shortfall under Section 8.6.
The Trustee, the Borrowers and such successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any successor servicer shall be deemed to be in default of any of its obligations under this Section 7.5 if such default arises from failure of the Servicer to timely provide all applicable books, records and other documents necessary to effectuate the sale, transfer or assignment of servicing rights to the Trustee or a successor servicer in accordance with this Section 7.5.

          (c) Any successor, including the Trustee, to the Servicer as servicer hereunder shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent that the Servicer is required pursuant to Section 3.6(c).

          Section 7.6 Notification to Certificateholders. (a) Upon any termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall as soon as practicable give written notice thereof to the Rating Agency and to the Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Within 30 days after a Responsible Officer of the Trustee obtains actual knowledge of the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and to the Rating Agency notice of such Event of Default known to a Responsible Officer of the Trustee, unless, prior thereto, such Event of Default shall have been cured or waived.

          Section 7.7 Waiver of Past Events of Default. The Holders of Certificates evidencing not less than a majority of the Aggregate Certificate Balance may, on behalf of all Holders of Certificates, waive any default or extend the time to cure any default by the Servicer or the Trustee in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Distribution Account in accordance with this Agreement which has not been cured in the manner referred to in Section 3.17(d) or Section 7.1(f) hereof. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


                          ARTICLE VIII

                     CONCERNING THE TRUSTEE

          Section 8.1 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred or been waived, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default of which a Responsible Officer of the Trustee has actual knowledge shall have occurred (which has not been cured or waived), the Trustee, subject to the provisions of Sections 7.1, 7.3, 7.4 and 7.5 hereof, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are on their face in the form required by this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

          Subject to Section 8.3 hereof, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (a) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement;

          (b) No implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (c) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or the direction of Holders of Certificates evidencing not less than a majority of the Aggregate Certificate Balance (or such greater percentage of the Aggregate Certificate Balance as may be required by this Agreement), relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

          (d) The Trustee shall not be personally liable for any error of judgment made in good faith by any Responsible Officer, unless it shall be proved that the Trustee or such Responsible
Officer was negligent in ascertaining the pertinent facts;

          (e) The Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 7.1 hereof or any other act, failure, or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Depositor or Holders of Certificates of any Class affected thereby evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that the Trustee shall be deemed to have actual knowledge of any failure of it to be provided with any schedule, report, certification or statement scheduled to be provided to the Trustee by this Agreement; and

          (f) The provisions of Sections 8.1 through 8.4 hereof shall apply to the Trustee acting in each of its capacities hereunder, including Trustee, Paying Agent, Certificate Registrar and delegee of the duties of each Tax Matters Person.

          None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties as Trustee hereunder or, with respect to the Trustee, in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement. Notwithstanding anything contained herein, the Trustee shall not be responsible and shall have no liability in connection with duties assumed by the Paying Agent, the Mortgage Custodian, the Authenticating Agent and the Certificate Registrar hereunder, unless the Trustee is acting in any such capacity hereunder.

          Section 8.2 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 8.1 hereof:

              (i) The Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (ii) The Trustee may consult with counsel, and any written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

            (iii) Neither the Trustee nor any of its directors, officers, employees, Affiliates or agents shall be personally liable for any action taken, suffered or omitted by the Trustee in good faith and reasonably determined by the Trustee to be authorized or within the discretion or rights or powers conferred upon the Trustee by this Agreement;

             (iv) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the actions or omissions of any such agents or attorneys selected with due care or the actions or omissions of the Servicer, any Sub-Servicer or the Depositor;

              (v) The Trustee shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; and

             (vi) The Trustee shall not be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder.

          (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust Fund not specifically contemplated by this Agreement (i) unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution; and (ii) if such assets include real property, unless the Servicer has delivered to it an Officer's Certificate to the effect that it has determined in accordance with Accepted Servicing Practices, based solely upon the Servicer's review of a report prepared by an Independent Contractor who meets the qualifications set forth below, that the report concludes that such property is in compliance with applicable Environmental Laws and that there are no circumstances present at such property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. The environmental report to be reviewed by the Servicer will be prepared at the expense of the Person desiring to contribute such property. The Independent Contractor who prepares the report shall be a Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has had not less than five years experience in such matters.

          (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

          Section 8.3 Trustee Not Required to Make Investigation. Prior to the occurrence of an Event of Default hereunder known to a Responsible Officer of the Trustee and after the curing or waiver of all such Events of Default which may have occurred, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein (except as specifically required by this Agreement) or to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, the Mortgage, the Mortgage Notes or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The expense of any such investigation shall be paid by the Trust Fund.

          Section 8.4 Trustee Not Liable for Certificates or Mortgage Loan. The recitals contained herein and in the Certificates (other than the authentication on the Certificates if made by the Trustee) and information contained in any offering document for the Certificates, except to the extent provided by the Trustee, shall be taken as the statements of the Depositor or the Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of the Mortgage Loan or related documents. The Trustee shall not be liable for any action or failure of any action by the Depositor or the Servicer hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgage or the Mortgage Loan, or the perfection and priority of the Mortgage or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of the Mortgage Loan, the performance or enforcement of the Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.5 hereof); the compliance by the Depositor, the Borrowers or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom; the failure of the Servicer or any Sub-Servicer to act or perform any duties required of it on behalf of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.5 hereof); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its respective duties under this Agreement or based on the Trustee's negligence or willful misconduct, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates, or the Mortgage Loan or assignment thereof against the Trustee in its individual capacity, the Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust Fund or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any Securities and Exchange Commission filing, if any, for the Trust Fund or to record this Agreement. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any of the Certificates or of the proceeds of such Certificates or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loan deposited into the Distribution Accounts or assets on deposit in the Escrow Accounts, or for investment of any such amounts.

          None of the Trustee or any of its respective directors, officers, employees, Affiliates or agents shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by amounts on deposit in the Distribution Accounts and the Certificate Account and held harmless against any loss, liability or expense incurred in connection with or related to the Trustee's performance of its powers and duties under this Agreement (including, with respect to the Trustee, performance under Section
8.1 hereof), or any action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by any such Person by reason of willful misconduct, bad faith or negligence in the performance of duties. The indemnification provided hereunder shall survive the resignation or removal of the Trustee and the termination of this Agreement.

          Section 8.5 Trustee May Own Certificates. The Trustee and any agent of the Trustee in its individual or any other capacity may become the owner or pledgee of the Certificates and may deal with the Depositor and the Servicer with the same rights it would have if it were not Trustee or such agent.

          Section 8.6 Trustee's Fees and Expenses. (a) The Servicer shall disburse to the Trustee, and the Trustee or any successor Trustee shall be entitled to receive from the Distribution Account as contemplated by Section 3.3(e)(vii) hereof, the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Servicer shall not be personally liable for the Trustee Fee.

          (b) The Trustee shall each be paid or reimbursed upon its request for all reasonable expenses, disbursements and advances (except while acting in the capacity of successor Servicer in which capacity it shall be entitled to the compensation pursuant to
Section 7.5(a)) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) as set forth in Section 3.3(e)(v) except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure of the Trust Fund to pay the Trustee's fees and expenses. In no event shall the Trustee be entitled to reimbursement with respect to any such expense, disbursement or advances from the Trust Fund except to the extent specifically permitted by the terms of this Agreement including reimbursement to the Trustee in the capacity of successor Servicer.

          (c) The Trustee shall pay the fees and expenses of the Certificate Registrar, the Paying Agent, the Mortgage Custodian and the Authenticating Agent. The Trustee shall pay all normal, on-going expenses incurred by it in connection with its routine activities hereunder. Neither the Servicer nor the Trustee shall be entitled to reimbursement therefor except as specifically provided in this Agreement including, if applicable, reimbursement to the Trustee in the capacity of successor Servicer.

          If the Servicer or the Trustee receives a request or inquiry from a Borrower or any Certificateholder the response to which would, in the Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel to the Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless such Borrower or such Certificateholder, as applicable, makes arrangements for the payment of the Servicer's or the Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

          (d) The Trust Fund shall indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages or claims incurred in connection with any legal action relating to this Agreement or unanticipated "out-of-pocket" costs and expenses (other than the expense of any employee's compensation and any expense allocable to the Trustee's overhead, but including reasonable attorneys' fees) arising in respect of this Agreement or the Certificates other than those resulting from the willful misconduct, bad faith or negligence of the Trustee.

          (e) This Section shall survive the termination of this Agreement or the resignation or removal of the Trustee as regards rights accrued prior to such resignation or removal.

          Section 8.7 Eligibility Requirements for Trustee. The Trustee hereunder shall not be an Affiliate of the Servicer or any Borrower (unless the Trustee succeeds to the obligations of the Servicer pursuant to Article Seven) and shall at all times be a corporation or association organized and doing business under the laws of any State or the United States or a nationally chartered bank, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and which, as confirmed by the Rating Agency, will not adversely affect the then current rating of any Class of the Certificates; provided, however, that the senior unsecured debt of the Trustee shall at all times be rated not less than "AA-" by the Rating Agency (whether or not such rating is published by the Rating Agency) (unless a replacement trustee having a rating of not less than "AA" or unless the Trustee or such replacement Trustee is otherwise acceptable to the Rating Agency) or, if not rated (either published or unpublished) by the Rating Agency, an equivalent rating by any two of Moody's Investors Service, Inc., Standard & Poor's Rating Group or Duff & Phelps Rating Co. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.8 hereof.

          Section 8.8 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Servicer, the Borrowers and the Depositor. Such notice also shall be furnished to the Rating Agency and the Certificateholders. Upon receiving such notice of resignation of the Trustee, the Borrowers shall, with the written consent of the Servicer, appoint a successor by written instrument, in quadruplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.7 hereof and shall fail to resign after written request for the Trustee's resignation, as the case may be, by the Servicer or the Depositor or as required by
Section 8.7 hereof, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, with or without cause, the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in quadruplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy each to the successor trustee and the successor fiscal agent.

          Holders of Certificates evidencing not less than a majority by Certificate Balance of the Certificates, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instrument or instruments shall be delivered to each of the Depositor and the Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this
Section 8.8 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.9 hereof.

          Section 8.9 Successor Trustee. Any successor trustee appointed as provided in Section 8.8 hereof shall execute, acknowledge and deliver to the Servicer, the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver or cause to be delivered to the successor trustee the Mortgage File and related documents and statements held by it hereunder, and the Servicer and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          No successor trustee agent shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section
8.7 hereof.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.9, the successor trustee shall mail notice at the successor trustee's expense of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency. If the successor trustee fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the Servicer shall cause such notice to be mailed at the expense of the successor trustee.

          Section 8. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 8.7 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.11 Appointment of Co-Trustee, Separate Trustee or Mortgage Custodian. (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Holders of Certificates evidencing a majority of the Aggregate Certificate Balance shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgaged Property outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing the Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing the Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The Servicer shall advise the Trustee if the Servicing Officers of the Servicer have actual knowledge that a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, relieve the Trustee of any of its duties hereunder.

          (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

              (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

             (ii)  all other rights, powers, duties and
     obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

            (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

             (iv) the Trustee or the Holders of Certificates evidencing a majority of the Aggregate Certificate Balance may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.7 hereunder and no notice to Certificateholders of the appointment shall be required under
Section 8.9 hereof.

          (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

          (g) The Trustee shall pay the reasonable compensation of the co-trustees or separate trustees appointed pursuant to this
Section 8.11 hereof (other than expenses, disbursements and advances made by such co-trustees or separate trustees, which shall be paid out of the Trust Fund to the extent, and in accordance with the standards, specified in Section 8.6 hereof).

          (h) Subject to the consent of the Servicer, which consent shall not be unreasonably withheld, the Trustee may appoint at any time a Mortgage Custodian to act as the agent of the Trustee for purposes of holding the Mortgage File provided that such appointment shall not adversely affect the ratings of any Certificates by the Rating Agency. The Trustee shall serve as the initial Mortgage Custodian hereunder. Upon the appointment of a Mortgage Custodian other than the Trustee, the Servicer, the Trustee and the Mortgage Custodian shall enter into a mortgage custodian agreement.

          (i) The Trustee, the Depositor or the Holders of Certificates evidencing a majority by Certificate Balance of the Certificates, may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it or them, if such removal does not violate the other terms of this Agreement.

          (j)   The provisions of Sections 8.1, 8.2, 8.3, 8.4 and
8.5 hereof applicable to the Trustee shall apply as well to the Mortgage Custodian, the Authenticating Agent, the Paying Agent and the Certificate Registrar.

          Section 8.F Authenticating Agents. (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in executing and authenticating Certificates. Wherever reference is made in this Agreement to the execution and authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include execution and authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or financial institution organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan, the City and State of New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to engage in a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent hereunder.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent, provided that such Person meets the requirements of Section 8.12(a) hereof.

          (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Servicer and the Borrowers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Servicer and the Borrowers. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and the Borrowers and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to
Section 8.6 hereof.

          Section 8.13 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. Without limiting the foregoing, the Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder which has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and which is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust REMIC, the Trust Fund or the Depositor or otherwise not eligible for the exemption from withholding for "portfolio interest" within the meaning of Code Sections 871(h) and 881(c).
In the event the Paying Agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder.

          Section 8.14 Massachusetts Filings. The Trustee shall make all filings required under Massachusetts General Laws, Chapter 182, Sections 2 and 12.


                           ARTICLE IX

                           TERMINATION

          Section 9.1 Termination. (a) Subject to Section 9.2 hereof, the respective obligations and responsibilities of the Servicer, the Depositor, the Paying Agent and the Trustee created hereby (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the Final Distribution Date and the obligation of the Servicer to disburse money from the Distribution Account in payment of any sums then due the Trustee) shall terminate upon the last action required to be taken by the Paying Agent on the Final Distribution Date pursuant to this
Article IX upon the earlier of (i) the later of (A) the final payment on the Mortgage Loan or (B) the liquidation of the last Foreclosed Property remaining in the Trust Fund and the distribution of the proceeds thereof in accordance with this Agreement, (ii) the termination of this Agreement pursuant to
Section 9.1(b) below, (iii) the sale of the Mortgage Notes pursuant to Section 9.1(c) below and (iv) the termination of the Trust Fund pursuant to Section 9.1(d) below; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) At any time when the Certificate Balance of the Certificates (other than the R Certificates) is less than or equal to 10% of the Certificate Balance of the Certificates (other than the R Certificates) as of the Closing Date, the Depositor may give written notice to the Trustee that it elects to purchase the Mortgage Loan, at the price and on the other terms and conditions set forth in Section 9.1(c) hereof, including the delivery to the Trustee of the Opinion of Counsel referred to therein. Such purchase shall be made in accordance with Section 9.2 hereof.

          (c) The Servicer may on any Due Date purchase the Mortgage Loan and any other property, if any, remaining in the Trust Fund, provided that on the Distribution Date preceding the date of such purchase, the Mortgage Loan Principal Balance, after giving effect to distributions of principal made on such Distribution Date, is not more than 10% of the initial Mortgage Loan Principal Balance. Upon receipt of the Termination Price set forth below, the Trustee shall (i) cause to be released to the Servicer the Mortgage File and (ii) on the Distribution Date following such Due Date, distribute the Termination Price to the Certificateholders as a Voluntary Prepayment other than in connection with a release of Mortgaged Property pursuant to Section 5(c) of each Mortgage Note. The "Termination Price" shall equal the sum of (1) the greater of (x) 100% of the Mortgage Loan Principal Balance on the day of such purchase plus accrued interest to the last day of the Interest Accrual Period during which such purchase occurs (plus any unreimbursed Servicing Advances and net of unreimbursed Interest Advances) and (y) the fair market value of the Mortgage Loan, and (2) the fair market value of any other property remaining in the Trust Fund, such fair market value, in the case of the Mortgage Loan, Foreclosed Property or other property, to be determined by an Appraiser mutually agreed upon by the Servicer, the Trustee and a majority in Certificate Balance of the Class R Certificateholders. As a condition to the purchase of the assets of the Trust Fund pursuant to this Section 9.1(c), the Servicer must deliver to the Trustee and the Depositor an Opinion of Counsel, which shall be an expense of the Servicer, stating that such termination will be a "qualified liquidation" of the Trust REMIC under Section 860F of the Code. Such purchase shall be made in accordance with Section 9.2 hereof. Upon consummation of the sale of the property included in the Trust Fund, the Mortgage Custodian shall deliver the Mortgage Collateral Security to the Servicer.

          (d) Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Paying Agent by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such Final Distribution Date specifying (i) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

          (e)   Upon presentation and surrender of the
Certificates, the Paying Agent shall cause to be distributed to the holders of such Certificates on the Final Distribution Date, the amounts payable to such Certificateholders in accordance with
Section 4.1 hereof. Upon any such termination, the Paying Agent shall terminate the Certificate Account and the Default Interest Account, and shall request the Servicer and the Trustee to terminate any other account or fund maintained with respect to the Certificates, subject to the Paying Agent's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

          (f) In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Paying Agent shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn from the Certificate Account and credited to the remaining Certificateholders by depositing such funds in a separate escrow account held uninvested for the benefit of such Certificateholders and the Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account. If the remaining Certificateholders do not surrender their Certificates for cancellation and receipt of the final distribution with respect thereto within two years following the Final Distribution Date, the Paying Agent shall pay the amount of such unclaimed final distribution to the Borrowers and thereafter such remaining Certificateholders shall look only to the Borrowers for payment of such final distribution as general unsecured creditors of the Borrowers.

          Section 9.2 Additional Termination Requirements. (a) In connection with any termination pursuant to Section 9.1 hereof, the Trust Fund and the Trust REMIC shall be terminated in accordance with the following additional requirements, unless the Servicer has obtained and paid for (at its own expense), and the Trustee has been supplied with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.2 will not (i) result in the imposition of taxes on "prohibited transactions" on the Trust REMIC as defined in
Section 860F of the Code, or (ii) cause the Trust REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

              (i)  Within 89 days prior to the Final
     Distribution Date set forth in the notice given by the Trustee under Section 9.1 hereof, the Trustee shall adopt a plan of complete liquidation of the Trust REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

             (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Servicer on behalf of the Trustee shall sell or cause to be sold any remaining assets of the Trust Fund included in the Trust REMIC.

            (iii) At the time of the making of the final payment on the Certificates other than the Class R Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates all cash on hand in the pool of assets constituting the Trust REMIC after such final payment of the Certificates, other than cash retained to meet claims, and the Trust Fund, and the Trust REMIC, shall terminate at that time; and

             (iv) In no event may the final payment on the Certificates (except to the extent permitted in Section
     9.1 hereof with respect to Certificateholders who fail to surrender their Certificates) be made after the 89th day from the date on which the plan of complete liquidation for the Trust REMIC is adopted.

          (b) By acceptance of the Class R Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation in the form proposed by the Holders of the Class R Certificates upon the written request of the Servicer and agree to take such other action in connection therewith as may be reasonably requested by the Servicer or the Trustee, which authorization shall be binding upon all successor Class R Certificateholders.

          (c) On the final federal income tax return for the Trust REMIC, the Trustee shall attach a statement specifying the date of adoption of the plan of liquidation.

          Section 9.3 Trusts Irrevocable. Except as expressly provided herein, all trusts created hereby are irrevocable.


                            ARTICLE X

                      REMIC ADMINISTRATION

          Section 10.1 REMIC Administration. (a) An election will be made by the Trustee to treat the segregated pool of assets consisting of (i) the Mortgage Loan (other than the right to receive Default Interest), (ii) all amounts held from time to time in the Distribution Account and the Certificate Account, (iii) any property which secures the Mortgage Loan and which is acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (iv) certain other rights set forth herein as a REMIC under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of such election, the rights of the Holders of Class A, Class B, Class C and Class D Certificates (other than the right to receive Default Interest) shall be designated as the "regular interests" in the Trust REMIC and the rights of the Holders of the Class R Certificates shall be designated as the "residual interest" in the Trust REMIC. The final scheduled distribution date for the Class A, the Class B, the Class C, the Class D and the Class R Certificates shall be the Final Certificate Distribution Date. The portion of the Trust Fund holding the right to receive Default Interest shall be treated as a grantor trust or as a mere custodial arrangement for United States Federal income tax purposes and the Trustee shall file Form 1041 with respect to such portion of the Trust Fund.

          (b) The Closing Date is hereby designated as the "Startup Day" of the Trust REMIC within the meaning of Section
860G(a)(9) of the Code.

          (c) The Trustee shall pay the ordinary and usual expenses of the Trust REMIC in connection with the preparation, filing and mailing of tax information reports and returns required to be filed under the Code (not including fees for filing which are materially increased or any taxes, however denominated, including any additions to tax, penalties and interest, or any professional fees or expenses related to any administrative or judicial proceedings with respect to the Trust REMIC that involve the Internal Revenue Service or state tax authorities); provided that, if, in its reasonable discretion, it deems it necessary, in order to protect the status of the Trust REMIC or prevent the Trust Fund or the Certificateholders or any of them from the imposition of tax, to retain professionals to assist it in any such proceedings (other than routine proceedings not involving a controversy) then such fees and expenses may be reimbursed from the Distribution Account pursuant to Section 3.3(e) hereof and the Class R Certificateholders shall be required to reimburse the Trust Fund for such expenses.

          (d) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of the Trust REMIC, an application for a taxpayer identification number for the Trust REMIC on Internal Revenue Service Form SS-4. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Servicer. The Trustee shall prepare and file Form 8811 on behalf of the Trust REMIC and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

          (e) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund and the Trust REMIC and sign, and file all of the Trust Fund's (including, without limitation, the portion of the Trust Fund applicable to Default Interest, if any) and the Trust REMIC's federal and state income or franchise tax and information returns as each of the Trust Fund's and the Trust REMIC's direct representative. Such returns shall be prepared at the Trustee's expense, except that if additional state tax returns are required to be filed in more than three states, the Trustee shall be entitled, with respect to any such additional filings, to
(i) be paid a reasonable fee and (ii) receive its reasonable costs and expenses, both as amounts reimbursable by the Depositor. The Depositor and the Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund or the Trust REMIC as is in its possession, which the Depositor or the Servicer has received or prepared by virtue of its role as Depositor or Servicer hereunder and reasonably requested by the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Trustee shall have no responsibility to file returns or to take any other action under this Article X with respect to any tax matters with any state or local jurisdiction other than the States of New York, Massachusetts or Texas unless required in writing by another jurisdiction or notified by an Opinion of Counsel delivered to it by one of the parties hereto. Subject to Section 6.3(a) hereof, the Servicer shall indemnify the Trust REMIC for any liability of or assessment against the Trust REMIC and any expenses incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Servicer caused by the negligence, willful misconduct or bad faith of the Servicer. The Trustee shall indemnify the Trust REMIC for any liability of or assessment against the Trust REMIC and any expense incurred in connection with such liability or assessment (including attorney's fees) resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, wilful misconduct or bad faith of the Trustee. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 10.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that failure to give such notification shall not affect the indemnification rights in favor of the Trust REMIC under this Section 10.1(e). Any such indemnification shall survive the resignation or termination of the Servicer or the Trustee or the termination of this Agreement.

          (f) The Trustee shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Form 1099 information returns and such other information within the control of the Trustee as the Depositor may reasonably request in writing. Moreover, the Trustee shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file annual reports and file copies of this Agreement with the appropriate state authorities as may to the actual knowledge of a responsible officer of the Trustee be required by applicable law and shall prepare and disseminate to Certificateholders Forms 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Trustee will make available to any Certificateholder any tax-related information required to be made available pursuant to the Code and any Treasury Regulations thereunder.

          (g) Subject to subsection (e) of this Section with 10.1 respect to certain reimbursements, the Trustee shall perform on behalf of the Trust REMIC all reporting and other tax compliance duties that are the responsibility of the Trust REMIC under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state taxing authority. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. Each of the Depositor and the Servicer shall provide on a timely basis (but in no event later than 15 days after the Trustee's request) to the Trustee or its designee such information with respect to the Trust REMIC as is in its possession and reasonably requested in writing by the Trustee to enable it to perform its obligations under this subsection.

          (h) The Holder of the greatest percentage of Percentage Interests of the Class R Certificates shall be the Tax Matters Person for the Trust REMIC. The duties of the Tax Matters Person for the Trust REMIC are hereby delegated to the Trustee and each Residual Certificateholder agrees, by acceptance of its Residual Certificate, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Trustee as their agent and attorney in fact. The Trustee shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Class R Certificateholders.

          (i) The Trustee, the Holders of the Residual Certificates and the Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee and the Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of the Trust REMIC as a REMIC or, as appropriate, adopt a plan of complete liquidation.

          (j) The Trustee, the Holders of the Residual Certificates and the Servicer shall not take any action or cause the Trust REMIC to take any action that, under the REMIC Provisions, could (i) endanger the status of the Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)) unless
(A) the Trustee has been supplied with a Nondisqualification Opinion (at the expense of the party seeking to take such action) with respect to such action or (B) the Trustee has been supplied with an opinion (at the expense of the party seeking to take such action) to the effect that such action will not cause the Trust REMIC to fail to qualify as a REMIC and the Trustee has calculated that no material tax will actually be imposed.

          (k) The Holders of the Residual Certificates shall pay when due their pro rata share of any and all federal, state and local taxes imposed on the Trust REMIC or their assets or transactions, including, without limitation, (i) "prohibited transaction" taxes, as defined in Section 860F of the Code, any tax on contributions imposed by Section 860G(d) of the Code and (ii) any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code (to the extent that such tax on net income from foreclosure property cannot be paid out of such net income). To the extent that taxes of the Trust REMIC are not paid by the Residual Certificateholders, the Trustee shall pay any remaining Trust REMIC taxes out of current or future amounts otherwise distributable to the Holders of the respective Residual Certificates or, if no such amounts are available, out of other amounts held in the Distribution Account pursuant to Section 3.3 hereof.

          (l) The Trustee and, to the extent that records are maintained by the Servicer in the normal course of its business, the Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust REMIC on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, in the Mortgage Loan or in the Mortgage, all amounts collected on the Mortgage Loan shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loan (including interest on overdue interest) (other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of the Trust REMIC's investments to show that the Trust REMIC has complied with the REMIC Provisions.

          (m) Neither the Trustee nor the Servicer shall enter into any arrangement by which the Trust REMIC will receive a fee or other compensation for services.

          (n) In order to enable the Trustee to perform its duties as set forth herein, the Depositor or the Borrowers shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates and the projected cash flows on the Mortgage Loan. Thereafter, the Depositor or the Borrowers shall provide to the Trustee, promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositor or the Borrowers in the preparation of all federal and state income or franchise tax and information returns and reports for the Trust REMIC to Certificateholders as required herein. The Borrowers hereby jointly and severally indemnify the Trustee and the Trust REMIC for any losses, liabilities, damages, claims or expenses of or assessments against the Trustee or the Trust REMIC arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositor or the Borrowers to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee, provided such methodology is reasonable) on a timely basis and such indemnifications shall survive the resignation or termination of the Servicer or the Trustee or the termination of this Agreement.

          The Trustee agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its best reasonable efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor or the Borrowers, as the case may be, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor or the Borrowers, as the case may be, unless such information is generally available to the public (other than as a result of a breach of this Section 10.1(n)) or is required by law or applicable regulations to be disclosed.

          Section 10.2 Foreclosed Property. Pv Notwithstanding any other provision of this Agreement, the Servicer, acting on behalf of the Trustee hereunder, shall not rent, lease, or otherwise earn income on behalf of the Trust Fund and/or the Trust REMIC with respect to any Foreclosed Property which might cause such Foreclosed Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or, except as authorized by this Section, result in the receipt by the Trust REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Trustee and the Servicer have been supplied with an Opinion of Counsel (at the expense of the Trust REMIC) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for the Trust REMIC by the Foreclosed Property would not result in the imposition of a tax upon the Trust REMIC.

          If, after consultation with tax counsel, which shall be outside counsel knowledgeable of the issues occurring in the practice of securitization and reasonably acceptable to the Servicer, the Servicer in good faith believes that the aggregate amount recoverable by Certificateholders (net of all related expenses including taxes) with respect to a Foreclosed Property if the Trust REMIC actually incurs a tax as described in the foregoing paragraph exceeds the aggregate amount that would be recoverable by Certificateholders if the Foreclosed Property is operated so as to avoid such taxes, the Servicer may, upon delivery to the Trustee of an Officer's Certificate specifying the reasons for its conclusions, operate the Foreclosed Property in a manner that gives rise to such a tax, provided that such operation does not adversely affect the continuing status of the Trust REMIC as a REMIC for federal income tax purposes as evidenced by a Nondisqualification Opinion, the expense of which shall be paid from Foreclosure Proceeds from the applicable property.

          Without limiting the generality of the foregoing, the Servicer shall not:

              (i) permit the Trust Fund and/or Trust REMIC to enter into, renew or extend any New Lease with respect to any Foreclosed Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

             (ii)  permit any amount to be received or
     accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any Foreclosed Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of
     Section 856(e)(4)(B) of the Code; or

             (iv)  Directly Operate, or allow any other
     Person to Directly Operate, any Foreclosed Property on any date more than 90 days after its acquisition date; unless, in any such case, the Servicer has requested and received an Opinion of Counsel at the expense of the Trust REMIC to the effect that such action will not cause such Foreclosed Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without taking into account the final sentence of such Section) at any time that it is part of the Trust REMIC, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

          (b) The Servicer, acting on behalf of the Trustee, shall make reasonable efforts to sell any Foreclosed Property for its fair market value in accordance with Section 3.11 hereof and the Servicer shall each month advise the Trustee in writing of the status of any Mortgaged Property which has been acquired. In any event, however, the Servicer, acting on behalf of the Trustee, shall dispose of any Foreclosed Property within two years following its Acquisition Date unless the Trustee or the Servicer, on its behalf, has been granted an extension of time (an "Extension") by the Internal Revenue Service to sell such Foreclosed Property. If the Trustee or the Servicer, on its behalf, has received such an Extension, then the Servicer, acting on behalf of the Trustee, shall continue to attempt to sell the Foreclosed Property for its fair market value for such period longer than two years as such Extension permits (the "Extended Period"). If the Trustee or the Servicer, on its behalf, has not received such an Extension and the Servicer, acting on behalf of the Trustee, is unable to sell the Foreclosed Property within the two year period, or if the Trustee has received such an Extension, and the Servicer, acting on behalf of the Trustee, is unable to sell the Foreclosed Property within the Extended Period, the Servicer shall before the end of the two-year period or Extended Period, as the case may be, auction the Foreclosed Property to the highest bidder (which may be the Servicer) in accordance with Accepted Servicing Practices.

          (c) Within 30 days of the sale of a Foreclosed Property, the Servicer shall provide to the Trustee a statement of accounting for such Foreclosed Property, including without limitation, (i) the Acquisition Date for such Foreclosed Property,
(ii) the date of disposition of such Foreclosed Property, (iii) the gross sales price, the related selling and other expenses and the net sales price, (iv) accrued interest on the Allocated Loan Amount with respect to such Foreclosed Property at the Mortgage Rates calculated from the date of acquisition to the disposition date, and (v) such other information as the Trustee may reasonably request.

          (d) The Trustee shall file in a timely manner all information and other returns regarding foreclosed or abandoned properties required by Section 6050J of the Code and the regulations thereunder, shall forward to the Servicer and the Depositor a copy of each such report or return, and shall furnish copies of such returns or reports to the Borrowers or other persons to whom copies of such returns are required to be furnished pursuant to the Code and any regulations thereunder.

          Section 10.3 Modifications of Mortgage Loan. Notwithstanding anything to the contrary in this Agreement, neither the Trustee nor the Servicer shall permit any modification of the Mortgage Loan (including, but not limited to, the interest rate, the principal balance, the amortization schedule, the Scheduled Maturity Date, the collateral securing the Mortgage Loan, the incurrence of additional fees or similar charges not provided for in the Mortgage or any other material term ) unless (i) the Trustee and the Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request of the Servicer or the Trustee to modify the Mortgage Loan) to the same effect as a Nondisqualification Opinion with respect to such modification or (ii) such modification meets the requirements set forth in Section 3.7(d) hereof.

          Section 10.4 Prohibited Transactions and Activities. Neither the Servicer nor the Trustee shall permit the sale, disposition or substitution of the Mortgage Loan or the substitution of a property for a Mortgaged Property (except in a disposition pursuant to (i) the bankruptcy or insolvency of the Trust REMIC, (ii) the termination of the Trust REMIC in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iii) Section 3.10 hereof with respect to a Defaulted Mortgage Loan) nor acquire any assets for the Trust REMIC (other than Foreclosed Property), or sell or dispose of any investments in the Distribution Account or the Certificate Account for gain, nor accept any contributions to the Trust REMIC (other than a cash contribution during the three-month period beginning on the Startup
Day), unless it has been supplied with an Opinion of Counsel (at the expense of the Person requesting the Trustee to take such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of the Trust REMIC as a REMIC or the status of the portion of the Trust Fund holding the right to receive Default Interest as a grantor trust, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust REMIC (except pursuant to the provisions of this Agreement) or (d) cause the Trust REMIC to be subject to a tax on "prohibited transactions" or "prohibited contributions" pursuant to the REMIC Provisions.

          Section 10.5 Indemnification with Respect to Certain Taxes and Loss of REMIC Status. (a) In the event that the Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state, local or foreign taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the gross negligence or willful misconduct in the performance by the Trustee or the Certificate Registrar of its duties and obligations specifically set forth herein, subject to Section 6.3(a) hereof, the Trustee shall indemnify the Holders of the applicable Residual Certificates against any and all losses or liabilities, including penalties and interest (collectively, "Losses"), for which such Holders or any of them might be liable to any jurisdiction directly resulting from such gross negligence or willful misconduct, provided that such Holder has promptly notified the Trustee of any claim which might be the subject of the indemnification hereunder (provided, however, that the failure to so notify the Trustee shall not release the Trustee from any of its obligations hereunder except and only to the extent that it has been prejudiced thereby), whereupon the Trustee shall assume the defense of any such claim (with counsel reasonably satisfactory to such Holder) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it in respect of such claim, and upon such assumption of such defense, the Trustee shall not be obligated to pay the fees or expenses of any other counsel retained by such Holder. Notwithstanding the foregoing, the Trustee shall not be liable for any such Losses to the extent attributable to an action or inaction of the Servicer, the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from misinformation provided by the Servicer, the Depositor or such Holders of Residual Certificates on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the other Holders of the Residual Certificates now or hereafter existing at law or in equity.

          (b) Subject to Section 6.3(a) hereof, in the event that the Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or a tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the gross negligence or willful misconduct in the performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Holders of the applicable Residual Certificates against any and all Losses for which such Holders or any of them might be liable to any jurisdiction directly resulting from such gross negligence or willful misconduct, provided that the Holder has promptly notified the Servicer of any claim which might be the subject of the indemnification hereunder (provided, however, that the failure to so notify the Servicer shall not release the Servicer from any of its obligations hereunder except and only to the extent that it has been prejudiced thereby), whereupon the Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to such Holder) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it in respect of such claim, and upon such assumption of such defense, the Servicer shall not be obligated to pay the fees or expenses of any other counsel retained by such Holder. Notwithstanding the foregoing, the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from misinformation provided by the Trustee, the Depositor or such Holders of such Residual Certificates on which the Servicer has reasonably relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the other Holders of such Residual Certificates now or hereafter existing at law or in equity.


                           ARTICLE XI

                    MISCELLANEOUS PROVISIONS

          Section 11.1 Amendment. (a) This Agreement may be amended from time to time by the Servicer and the Trustee, without the consent of the Depositor or any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be defective or inconsistent with any other provisions herein, (iii) to the extent necessary or desirable to maintain the status of the Trust REMIC as a REMIC, (iv) to maintain a rating for Class A, Class B, Class C and Class D Certificates from a nationally recognized statistical rating organization or (v) to make any other provisions with respect to matters or questions arising under this Agreement. No such amendment effected pursuant to clause (i), (ii), (iv) or (v) above shall (x) adversely affect in any material respect the interests of any Holder not consenting thereto or (y) adversely affect the status of the Trust REMIC as a REMIC. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii) above, at the expense of the Borrowers, and otherwise at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder if the Trustee receives written affirmation from the Rating Agency that such amendment will not cause the Rating Agency to qualify, downgrade or withdraw the then current rating assigned to any Class of Certificates. No such amendment effected pursuant to clause (i),
(ii), (iv) or (v) above shall adversely affect in any material respect the interests of the Depositor unless the Depositor shall have consented in writing thereto.

          (b) This Agreement may also be amended from time to time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 50% by Certificate Balance of the Certificates (other than the Class R Certificates) for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (ii) alter the obligations of the Servicer and the Trustee to make any Advance or alter the servicing standards set forth herein; (iii) adversely affect the status of the Trust REMIC as a REMIC (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R Certificateholders); or (iv) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendments and provided further that no such amendment shall adversely affect in any material respect the interests of the Depositor unless the Depositor shall have consented in writing thereto.

          As soon as practicable after the execution of any such amendment, the Servicer shall furnish written notification of the substance of such amendment to each Certificateholder and the Rating Agency.

          It shall not be necessary for the consent of the Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive (at the expense of the party requesting the amendment) and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

          Section 11.2 Recordation of Agreement. This Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgage are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust Fund upon its receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 11.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding-up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          In addition, unless specifically provided herein, for the purposes of voting as to any matters arising hereunder or obtaining any consent, waiver or approval hereunder and the Class R
Certificates shall not be permitted to vote, and the Percentage
Interests thereof shall not be considered to be outstanding.

          No Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right by virtue of or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class affected thereby evidencing, as to such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder of the same Class and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of the same Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders of the same Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.4 Actions of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Servicer, if made in the manner provided in this Section 11.4.

          (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

          (d) The Trustee may require additional proof of any matter referred to in this Section 11.4 as it shall deem reasonably necessary.

          (e) In the event that a Borrower or the Depositor becomes a Certificateholder, any Certificates held by any such Persons shall be considered as not issued and outstanding hereunder in determining the percentage of Certificate Balance required to make, or for the purpose of making, any request, demand, authorization, direction, notice, consent, waiver or other act by the Certificateholders.

          Section 11.5  Governing Law.  THIS AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF, AND THE
OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.6 Notices. All demands, notices and communications to any party hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Depositor, KRT Origination Corp., c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428, Attention:
Norman M. Kranzdorf; (ii) in the case of the Servicer, GE Capital Asset Management Corporation, 2000 West Loop South, 12th Floor, Houston, Texas 77027, Attention: Philip B. Smith, Jr., Esq.; and
(iii) in the case of the Trustee, the Paying Agent, the Authenticating Agent and the Certificate Registrar, the Trustee's Corporate Trust Office; or such other address as may hereafter be furnished to the Depositor and the Servicer in writing by the Trustee. Any notice required or permitted to be mailed or delivered to a Certificateholder shall be given by first class mail, postage prepaid, to the Certificateholder of record as recorded on and at the address of such Holder as shown in the Certificate Register. Any notice mailed to a Certificateholder within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice.

          Section 11.7 Notices to the Rating Agency. The Servicer shall deliver written notice of the following events to the Rating Agency at Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage Surveillance, promptly following the occurrence thereof: a material amendment to this Agreement or any other documents included in the Trust Fund; any Event of Default; change in or termination of the Trustee; the results of any inspection (whether structural, environmental or otherwise) of any of the Mortgaged Properties; and final payment to Certificateholders. In furtherance and not in limitation of the foregoing or anything in this Agreement, the Trustee shall also deliver copies of the following documents to the Rating Agency at the address set forth above at the time such documents are required to be delivered pursuant to this Agreement: monthly reports to Certificateholders pursuant to Section 4.2 hereof; quarterly unaudited financial statements of the Borrowers; annual audited financial statements of the Borrowers; annual report of independent accountants pursuant to section 3.14 hereof; notice of the removal of the Servicer or any successor servicer as servicer; and annual Servicer compliance report pursuant to Section
3.13 hereof. The Servicer also shall furnish such other information regarding the Trust Fund as may be reasonably requested by the Rating Agency to the extent the Servicer has or can obtain such information without unreasonable effort or expense. All notices to Rating Agency required hereunder shall be in writing.

          Section 11.8 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          Section 11.9 Streit Act. Any provisions required to be contained in this Agreement by Section 126 and/or Section 130-k of
Article 4-A of the New York Real Property Law in order to have the benefit of such Section 126 and/or Section 130-k are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 and/or Section 130-k shall not have any effect, and if said Section 126 and/or Section 130-k should at any time be repealed or cease to apply to this Agreement, or be construed by judicial decision to be inapplicable, said
Section 126 and/or Section 130-k shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement, or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          Section 11.9a Notice Under Escrow Agreement. In the event that the Trustee shall receive notification from the Borrowers that Net Operating Income has decreased by greater than 25% as calculated in the Escrow Agreement, the Trustee shall deliver to the escrow agent under the Escrow Agreement the certificate provided for in Section 3 of the Escrow Agreement.
       Section 11.10  Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                           KRT ORIGINATION CORP.
                             as Depositor


                           By: /s/ Norman Kranzdorf
                             Name:    Norman Kranzdorf
                             Title:   President


                           STATE STREET BANK AND TRUST COMPANY,
                             as Trustee, Mortgage Custodian,
Certificate Registrar,
                             Authenticating Agent and Paying Agent


                           By: /s/ James Byrne
                             Name:    James Byrne
                             Title:   Assistant Vice President


                           GE CAPITAL ASSET MANAGEMENT CORPORATION,
                             as Servicer and Special Servicer


                           By: /s/ Bethann C. Roberts
                             Name:    Bethann C. Roberts
                             Title:   President and Chief
                                   Executive Officer

                                                        EXHIBIT A



                             [UNLESS THIS CERTIFICATE IS PRESENTED
BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             TRANSFERS OF THIS BOOK-ENTRY
CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT REFERRED TO BELOW.]

                             THIS CERTIFICATE HAS NOT BEEN AND
WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE CERTIFICATES OR THE LAST DATE ON WHICH THIS CERTIFICATE IS HELD BY AN AFFILIATE OF THE DEPOSITOR ONLY (1) TO THE DEPOSITOR, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR
(5) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT WHO IS NOT A QIB PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (A) IN CERTAIN CIRCUMSTANCES RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW, AND (B) RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER EVIDENCE ACCEPTABLE TO THE DEPOSITOR AND THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

                             THIS CERTIFICATE WILL NOT BE ACCEPTED
FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRUSTEE THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE TRUST AGREEMENT.
REGISTERED

                             SOLELY FOR U.S. FEDERAL INCOME TAX
PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                   FORM OF CLASS A CERTIFICATE

                      KRT ORIGINATION CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

NUMBER: A-1                ORIGINAL
                           DENOMINATION:           $-------------


DATE OF TRUST AND          ORIGINAL CLASS A
SERVICING AGREEMENT:       PRINCIPAL BALANCE:      $-------------
JUNE 18, 1996

FIRST DISTRIBUTION DATE:   CUSIP NUMBER:           --------------
JULY 20, 1996



     evidencing a percentage interest in all distributions allocable to the Class A Certificates with respect to a mortgage loan, secured by a first lien on 27 neighborhood and community shopping center properties, which mortgage loan was sold by


                      KRT ORIGINATION CORP.


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN KRT ORIGINATION CORP., THE BORROWERS, THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE GUARANTEED OR INSURED BY KRT ORIGINATION CORP., THE BOR-ROWERS, THE SERVICER OR THE TRUSTEE OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
AS PROVIDED IN THE TRUST AGREEMENT, THIS CERTIFICATE IS
SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY.

       This certifies that is the registered owner of a beneficial interest in certain monthly distributions with respect to the mort-gage loan (the "Mortgage Loan") to KRT Property Holdings, Inc., Hillcrest Plaza Limited Partnership, KR Suburban, L.P., Fox Run, Limited Partnership, KR MacArthur Holdings, Inc., KR Best Associates, L.P., KR 69th Street, L.P., KR Trust One, Inc., KR Manchester, Inc., KR Street Associates, L.P., KR Orange, Inc., KR Collegetown, Inc., KR Hillcrest Mall, Inc. and KR Pilgrim, L.P. by a first lien on 27 neighborhood and community shopping center properties (each a "Mortgaged Property"), which Mortgage Loan was sold by KRT Origination Corp. (hereinafter called the "Depositor") together with certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Trust Fund was created pursuant to a Trust and Servicing Agreement, dated as specified above (the "Trust Agreement"), among the Depositor, GE Capital Asset Management Corporation, as servicer (the "Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of a duly authorized issue of Certificates, designated as KRT Origination Corp. Commercial Mort-gage Pass-Through Certificates, Class A (the "Class A Certifi-cates"), Class B (the "Class B Certificates"), Class C (the "Class C Certificates"), Class D (the "Class D Certificates") and the Class R (the "Class R Certificates" and, collectively with the Class A, Class B, Class C and Class D Certificates, the "Certifi-cates"), and is issued under and is subject to the terms, provi-sions and conditions of the Trust Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Class B, Class C, Class D and Class R Certificates are subordinated to the Class A Certificates in right of payment to the extent described in the Trust Agreement.

          The Class A Certificates represent, in the aggregate, an initial beneficial ownership interest of 68.1% in the Trust REMIC (as hereinafter defined), and will bear interest at a fixed rate of 7.76% per annum. Pursuant to the terms of the Trust Agreement, the Trustee or its designated Paying Agent will distribute from funds in the Certificate Account on the 20th day of each month or, if such 20th day is not a Business Day, the first Business Day immediately following (each, a "Distribution Date"), commencing on July 20, 1996, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Interest Accrual Period (the "Record Date"), payments of principal and interest on this Certificate in the amounts and in the priorities set forth in the Trust Agreement for such Distribu-tion Date.

          Distributions on this Certificate will be made on each Distribution Date by the Trustee or its designated Paying Agent either by check mailed to the address of the Holder hereof, as such name and address shall appear on the Certificate Register, or, upon written request by a Holder hereof holding in excess of $5,000,000 in initial Certificate Balance on all Classes of Certificates, delivered at least five Business Days prior to the related Record Date, by wire transfer in immediately available funds to the account of such Holder maintained at a bank in the United States, or by such other means of payment as the Holder hereof and the Paying Agent shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

          The Trust Fund will consist primarily of the Mortgage Loan secured by the Mortgage on the Borrowers fee or, in certain cases, leasehold interests in the Mortgaged Properties. Pursuant to the Trust Agreement, a segregated pool of assets of the Trust Fund will consist of (i) the Mortgage Loan (other than the right to Default Interest), (ii) the amounts held from time to time in the Distribution Account and the Certificate Account established under the Trust Agreement, (iii) any property which secures the Mortgage Loan and which is acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (iv) certain other rights set forth in the Trust Agreement. The Depositor intends to cause an election to be made to treat such segregated pool of assets as a real estate mortgage investment conduit (a "REMIC"), and upon such election, such segregated pool of assets will be a REMIC known as the "Trust REMIC." The Certificates (other than the Class R Certificates) will be designated as the "regular interests" in the Trust REMIC and the Class R Certificates will be designated as the "residual interests" in the Trust REMIC.

          The Certificate Registrar will cause to be kept at the Corporate Trust Office or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purposes, the Certificate Registrar or a designated Authenticating Agent will, subject to the limitations set forth in the Trust Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication.

          No service charge will be made for any transfer or exchange of the Certificate, but the Certificate Registrar or its designated agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to the due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

          The Trust Agreement may be amended from time to time by the Servicer and the Trustee, without the consent of any of the Holders of Certificates or the Depositor, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provisions therein, (iii) to the extent necessary or desirable to maintain the status of the Trust REMIC as a REMIC, (iv) to maintain a rating for the Class A, Class B, Class C and Class D Certificates from a nationally recognized statistical rating organization or (v) to make any other provisions with respect to matters or questions arising under the Trust Agreement; provided that no such amendment effected pursuant to clause (i), (ii), (iv) or (v) shall (a) adversely affect in any material respect the interests of any Holder not consenting thereto or (b) adversely affect the status of the Trust REMIC as a REMIC.

          The Trust Agreement may also be amended from time to time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 50% by Certificate Balance of the Certificates (other than the Class R Certificates) for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed in respect of any Certificate without the consent of the Holder of such Cer-tificate; (ii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the servicing standards set forth in the Trust Agreement; (iii) adversely affect the status of the Trust REMIC as a REMIC (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R Certificateholders); or (iv) reduce the aforesaid per-centages of Certificates the Holders of which are required to consent to any such amendments.

          The respective obligations and responsibilities of the Servicer, the Depositor, the Paying Agent and the Trustee created under the Trust Agreement (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the Final Distribution Date and certain obligations of the Servicer to the Trustee, including the obligation of the Servicer to disburse money from the Distribution Account in payment of certain sums then due the Trustee) shall terminate upon the last action required to be taken by the Paying Agent on the Final Distribution Date pursuant to Article IX of the Trust Agreement upon the earlier of
(i) the later of (A) the final payment on the Mortgage Loan or (B) the final liquidation of the last Foreclosed Property remaining in the Trust Fund and the distribution of the proceeds thereof in accordance with the Trust Agreement, (ii) the termination of the Trust Agreement pursuant to Section 9.1(b) thereof, (iii) the sale of the Mortgage Notes pursuant to Section 9.1(c) of the Trust Agreement and (iv) the termination of the Trust Fund pursuant to
Section 9.1(d) of the Trust Agreement; provided, however, that in no event shall the trust created pursuant to the terms of the Trust Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CON-
STRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE
STATE OF NEW YORK.

          Unless the certificate of authentication hereon has been executed by the Trustee or by its designated Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Class A
Certificate to be duly executed.


                              STATE STREET BANK AND TRUST COMPANY,
                                As Trustee



                              By:------------------------------
                                   Name:
                                   Title:


Dated:  -----------------


                  CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A CERTIFICATES REFERRED TO IN
THE WITHIN-MENTIONED AGREEMENT.


STATE STREET BANK AND TRUST COMPANY,
    Authenticating Agent


By:----------------------
     Authorized Signatory                       FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

 (PLEASE INSERT SOCIAL SECURITY*
OR
  U.S. TAXPAYER IDENTIFICATION
NUMBER OF ASSIGNEE)



    (Please Print or Typewrite Name and Address of Assignee)



the within Certificate, and all rights thereunder, and does hereby irrevocably constitute and appoint,


                                                         Attorney
to transfer the within Certificate on the books kept for registration thereof, with full power and substitution in the premises.



Dated:



(Signature Guaranteed)
     NOTICE: The signature of this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatsoever.


(*This information, which is voluntary, is being requested to ensure that the Assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                        EXHIBIT B



          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGIS-TERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMIT-ED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT REFERRED TO BELOW.]

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE CERTIFICATES OR THE LAST DATE ON WHICH THIS CERTIFICATE IS HELD BY AN AFFILIATE OF THE DEPOSITOR ONLY (1) TO THE DEPOSITOR, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (3) IN AN OFFSHORE TRANSACTION IN ACCOR-DANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR (5) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT WHO IS NOT A QIB PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (A) IN CERTAIN CIRCUMSTANCES RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW, AND (B) RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER EVIDENCE ACCEPTABLE TO THE DEPOSITOR AND THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

          THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENT PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) AN INSURANCE COMPANY USING ASSETS OF ANY INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT IN WHICH ASSETS OF SUCH PLAN ARE INVESTED (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF SUCH PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) THE ERISA TRANSFER AFFIDAVIT, SUBSTANTIALLY IN THE FORM ATTACHED TO THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR
(B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE SERVICER, THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE), WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR.

          THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE
TRUSTEE THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE TRUST AGREEMENT.
REGISTERED

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                   FORM OF CLASS B CERTIFICATE

                      KRT ORIGINATION CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


NUMBER: B-1                ORIGINAL
                           DENOMINATION:            $------------

DATE OF TRUST AND          ORIGINAL CLASS B
SERVICING AGREEMENT:       PRINCIPAL BALANCE:       $------------
JUNE 18, 1996

FIRST DISTRIBUTION DATE:   CUSIP NUMBER:            -------------
JULY 20, 1996



     evidencing a percentage interest in all distributions allocable to the Class B Certificates with respect to one mortgage loan, secured by a first lien on 27 neighborhood and community shopping center properties, which mortgage loan was sold by



                      KRT ORIGINATION CORP.


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN KRT ORIGINATION CORP., THE BORROWERS, THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE
AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE GUARANTEED OR INSURED BY KRT ORIGINATION CORP., THE BORROWERS, THE SERVICER OR THE TRUSTEE OR BY ANY OF THEIR
RESPECTIVE AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.AS PROVIDED IN THE TRUST AGREEMENT, THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY.

          This certifies that ----------------------------- is the
registered owner of a beneficial interest in certain monthly distributions with respect to the mortgage loan (the "Mortgage Loan") to KRT Property Holdings, Inc., Hillcrest Plaza Limited Partnership, KR Suburban, L.P., Fox Run, Limited Partnership, KR MacArthur Holdings, Inc., KR Best Associates, L.P., KR 69th Street, L.P., KR Trust One, Inc., KR Manchester, Inc., KR Street Associates, L.P., KR Orange, Inc., KR Collegetown, Inc., KR Hillcrest Mall, Inc. and KR Pilgrim, L.P. (the "Borrowers"), secured by a first lien on 27 neighborhood and community shopping center properties (each a "Mortgaged Property"), which Mortgage Loan was sold by KRT Origination Corp. (hereinafter called the "De-positor") together with certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Trust Fund was created pursuant to a Trust and Servicing Agreement, dated as specified above (the "Agreement"), among the Depositor, GE Capital Asset Management Corporation, as servicer (the "Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of a duly authorized issue of Certificates, designated as KRT Origination Corp. Commercial Mort-gage Pass-Through Certificates, Class A (the "Class A Certifi-cates"), Class B (the "Class B Certificates"), Class C (the "Class C Certificates"), Class D (the "Class D Certificates") and Class R (the "Class R Certificates" and, collectively with the Class A, Class B, Class C and Class D Certificates, the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Class B, Class C, Class D and Class R Certificates are subordinated to the Class A Certificates in right of payment to the extent described in the Trust Agreement.

          The Class B Certificates represent, in the aggregate, an initial beneficial ownership interest of 11.3% in the Trust REMIC (as hereinafter defined), and will bear interest at a fixed rate of 7.98% per annum. Pursuant to the terms of the Trust Agreement, the Trustee or its designated Paying Agent will distribute from funds in the Certificate Account on the 20th day of each month or, if such 20th day is not a Business Day, the first Business Day immediately following (each, a "Distribution Date"), commencing on July 20, 1996, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Interest Accrual Period (the "Record Date"), payments of principal and interest on this Certificate in the amounts and in the priorities set forth in the Trust Agreement for such Distribu-tion Date.

          Distributions on this Certificate will be made on each Distribution Date by the Trustee or its designated Paying Agent either by check mailed to the address of the Holder hereof, as such name and address shall appear on the Certificate Register, or, upon written request by a Holder hereof holding in excess of $5,000,000 in initial Certificate Balance on all Classes of Certificates, delivered at least five Business Days prior to the related Record Date, by wire transfer in immediately available funds to the account of such Holder maintained at a bank in the United States, or by such other means of payment as the Holder hereof and the Paying Agent shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

          The Trust Fund will consist primarily of the Mortgage Loan secured by the Mortgage on the Borrowers fee or, in certain cases, leasehold interests in the Mortgaged Properties. Pursuant to the Trust Agreement, a segregated pool of assets of the Trust Fund will consist of (i) the Mortgage Loan (other than the right to Default Interest), (ii) the amounts held from time to time in the Distribution Account and the Certificate Account established under the Trust Agreement, (iii) any property which secures the Mortgage Loan and which is acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (iv) certain other rights set forth in the Trust Agreement. The Depositor intends to cause an election to be made to treat such segregated pool of assets as a real estate mortgage investment conduit (a "REMIC"), and upon such election, such segregated pool of assets will be a REMIC known as the "Trust REMIC." The Certificates (other than the Class R Certificates) will be designated as the "regular interests" in the Trust REMIC and the Class R Certificates will be designated as the "residual interests" in the Trust REMIC.

          The Certificate Registrar will cause to be kept at the Corporate Trust Office or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purposes, the Certificate Registrar or a designated Authenticating Agent will, subject to the limitations set forth in the Trust Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication.

          No service charge will be made for any transfer or exchange of the Certificate, but the Certificate Registrar or its designated agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to the due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

          The Trust Agreement may be amended from time to time by the Servicer and the Trustee, without the consent of any of the Holders of Certificates or the Depositor, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provisions therein, (iii) to the extent necessary or desirable to maintain the status of the Trust REMIC as a REMIC, (iv) to maintain a rating for the Class A, Class B, Class C and Class D Certificates from a nationally recognized statistical rating organization or (v) to make any other provisions with respect to matters or questions arising under the Trust Agreement; provided that no such amendment effected pursuant to clause (i), (ii), (iv) or (v) shall (a) adversely affect in any material respect the interests of any Holder not consenting thereto or (b) adversely affect the status of the Trust REMIC as a REMIC.

          The Trust Agreement may also be amended from time to time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 50% by Certificate Balance of the Certificates (other than the Class R Certificates) for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed in respect of any Certificate without the consent of the Holder of such Cer-tificate; (ii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the servicing standards set forth in the Trust Agreement; (iii) adversely affect the status of the Trust REMIC as a REMIC (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R Certificateholders); or (iv) reduce the aforesaid per-centages of Certificates the Holders of which are required to consent to any such amendments.

          The respective obligations and responsibilities of the Servicer, the Depositor, the Paying Agent and the Trustee created under the Trust Agreement (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the Final Distribution Date and certain obligations of the Servicer to the Trustee, including the obligation of the Servicer to disburse money from the Distribution Account in payment of certain sums then due the Trustee) shall terminate upon the last action required to be taken by the Paying Agent on the Final Distribution Date pursuant to Article IX of the Trust Agreement upon the earlier of
(i) the later of (A) the final payment on the Mortgage Loan or (B) the final liquidation of the last Foreclosed Property remaining in the Trust Fund and the distribution of the proceeds thereof in accordance with the Trust Agreement, (ii) the termination of the Trust Agreement pursuant to Section 9.1(b) thereof, (iii) the sale of the Mortgage Notes pursuant to Section 9.1(c) of the Trust Agreement and (iv) the termination of the Trust Fund pursuant to
Section 9.1(d) of the Trust Agreement; provided, however, that in no event shall the trust created pursuant to the terms of the Trust Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CON-
STRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE
STATE OF NEW YORK.

          Unless the certificate of authentication hereon has been executed by the Trustee or by its designated Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Class B
Certificate to be duly executed.


                              STATE STREET BANK AND TRUST COMPANY,
                                As Trustee


                              By:------------------------------
                                   Name:
                                   Title:

Dated:  -------------------------


                  CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN
THE WITHIN-MENTIONED AGREEMENT.


STATE STREET BANK AND TRUST COMPANY,
   As Authenticating Agent



By: ----------------------
      Authorized Signatory                       FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

 (PLEASE INSERT SOCIAL SECURITY*
OR
  U.S. TAXPAYER IDENTIFICATION
NUMBER OF ASSIGNEE)



    (Please Print or Typewrite Name and Address of Assignee)



the within Certificate, and all rights thereunder, and does hereby irrevocably constitute and appoint,


                                                         Attorney
to transfer the within Certificate on the books kept for registration thereof, with full power and substitution in the premises.



Dated:



(Signature Guaranteed)
     NOTICE: The signature of this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatsoever.


(*This information, which is voluntary, is being requested to ensure that the Assignee will not be subject to backup withholding under Section 3406 of the Code.)
                                                        EXHIBIT C




          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGIS-TERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMIT-ED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT REFERRED TO BELOW.]

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE CERTIFICATES OR THE LAST DATE ON WHICH THIS CERTIFICATE IS HELD BY AN AFFILIATE OF THE DEPOSITOR ONLY (1) TO THE DEPOSITOR, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (3) IN AN OFFSHORE TRANSACTION IN ACCOR-DANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR (5) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT WHO IS NOT A QIB PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (A) IN CERTAIN CIRCUMSTANCES RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW, AND (B) RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER EVIDENCE ACCEPTABLE TO THE DEPOSITOR AND THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

          THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENT PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) AN INSURANCE COMPANY USING ASSETS OF ANY INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT IN WHICH ASSETS OF SUCH PLAN ARE INVESTED (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF SUCH PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) THE ERISA TRANSFER AFFIDAVIT, SUBSTANTIALLY IN THE FORM ATTACHED TO THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR
(B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE SERVICER, THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE), WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR.

          THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE
TRUSTEE THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE TRUST AGREEMENT.
REGISTERED

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                   FORM OF CLASS C CERTIFICATE

                      KRT ORIGINATION CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


NUMBER: C-1                ORIGINAL
                           DENOMINATION:           $-------------


DATE OF TRUST AND          ORIGINAL CLASS C
SERVICING AGREEMENT:       PRINCIPAL BALANCE:      $-------------
JUNE 18, 1996

FIRST DISTRIBUTION DATE:   CUSIP NUMBER:           --------------
JULY 20, 1996




     evidencing a percentage interest in all distributions allocable to the Class C Certificates with respect to one mortgage loan, secured by a first lien on 27 neighborhood and community shopping center properties, which mortgage loan was sold by



                      KRT ORIGINATION CORP.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN KRT ORIGINATION CORP., THE BORROWERS, THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE GUARANTEED OR INSURED BY KRT ORIGINATION CORP., THE BOR-ROWERS, THE SERVICER OR THE TRUSTEE OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
      AS PROVIDED IN THE TRUST AGREEMENT, THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY.

          This certifies that ----------------------------- is the
registered owner of a beneficial interest in certain monthly distributions with respect to the mortgage loan (the "Mortgage Loan") to KRT Property Holdings, Inc., Hillcrest Plaza Limited Partnership, KR Suburban, L.P., Fox Run, Limited Partnership, KR MacArthur Holdings, Inc., KR Best Associates, L.P., KR 69th Street, L.P., KR Trust One, Inc., KR Manchester, Inc., KR Street Associates, L.P., KR Orange, Inc., KR Collegetown, Inc., KR Hillcrest Mall, Inc. and KR Pilgrim, L.P. (the "Borrowers"), se-cured by a first lien on 27 neighborhood and community shopping center properties (each a "Mortgaged Property"), which Mortgage Loan was sold by KRT Origination Corp. (hereinafter called the "De-positor") together with certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Trust Fund was created pursuant to a Trust and Servicing Agreement, dated as specified above (the "Agreement"), among the Depositor, GE Capital Asset Management Corporation, as servicer (the "Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of a duly authorized issue of Certificates, designated as KRT Origination Corp. Commercial Mort-gage Pass-Through Certificates, Class A (the "Class A Certifi-cates"), Class B (the "Class B Certificates"), Class C (the "Class C Certificates"), Class D (the "Class D Certificates") and Class R (the "Class R Certificates" and, collectively with the Class A, Class B, Class C and Class D Certificates, the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Class C, Class D and Class R Certificates are subordinated to the Class A and Class B Certif-icates in right of payment to the extent described in the Trust Agreement.

          The Class C Certificates represent, in the aggregate, an initial beneficial ownership interest of 15.9% in the Trust REMIC (as hereinafter defined), and will bear interest at a fixed rate of 8.28% per annum. Pursuant to the terms of the Trust Agreement, the Trustee or its designated Paying Agent will distribute from funds in the Certificate Account on the 20th day of each month or, if such 18th day is not a Business Day, the first Business Day immediately following (each, a "Distribution Date"), commencing on July 20, 1996, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Interest Accrual Period (the "Record Date"), payments of principal and interest on this Certificate in the amounts and in the priorities set forth in the Trust Agreement for such Distribu-tion Date.

          Distributions on this Certificate will be made on each Distribution Date by the Trustee or its designated Paying Agent either by check mailed to the address of the Holder hereof, as such name and address shall appear on the Certificate Register, or, upon written request by a Holder hereof holding in excess of $5,000,000 in initial Certificate Balance on all Classes of Certificates, delivered at least five Business Days prior to the related Record Date, by wire transfer in immediately available funds to the account of such Holder maintained at a bank in the United States, or by such other means of payment as the Holder hereof and the Paying Agent shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

          The Trust Fund will consist primarily of the Mortgage Loan secured by the Mortgage on the Borrowers fee or, in certain cases, leasehold interests in the Mortgaged Properties. Pursuant to the Trust Agreement, a segregated pool of assets of the Trust Fund will consist of (i) the Mortgage Loan (other than the right to Default Interest), (ii) the amounts held from time to time Distribution Account and the Certificate Account established under the Trust Agreement, (iii) any property which secures the Mortgage Loan and which is acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (iv) certain other rights set forth in the Trust Agreement. The Depositor intends to cause an election to be made to treat such segregated pool of assets as a real estate mortgage investment conduit (a "REMIC"), and upon such election, such segregated pool of assets will be a REMIC known as "the Trust REMIC." The Certificates (other than the Class R Certificates) will be designated as the "regular interests" in the Trust REMIC and the Class R Certificates will be designated as the "residual interests" in the Trust REMIC.

          The Certificate Registrar will cause to be kept at the Corporate Trust Office or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purposes, the Certificate Registrar or a designated Authenticating Agent will, subject to the limitations set forth in the Trust Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication.

          No service charge will be made for any transfer or exchange of the Certificate, but the Certificate Registrar or its designated agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to the due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

          The Trust Agreement may be amended from time to time by the Servicer and the Trustee, without the consent of any of the Holders of Certificates or the Depositor, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provisions therein, (iii) to the extent necessary or desirable to maintain the status of the Trust REMIC as a REMIC, (iv) to maintain a rating for the Class A, Class B, Class C and Class D Certificates from a nationally recognized statistical rating organization or (v) to make any other provisions with respect to matters or questions arising under the Trust Agreement; provided that no such amendment effected pursuant to clause (i), (ii), (iv) or (v) shall (a) adversely affect in any material respect the interests of any Holder not consenting thereto or (b) adversely affect the status of the Trust REMIC as a REMIC.

          The Trust Agreement may also be amended from time to time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 50% by Certificate Balance of the Certificates (other than the Class R Certificates) for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed in respect of any Certificate without the consent of the Holder of such Cer-tificate; (ii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the servicing standards set forth in the Trust Agreement; (iii) adversely affect the status of the Trust REMIC as a REMIC (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R Certificateholders); or (iv) reduce the aforesaid per-centages of Certificates the Holders of which are required to consent to any such amendments.

          The respective obligations and responsibilities of the Servicer, the Depositor, the Paying Agent and the Trustee created under the Trust Agreement (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the Final Distribution Date and certain obligations of the Servicer to the Trustee, including the obligation of the Servicer to disburse money from the Distribution Account in payment of certain sums then due the Trustee) shall terminate upon the last action required to be taken by the Paying Agent on the Final Distribution Date pursuant to Article IX of the Trust Agreement upon the earlier of
(i) the later of (A) the final payment on the Mortgage Loan or (B) the final liquidation of the last Foreclosed Property remaining in the Trust Fund and the distribution of the proceeds thereof in accordance with the Trust Agreement, (ii) the termination of the Trust Agreement pursuant to Section 9.1(b) thereof, (iii) the sale of the Mortgage Notes pursuant to Section 9.1(c) of the Trust Agreement and (iv) the termination of the Trust Fund pursuant to
Section 9.1(d) of the Trust Agreement; provided, however, that in no event shall the trust created pursuant to the terms of the Trust Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CON-
STRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE
STATE OF NEW YORK.

          Unless the certificate of authentication hereon has been executed by the Trustee or by its designated Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Class C
Certificate to be duly executed.


                              STATE STREET BANK AND TRUST COMPANY,
                                As Trustee



                              By: ----------------------
                                    Name:
                                    Title:


Dated:  ----------------------


                  CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN
THE WITHIN-MENTIONED AGREEMENT.


STATE STREET BANK AND TRUST COMPANY,
    As Authenticating Agent


By: ----------------------
     Authorized Signatory                       FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

 (PLEASE INSERT SOCIAL SECURITY*
OR
  U.S. TAXPAYER IDENTIFICATION
NUMBER OF ASSIGNEE)



    (Please Print or Typewrite Name and Address of Assignee)



the within Certificate, and all rights thereunder, and does hereby irrevocably constitute and appoint,


                                                         Attorney
to transfer the within Certificate on the books kept for registration thereof, with full power and substitution in the premises.



Dated:



(Signature Guaranteed)
     NOTICE: The signature of this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatsoever.


(*This information, which is voluntary, is being requested to ensure that the Assignee will not be subject to backup withholding under Section 3406 of the Code.)
                                                        EXHIBIT D



          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGIS-TERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMIT-ED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE TRUST AGREEMENT REFERRED TO BELOW.]

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE CERTIFICATES OR THE LAST DATE ON WHICH THIS CERTIFICATE IS HELD BY AN AFFILIATE OF THE DEPOSITOR ONLY (1) TO THE DEPOSITOR, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (3) IN AN OFFSHORE TRANSACTION IN ACCOR-DANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR (5) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURITIES ACT WHO IS NOT A QIB PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (A) IN CERTAIN CIRCUMSTANCES RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW, AND (B) RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER EVIDENCE ACCEPTABLE TO THE DEPOSITOR AND THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

          THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENT PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) AN INSURANCE COMPANY USING ASSETS OF ANY INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT IN WHICH ASSETS OF SUCH PLAN ARE INVESTED (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF SUCH PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) THE ERISA TRANSFER AFFIDAVIT, SUBSTANTIALLY IN THE FORM ATTACHED TO THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR
(B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE SERVICER, THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE), WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR.

          THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE
TRUSTEE THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE TRUST AGREEMENT.
REGISTERED

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                   FORM OF CLASS D CERTIFICATE

                      KRT ORIGINATION CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

NUMBER: D-1                ORIGINAL
                           DENOMINATION:           $-------------


DATE OF TRUST AND          ORIGINAL CLASS D
SERVICING AGREEMENT:       PRINCIPAL BALANCE:      $-------------
JUNE 18, 1996

FIRST DISTRIBUTION DATE:   CUSIP NUMBER:           --------------
JULY 20, 1996



     evidencing a percentage interest in all distributions allocable to the Class A Certificates with respect to a mortgage loan, secured by a first lien on 27 neighborhood and community shopping center properties, which mortgage loan was sold by


                      KRT ORIGINATION CORP.


          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN KRT ORIGINATION CORP., THE BORROWERS, THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE GUARANTEED OR INSURED BY KRT ORIGINATION CORP., THE BOR-ROWERS, THE SERVICER OR THE TRUSTEE OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
    AS PROVIDED IN THE TRUST AGREEMENT, THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY.

          This certifies that
                          is the registered owner of a beneficial
interest in certain monthly distributions with respect to the mort-gage loan (the "Mortgage Loan") to KRT Property Holdings, Inc., Hillcrest Plaza Limited Partnership, KR Suburban, L.P., Fox Run, Limited Partnership, KR MacArthur Holdings, Inc., KR Best Associates, L.P., KR 69th Street, L.P., KR Trust One, Inc., KR Manchester, Inc., KR Street Associates, L.P., KR Orange, Inc., KR Collegetown, Inc., KR Hillcrest Mall, Inc. and KR Pilgrim, L.P. by a first lien on 27 neighborhood and community shopping center properties (each a "Mortgaged Property"), which Mortgage Loan was sold by KRT Origination Corp. (hereinafter called the "Depositor") together with certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Trust Fund was created pursuant to a Trust and Servicing Agreement, dated as specified above (the "Trust Agreement"), among the Depositor, GE Capital Asset Management Corporation, as servicer (the "Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of a duly authorized issue of Certificates, designated as KRT Origination Corp. Commercial Mort-gage Pass-Through Certificates, Class A (the "Class A Certifi-cates"), Class B (the "Class B Certificates"), Class C (the "Class C Certificates"), Class D (the "Class D Certificates") and Class R (the "Class R Certificates" and, collectively with the Class A, Class B, Class C and Class D Certificates, the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Class D and Class R Certificates are subordinated to the Class A, Class B and Class C Certificates in right of payment to the extent described in the Trust Agreement.

          The Class D Certificates represent, in the aggregate, an initial beneficial ownership interest of 4.7% in the Trust Fund, and will bear interest at a fixed rate of 8.92% per annum. Pursu-ant to the terms of the Trust Agreement, the Trustee or its designated Paying Agent will distribute from funds in the Certificate Account on the 20th day of each month or, if such 20th day is not a Business Day, the first Business Day immediately following (each, a "Distribution Date"), commencing on July 20, 1996, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Interest Accrual Period (the "Record Date"), payments of principal and interest on this Certificate in the amounts and in the priorities set forth in the Trust Agreement for such Distribution Date.

          Distributions on this Certificate will be made on each Distribution Date by the Trustee or its designated Paying Agent either by check mailed to the address of the Holder hereof, as such name and address shall appear on the Certificate Register, or, upon written request by a Holder hereof holding in excess of $5,000,000 in initial Certificate Balance on all Classes of Certificates, delivered at least five Business Days prior to the related Record Date, by wire transfer in immediately available funds to the account of such Holder maintained at a bank in the United States, or by such other means of payment as the Holder hereof and the Paying Agent shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution.

          The Trust Fund will consist primarily of the Mortgage Loan secured by the Mortgage on the Borrowers fee or, in certain cases, leasehold interests in the Mortgaged Properties. Pursuant to the Trust Agreement, a segregated pool of assets of the Trust Fund will consist of (i) the Mortgage Loan (other than the right to Default Interest), (ii) the amounts held from time to time in the Distribution Account and the Certificate Account established under the Trust Agreement, (iii) any property which secures the Mortgage Loan and which is acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (iv) certain other rights set forth in the Trust Agreement. The Depositor intends to cause an election to be made to treat such segregated pool of assets as a real estate mortgage investment conduit (a "REMIC"), and upon such election, such segregated pool of assets will be a REMIC known as the "Trust REMIC." The Certificates (other than the Class R Certificates) will be designated as the "regular interests" in REMIC and the Class R Certificates will be designated as the "residual interests" in the Trust REMIC.

          The Certificate Registrar will cause to be kept at the Corporate Trust Office or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purposes, the Certificate Registrar or a designated Authenticating Agent will, subject to the limitations set forth in the Trust Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication.

          No service charge will be made for any transfer or exchange of the Certificate, but the Certificate Registrar or its designated agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to the due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

          The Trust Agreement may be amended from time to time by the Servicer and the Trustee, without the consent of any of the Holders of Certificates or the Depositor, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provisions therein, (iii) to the extent necessary or desirable to maintain the status of the Trust REMIC as a REMIC, (iv) to maintain a rating for the Class A, Class B, Class C and Class D Certificates from a nationally recognized statistical rating organization or (v) to make any other provisions with respect to matters or questions arising under the Trust Agreement; provided that no such amendment effected pursuant to clause (i), (ii), (iv) or (v) shall (a) adversely affect in any material respect the interests of any Holder not consenting thereto or (b) adversely affect the status of the Trust REMIC as a REMIC.

          The Trust Agreement may also be amended from time to time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 50% by Certificate Balance of the Certificates (other than the Class R Certificates) for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed in respect of any Certificate without the consent of the Holder of such Cer-tificate; (ii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the servicing standards set forth in the Trust Agreement; (iii) adversely affect the status of the Trust REMIC as a REMIC (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R Certificateholders); or (iv) reduce the aforesaid per-centages of Certificates the Holders of which are required to consent to any such amendments.

          The respective obligations and responsibilities of the Servicer, the Depositor, the Paying Agent and the Trustee created under the Trust Agreement (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the Final Distribution Date and certain obligations of the Servicer to the Trustee, including the obligation of the Servicer to disburse money from the Distribution Account in payment of certain sums then due the Trustee) shall terminate upon the last action required to be taken by the Paying Agent on the Final Distribution Date pursuant to Article IX of the Trust Agreement upon the earlier of
(i) the later of (A) the final payment on the Mortgage Loan or (B) the final liquidation of the last Foreclosed Property remaining in the Trust Fund and the distribution of the proceeds thereof in accordance with the Trust Agreement, (ii) the termination of the Trust Agreement pursuant to Section 9.1(b) thereof, (iii) the sale of the Mortgage Notes pursuant to Section 9.1(c) of the Trust Agreement and (iv) the termination of the Trust Fund pursuant to
Section 9.1(d) of the Trust Agreement; provided, however, that in no event shall the trust created pursuant to the terms of the Trust Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CON-
STRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE
STATE OF NEW YORK.

          Unless the certificate of authentication hereon has been executed by the Trustee or by its designated Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Class D
Certificate to be duly executed.


                              STATE STREET BANK AND TRUST COMPANY,
                                As Trustee



                              By:------------------------------
                                   Name:
                                   Title:


Dated:  -----------------


                  CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN
THE WITHIN-MENTIONED AGREEMENT.


STATE STREET BANK AND TRUST COMPANY,
    As Authenticating Agent


By: ----------------------
     Authorized Signatory                       FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

 (PLEASE INSERT SOCIAL SECURITY*
OR
  U.S. TAXPAYER IDENTIFICATION
NUMBER OF ASSIGNEE)



    (Please Print or Typewrite Name and Address of Assignee)



the within Certificate, and all rights thereunder, and does hereby irrevocably constitute and appoint,


                                                         Attorney
to transfer the within Certificate on the books kept for registration thereof, with full power and substitution in the premises.



Dated:



(Signature Guaranteed)
     NOTICE: The signature of this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatsoever.


(*This information, which is voluntary, is being requested to ensure that the Assignee will not be subject to backup withholding under Section 3406 of the Code.)
                                                        EXHIBIT R


     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 86OG AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. NEITHER THIS CERTIFICATE NOR ANY BENEFICIAL INTEREST IN THIS CERTIFICATE MAY BE TRANSFERRED, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS, PRIOR TO SUCH DISPOSITION, THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE, AMONG OTHER THINGS, (1) AN AFFIDAVIT STATING THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION OR AN ERISA PLAN, AS SUCH TERMS ARE DEFINED IN THE TRUST AGREEMENT, AND (2) A TRANSFEREE AGREEMENT IN THE APPROPRIATE FORM, AND SATISFIES THE REQUIREMENTS SET FORTH THEREIN. NOTWITHSTANDING THE PAYMENT OF ALL AMOUNTS, IF ANY, REQUIRED TO BE PAID TO THE HOLDER HEREOF, THIS CERTIFICATE SHALL REMAIN OUTSTANDING UNTIL THE LIQUIDATION OF THE TRUST FUND AND THE TRUST REMIC IN ACCORDANCE WITH ARTICLE IX OF THE TRUST AGREEMENT.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE TRUSTEE AND THE DEPOSITOR THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT AND THE RESTRICTIONS CONTAINED THEREIN AND HEREIN AND IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT OR PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT, TO (A) THE RECEIPT BY THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE TRUST AGREEMENT OR
(B) THE RECEIPT BY THE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE REGISTRAR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR
(2) TO THE DEPOSITOR OR ITS AFFILIATES.

     THIS CERTIFICATE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE AND HEREIN HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE TRUST AGREEMENT.
                   FORM OF CLASS R CERTIFICATE

KRT ORIGINATION CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
CLASS R


NUMBER: R-----------
PERCENTAGE INTEREST: ------%
CERTIFICATE BALANCE: None
CERTIFICATE RATE: None

     evidencing a percentage interest in all distributions allocable to the Class R Certificates with respect to a mortgage loan, secured by a first lien on 27 neighborhood community shopping center properties (the "Mortgaged Property"), which mortgage loan was sold by


                      KRT ORIGINATION CORP.


     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN KRT ORIGINATION CORP., THE BORROWERS, THE SERVICER, THE TRUSTEE OR THE FISCAL AGENT REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOAN ARE GUARANTEED OR INSURED BY KRT ORIGINATION CORP., THE BORROWERS, THE SERVICER OR THE TRUSTEE OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

          This certifies that ----------------------- is the
registered owner of a ----% interest in the "residual interest" in the Trust REMIC (as defined in the Trust and Servicing Agreement, dated as of June 18, 1996 (the "Trust Agreement"), among the Depositor, GE Capital Asset Management Corporation, as servicer (the "Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"). The assets of the Trust Fund include, collectively, a mortgage loan (the "Mortgage Loan") to KRT Property Holdings, Inc., Hillcrest Plaza Limited Partnership, KR Suburban, L.P., Fox Run, Limited Partnership, KR MacArthur Holdings, Inc., KR Best Associates, L.P., KR 69th Street, L.P., KR Trust One, Inc., KR Manchester, Inc., KR Street Associates, L.P., KR Orange, Inc., KR Collegetown, Inc., KR Hillcrest Mall, Inc. and KR Pilgrim, L.P. (the "Borrowers") secured by a first lien on the Mortgaged Property, which Mortgage Loan was sold by KRT Origination Corp. (hereinafter called the "Depositor") together with certain other property held in trust for the benefit of Certificateholders. The Trust Fund was created pursuant to the Trust Agreement, a summary of certain of the pertinent provisions of which is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of a duly authorized issue of Certificates, designated as KRT Origination Corp., Commercial Mortgage Pass-Through Certificates, Class A (the "Class A Certificates"), Class B (the "Class B Certificates"), Class C (the "Class C Certificates"), Class D (the "Class D Certificates"), and Class R (the "Class R Certificates" and, collectively with the Class A, Class B, Class C and Class D Certificates, the "Certificates"), and is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Class R Certificates are subordinated to the Class A, Class B, Class C and Class D Certificates in right of payment to the extent described in the Trust Agreement.

          This Class R Certificate has no Certificate Balance or Certificate Rate. Pursuant to the terms of the Trust Agreement, the Trustee or its designated paying agent will distribute from funds in the Certificate Account on the 20th day of the month or, if such 20th day is not a Business Day, the first Business Day immediately following such 20th day (a "Distribution Date"), interest earned on funds on deposit in the Distribution Account to the extent and subject to the limitations set forth in the Trust Agreement, and after the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero and the Holders of the Class A, Class B, Class C and Class D Certificates have received all amounts payable to them with respect to the Trust REMIC under the Trust Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding Interest Accrual Period (the "Record Date"), an amount equal its pro rata share of the balance, if any, of the amounts available for distribution in the Distribution Account on such Distribution Date.

          Distributions on this Certificate will be made on each Distribution Date by the Trustee or its designated Paying Agent either by check mailed to the address of the Holder hereof, as such name and address shall appear on the Certificate Register, or by such other means of payment as the Holder hereof and the Paying Agent shall agree upon. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and specified in such notice of final distribution. Notwithstanding the final payment of all amounts (if any) payable hereunder, this Certificate will remain outstanding until liquidation of the Trust REMIC.

          The Trust Fund will consist primarily of the Mortgage Loan secured by the Mortgage on the Borrowers fee or, in certain cases, leasehold interests in the Mortgaged Properties. Pursuant to the Trust Agreement, a segregated pool of assets of the Trust Fund will consist of (i) the Mortgage Loan (other than the right to Default Interest), (ii) the amounts held from time to time in the Distribution Account and the Certificate Account established under the Trust Agreement, (iii) any property which secures the Mortgage Loan and which is acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (iv) certain other rights set forth in the Trust Agreement. The Depositor intends to cause an election to be made to treat such segregated pool of assets as a real estate mortgage investment conduit (a "REMIC"), and upon such election, such segregated pool of assets will be a REMIC known as the "Trust REMIC." The Certificates (other than the Class R Certificates) will be designated as the "regular interests" in REMIC and the Class R Certificates will be designated as the "residual interests" in the Trust REMIC.

          The Certificate Registrar will cause to be kept at the Corporate Trust Office or at the office of its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purposes, the Certificate Registrar or a designated Authenticating Agent will, subject to the limitations set forth in the Trust Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like Class and aggregate Percentage Interest and dated the date of authentication.

          No Class R Certificate or any percentage interest therein (whether or not a Certificate is physically transferred) may be owned, pledged or transferred, directly or indirectly, by or to a Disqualified Organization or an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or a plan or individual retirement account subject to Section 4975 of the Internal Revenue Code (such plans and individual retirement accounts are hereinafter collectively referred to as "ERISA Plan"). Prior to and as a condition of the registration of any transfer, sale or other disposition of a Class R Certificate or any percentage interest therein, the proposed transferee shall deliver to the Certificate Registrar an affidavit in substantially the respective forms attached to the Trust Agreement as Exhibit J-l(a) (for a U.S. Holder) or Exhibit J-l(b) (for a foreign Holder) representing and warranting that such transferee is neither a Disqualified Organization nor an ERISA Plan nor an agent or nominee acting on behalf of a Disqualified Organization or an ERISA Plan (any such transferee, a "Permitted Transferee"). In addition, the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an opinion of Counsel, satisfactory in form and substance to the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization or an ERISA Plan. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Class R Certificate or any percentage therein to a Disqualified Organization or an ERISA Plan or an agent or nominee acting on behalf of a Disqualified Organization or an ERISA Plan, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization or such ERISA Plan (or such agent or nominee) shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. The Certificate Registrar shall not be under any liability to any person for any registration or transfer of a Class R Certificate to a Disqualified Organization or an ERISA Plan or for the maturity of any payments due on such Class R Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Trust Agreement, so long as the transfer was effected in accordance with Section 5.2(h) of the Trust Agreement, unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization or an ERISA Plan (or an agent or nominee thereof). The Certificate Registrar shall be entitled to recover from any Holder of a Class
R Certificate or any percentage interest therein that was a Disqualified Organization or an ERISA Plan (or an agent or nominee thereof) at the time it became a Holder or any subsequent time it became a Disqualified organization or an ERISA Plan all payments made on such Class R Certificate at and after either of such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Class R Certificate or interest therein. Any percentage interest in a Class R Certificate shall be a pro rata individual interest.

          In addition to the foregoing restrictions on transfer of a Class R Certificate or any percentage interest therein, the Certificate Registrar will not register the transfer of a Class R Certificate unless (a) it has received a transferee letter either in the form attached as Exhibit J-2(a) or Exhibit J-2(b) to the Trust Agreement and (b) in the event that the transferee letter is in the form of Exhibit J-2(b) (a "Foreign Holder Letter"), it has received written evidence satisfactory to the Certificate Registrar that the transferor has paid or provided for payment of all taxes (including all accrued taxes on excess inclusion income) accrued on such Class R Certificate in accordance with the provisions set forth in Section 10.1(k) of the Trust Agreement, which written evidence shall include a copy of the applicable Forms 1066Q (or other applicable form prescribed by the Internal Revenue Service), to the extent that any such form has been filed, evidencing the amount of excess inclusion income for the periods during which the transferor held such Class R Certificate or any percentage interest therein; (c) it has received the calculations and certifications described in paragraph (4) of Exhibit J-2(b) or paragraph (14) of Exhibit J-2(a), and in the event that the transferee letter is in the form of Exhibit J-2(b), the requirements set forth in paragraph
(3)(xi) thereof have been complied with to the satisfaction of the Certificate Registrar. Upon satisfaction of the foregoing requirements, the Certificate Registrar shall register the Class R Certificate in the name of the transferee on whose benefit the transferee letter is made and delivered (and not in the name of any nominee thereof).

          If any purported transferee shall become a registered Holder of a Class R Certificate in violation of the provisions of
Section 5.2(h) of the Trust Agreement, then, upon receipt of written notice to the Certificate Registrar that the registration of transfer of such Class R Certificate was not in fact permitted by Section 5.2(h) of the Trust Agreement, the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Class R Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by Section 5.2(h) of the Trust Agreement, for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of the Trust Agreement so long as the transfer was registered upon receipt of the affidavit and the transferee letter described in
Section 5.2(h) of the Trust Agreement.

          In addition to the restrictions set forth above with respect to the Class R Certificates, the Certificate Registrar shall register the transfer of a Class R Certificate only (A) to the Depositor or its Affiliates or (B) only if (x) the transferor has advised the Certificate Registrar in writing that the Class R Certificate is being transferred to an Institutional Accredited Investor or a QIB and (y) prior to transfer the transferor furnishes to the Certificate Registrar a Transferee Letter, provided that, (a) in lieu thereof, the transferee or proposed transferor may furnish such other certifications, legal opinions or other information as are reasonably satisfactory to the Depositor and the Certificate Registrar to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or (b) if based upon an Opinion of Counsel to the effect that the delivery of (A)(x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, the Depositor and the Certificate Registrar may as a condition of the registration of any such transfer require the transferor to furnish other certifications, legal opinions or other information prior to registering the transfer of a Class R Certificate.

          No service charge will be made for any transfer or exchange of the Certificate, but the Certificate Registrar or its designated agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to the due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

          The Trust Agreement may be amended from time to time by the Servicer and the Trustee, without the consent of any of the Holders of Certificates or the Depositor, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provisions therein, (iii) to the extent necessary or desirable to maintain the status of the Trust REMIC as a REMIC, (iv) to maintain a rating for the Class A, Class B, Class C and Class D Certificates from a nationally recognized statistical rating organization or (v) to make any other provisions with respect to matters or questions arising under the Trust Agreement; provided that no such amendment effected pursuant to clause (i), (ii), (iv) or (v) shall (a) adversely affect in any material respect the interests of any Holder not consenting thereto or (b) adversely affect the status of the Trust REMIC as a REMIC.

          The Trust Agreement may also be amended from time to time by the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 50% by Certificate Balance of the Certificates (other than the Class R Certificates) for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loan which are required to be distributed in respect of any Certificate without the consent of the Holder of such Cer-tificate; (ii) alter the obligations of the Servicer or the Trustee to make an Advance or alter the servicing standards set forth in the Trust Agreement; (iii) adversely affect the status of the Trust REMIC as a REMIC (as evidenced by a Nondisqualification Opinion) without the consent of 100% of the Certificateholders (including the Class R Certificateholders); or (iv) reduce the aforesaid per-centages of Certificates the Holders of which are required to consent to any such amendments.

          The respective obligations and responsibilities of the Servicer, the Depositor, the Paying Agent and the Trustee created under the Trust Agreement (other than the obligation of the Paying Agent to make certain payments to Certificateholders after the Final Distribution Date and certain obligations of the Servicer to the Trustee, including the obligation of the Servicer to disburse money from the Distribution Account in payment of certain sums then due the Trustee) shall terminate upon the last action required to be taken by the Paying Agent on the Final Distribution Date pursuant to Article IX of the Trust Agreement upon the earlier of
(i) the later of (A) the final payment on the Mortgage Loan or (B) the final liquidation of the last Foreclosed Property remaining in the Trust Fund and the distribution of the proceeds thereof in accordance with the Trust Agreement, (ii) the termination of the Trust Agreement pursuant to Section 9.1(b) thereof, (iii) the sale of the Mortgage Notes pursuant to Section 9.1(c) of the Trust Agreement and (iv) the termination of the Trust Fund pursuant to
Section 9.1(d) of the Trust Agreement; provided, however, that in no event shall the trust created pursuant to the terms of the Trust Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY, THE LAWS OF THE
STATE OF NEW YORK.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not he entitled to any benefit under the Trust
Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Class R
Certificate to be duly executed.



                              STATE STREET BANK AND TRUST COMPANY,
                                   As Trustee



                              By: --------------------------
                                   Name:
                                   Title:

Dated: ---------------


                  CERTIFICATE OF AUTHENTICATION


          THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN
THE WITHIN-MENTIONED AGREEMENT.


STATE STREET BANK AND TRUST COMPANY,
    As Authenticating Agent



By: -------------------------
    Authorized Signatory

                       FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

 (PLEASE INSERT SOCIAL SECURITY*
OR
  U.S. TAXPAYER IDENTIFICATION
NUMBER OF ASSIGNEE)



    (Please Print or Typewrite Name and Address of Assignee)



the within Certificate, and all rights thereunder, and does hereby irrevocably constitute and appoint,


                                                         Attorney
to transfer the within Certificate on the books kept for registration thereof, with full power and substitution in the premises.



Dated:



(Signature Guaranteed)
     NOTICE: The signature of this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatsoever.


(*This information, which is voluntary, is being requested to ensure that the Assignee will not be subject to backup withholding under Section 3406 of the Code.)
                                                        EXHIBIT E

                    FORM OF SECURITIES LEGEND


          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE CERTIFICATES OR THE LAST DATE ON WHICH THIS CERTIFICATE IS HELD BY AN AFFILIATE OF THE DEPOSITOR ONLY (1) TO THE DEPOSITOR, (2) PURSU-ANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (3) IN AN OFFSHORE TRANSACTION IN ACCOR-DANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR (5) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D OF THE SECURI-TIES ACT WHO IS NOT A QIB PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (A) IN CERTAIN CIRCUMSTANCES RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF
A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE TRUST AGREEMENT REFERRED TO BELOW, AND (B) RECEIPT BY THE DEPOSITOR AND THE TRUSTEE OF SUCH CERTIFICATES, LEGAL OPINION AND OTHER EVIDENCE ACCEPTABLE TO THE DEPOSITOR AND THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.
                                                        EXHIBIT F

             FORM OF RULE 144A TRANSFER CERTIFICATE


State Street Bank and Trust Company,
  as Trustee
Two International Place
Boston, Massachusetts 02110


Re:  KRT Origination Corp. Commercial
     Mortgage Pass-Through Certificates


          Reference is hereby made to the Trust and Servicing Agreement dated as of June 18, 1996 (the "Trust Agreement") among KRT Origination Corp., as Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

[NOTE: INSERT [A] FOR TRANSFERS OF DEFINITIVE CERTIFICATES TO TRANSFEREES THAT TAKE DELIVERY IN INTERESTS IN THE BOOK-ENTRY CERTIFICATES. INSERT [B] FOR TRANSFERS OF DEFINITIVE CERTIFICATES TO TRANSFEREES THAT TAKE DELIVERY IN DEFINITIVE CERTIFICATES. INSERT [C] FOR TRANSFERS OF INTERESTS IN THE BOOK-ENTRY CERTIFI-CATES TO TRANSFEREES THAT TAKE DELIVERY IN DEFINITIVE CERTIFI-CATES.)

          [A] This letter relates to $         initial Certificate
Balance of Class [A, B, C or D] Certificates which are held in the form of Definitive Certificates in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for a beneficial interest in the Book-Entry Certificate of such Class (CUSIP No. ---------) to be held with the Clearing Agency in the name of [insert name of transferee].

          [B] This letter relates to $            initial
Certificate Balance of Class [A, B, C or D] Certificates which are held in the form of Definitive Certificates registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

          [C] This letter relates to $           initial
Certificate Balance of Class [A, B, C or D] Certificates which are held in the form of a beneficial interest in the Book-Entry Certificate of such Class (CUSIP No. ---------) with the Clearing Agency in the name of [insert name of transferor] (the "Transfer-or"). The Transferor has requested a transfer of such beneficial interest in the Book-Entry Certificate for Definitive Certificates of such Class registered in the name of [insert name of transfer-ee].

          In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the require-ments of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                              [Insert Name of Transferor]




                              By:-------------------------
                                 Name:
                                 Title:

Dated: ---------------

                                                        EXHIBIT G
            FORM OF REGULATION S TRANSFER CERTIFICATE


State Street Bank and Trust Company,
  as Trustee
Two International Place
Boston, Massachusetts 02110


Re:  KRT Origination Corp. Commercial
     Mortgage Pass-Through Certificates


          Reference is hereby made to the Trust and Servicing Agreement, dated as of June 18, 1996 (the "Trust Agreement") among KRT Origination Corp., as Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement or in Regu-lation S.

[NOTE: INSERT [A] FOR TRANSFERS OF DEFINITIVE CERTIFICATES TO
TRANSFEREES THAT TAKE DELIVERY IN DEFINITIVE CERTIFICATES. INSERT [B] FOR TRANSFERS OF INTERESTS IN THE BOOK-ENTRY CERTIFICATES TO
TRANSFEREES THAT TAKE DELIVERY IN DEFINITIVE CERTIFICATES.]

          [A] This letter relates to U.S. $          initial
Certificate Balance of Class [A, B, C, D or R] Certificates which are held in the form of Definitive Certificates registered in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such class registered in the name of [insert name of transferee].

          [B]   This letter relates to U.S. $-------- initial
Certificate Balance of Class [A, B, C or D] Certificates which are held in the form of a beneficial interest in the Book-Entry Certificate of such Class (CUSIP No. ---------) with the Clearing Agency in the name of [insert name of transferor] (the "Transfer-or"). The Transferor has requested a transfer of such beneficial interest for Definitive Certificates of such class registered in the name of [insert name of transferee].

[NOTE:  INSERT [C] IN EITHER CASE.]

          [C] In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restric-tions set forth in the Trust Agreement and the Certificates and pursuant to and in accordance with Rule 904 of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

          (1) the offer of the Certificates was not made to a person in the United States;

          [(2) at the time the buy order was originated, the trans-feree was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]1

          (3) no directed selling efforts have been made in contravention of the requirements of 904(b) of Regulation S, and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                                   [Insert Name of Transferor]

                                   By:----------------------
                                      Name:
                                      Title:

Dated:---------------------

                                                       EXHIBIT H

             FORM OF RULE 144A EXCHANGE CERTIFICATE


State Street Bank and Trust Company,
  as Trustee
Two International Place
Boston, Massachusetts 02110


Re:  KRT Origination Corp. Commercial
     Mortgage Pass-Through Certificates


          Reference is hereby made to the Trust and Servicing Agreement, dated as of June 18, 1996 (the "Trust Agreement") among KRT Origination Corp., as Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

          This letter relates to U.S. $          initial
Certificate Balance of Class [A, B, C or D] Certificates which are held in the form of Definitive Certificates in the name of [insert name of holder] (the "Holder"). The Holder has requested an exchange of such Definitive Certificates for a beneficial interest in the Book-Entry Certificate of such Class (CUSIP No. ---------) to be held with the Clearing Agency in the name of the Holder.

          In connection with such request, and in respect of such Certificates, the Holder does hereby certify that it is a "qual-ified institutional buyer" within the meaning of Rule 144A.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Placement Agent and the Depositor.

                                        [Insert Name of Holders]



                                        By:-----------------------
                                           Name:
                                           Title:

Dated:---------------

                                                        EXHIBIT I
                 FORM OF TRANSFEREE'S LETTER FOR
               INSTITUTIONAL ACCREDITED INVESTORS

                                                           (Date)

State Street Bank and Trust Company,
  as Trustee
Two International Place
Boston, Massachusetts 02110

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center, North Tower
New York, New York  10281


Dear Sirs:

In connection with our proposed purchase of $-------- principal amount of Commercial Mortgage Pass-Through Certificates (the
"Offered Certificates") of KRT Origination Corp. (the "Depositor"), we confirm that:

(1) We have received a copy of the Offering Memorandum dated June 18, 1996 relating to the Offered Certificates (the "Memoran-dum"), and we understand that the Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Offered Certificates within three years of the later of the date of original issuance of the Offered Certificates or the last day on which such Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only
     (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"),
     (C) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (E) to an institutional "ac-credited investor" within the meaning of Rule 501(a)(1), (2),
     (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Trustee under the Trust and Servicing Agreement dated as of June 18, 1996 among the Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee (the "Trustee"), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Offered Certifi-cates from us a notice advising such purchaser that resales of the Offered Certificates are restricted as stated herein.

(2) We understand that, on any proposed resale of any Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor such certifications, legal opinions and other information as either of them may reasonably require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Offered Certificates purchased by us will bear a legend to the fore-going effect.

(3) We are acquiring the Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Offered Certifi-cates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4) We are acquiring the Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor or a QIB) as to each of which we exercise sole investment discretion.

(5) We have received such information as we deem necessary in order to make our investment decision.

(6) If we are acquiring Class A Offered Certificates, we understand that in accordance with ERISA and the Code, no Plan as to which the Placement Agent, any Lender, the Depositor, the Borrowers, the Servicer or the Trustee is a party in interest or disqualified person, and no person acting on behalf of such a Plan may acquire such Offered Certificate unless the acquisition would constitute an exempt transaction under a statutory exemption or any of the administrative exemptions issued by the U.S. Department of Labor.

(7) If we are acquiring Class B, Class C or Class D Offered Cer-tificates, we are not a Plan, and no Plan Assets have been used to acquire such Offered Certificates.

     Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Memorandum.

     You, the Depositor and the Borrowers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [PURCHASER]



                                        By:------------------------
                                           Name:
                                           Title:
Offered Certificates to be purchased:


$---------- original Certificate Balance of Class --- Offered Certificates.

                         EXHIBIT J-1(a)
                           (US Holder)


         CLASS R CERTIFICATEHOLDER AFFIDAVIT PURSUANT TO
                         SECTION 860E(e)
              OF THE INTERNAL REVENUE CODE OF 1986


Re:  KRT Origination Corp., Commercial Mortgage
     Pass-Through Certificates, Class R


STATE OF                 )
                         )   ss.:
COUNTY OF                )


          I, ----------------, under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete and being first sworn, depose and say:

          1.   That I am the ---------------- of
-------------------------- (the "Investor"), whose taxpayer
identification number is ----------------, on behalf of which I have the authority to make this affidavit.

          2. That the Investor is acquiring a Class R Certificate (a "Residual Certificate") representing ---% of the Class R Certificates, which Residual Certificate represents the residual interest in a REMIC established by KRT Origination Corp. (the "Depositor") to secure its Commercial Mortgage Pass-Through Certificates, for which a real estate mortgage investment conduit ("REMIC") election has been made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

          3.   That no purpose of the acquisition of the Residual
Certificate is to avoid or impede the assessment or collection of federal income tax.

          4. That the Investor is not a "Disqualified Organization" (as defined below), and that the Investor is not acquiring the Class R Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization.
For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality (as defined in Section 860E(e)(5) of the Code) of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); or (iii) any rural telephone or electrical service cooperative described in Section 1381(A)(2)(C) of the Code.

          5. That the Investor acknowledges that Section 860E(e) of the Code imposes a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

          6. That the Investor is not a Benefit Plan Investor, which for purposes hereof means (A) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (B) any plan described in Section 4975(e)(1) of the Code, (C) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code or (D) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. 2510.3-101).

          7. That the Investor is a "U.S. Person" as that term is defined in the Transferee's Letter of even date herewith, and that the Investor is the beneficial owner of the Residual Certificate, and is not holding the Residual Certificate as nominee for any other person.

          8. That the Investor acknowledges that as the holder of the Residual Certificate, to the extent the Class R Certificate would be treated as a noneconomic residual interest within the meaning of Treasury regulation Section 1.860E-1(c)(2), the Investor may incur tax liabilities in excess of cash flows generated by the Class R Certificate and that the Investor intends to pay taxes associated with holding the Class R Certificate as they become due.

          9. That the following information of the Investor is true and correct:


Address: -------------------------------------; contact for tax matters ---------------; phone number ---------------; form of
Organization of Investor ------------------------; and Acquisition Date ---------------.
          IN WITNESS WHEREOF, the Investor has caused this instrument to be duly executed on its behalf, by its -------------- and its seal to be hereunto attached, this ---- day of -------------, 19--.


[NAME OF INVESTOR]



By:  ------------------------
     Name:
     Title:


          Personally appeared before me --------------, known or proved to me to be the same person who executed the foregoing instrument and to be a ------------- of the Investor, and acknowledged to me that he executed the same as his free act and deed and as the free act and deed of the Investor.


Subscribed and sworn before me
this --- day of -------, 19--.


--------------------------
Notary Public


My commission expires the --- day
of ---------------, 19--.
                         EXHIBIT J-1(b)
                        (Foreign Holder)

         CLASS R CERTIFICATEHOLDER AFFIDAVIT PURSUANT TO
                         SECTION 860E(e)
              OF THE INTERNAL REVENUE CODE OF 1986


Re:  KRT Origination Corp., Commercial Mortgage
     Pass-Through Certificates, Class R


STATE OF                 )
                         )
COUNTY OF                )  ss.:
                         )
COUNTRY OF               )

          I, ----------------------, under penalties of perjury,
declare that, to the best of my knowledge and belief, the following representations are true, correct, and complete and being first sworn, depose and say;

          1.   That I am the ----------------- of -------
------------ (the "Investor"), whose taxpayer identification number, if any, is --------------, on behalf of which I have the authority to make this affidavit.

          2. That the Investor is acquiring a Class R Certificate (a "Residual Certificate") representing --% of the Class R Certificates, which Residual Certificate represents the interests in the REMIC established by KRT Origination Corp. (the "Depositor") to secure its Commercial Mortgage Pass-Through Certificates, for which a real estate mortgage investment conduit ("REMIC") election has been made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

          3. That the Investor is not a "Disqualified Organization" (as defined below), and that the Investor is not acquiring the Class R Certificate for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership to, a Disqualified Organization.
For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality (as defined in Section 860E(e)(5) of the Code) of any of the foregoing; (ii) any organization (other than a farmer's cooperative as defined in Section 521 of the Code) that is exempt from federal income taxation (including taxation under the unrelated business taxable income provisions of the Code); or (iii) any rural telephone or electrical service cooperative described in Section 1381(a)(2)(C) of the Code.

          4. That the Investor acknowledges that Section 860E(e) of the Code imposes a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Residual Certificate to a Disqualified Organization.

          5. That the Investor is not a Benefit Plan Investor, which for purposes hereof means (A) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (B) any plan described in Section 4975(e)(1) of the Code, (C) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code or (D) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. 2510.3-101).

          6.   That no purpose of the acquisition of the Residual
Certificate by the Investor is to avoid or impede the assessment or collection of federal income tax.

          7. That the Investor is not a "U.S. Person" as that term is defined in the Transferee's Letter of even date herewith, and that the Investor is the beneficial owner of the Residual Certificate, and is not holding the Residual Certificate as nominee for any other person.

          8. That the following information of the Investor is true and correct:

Address:
-----------------------------------------------------------------
--- ; contact for tax matters ---------; phone number --------; form of Organization of Investor ------------------; and Acquisi-tion Date -----------.
          IN WITNESS WHEREOF, the Investor has caused this instrument to be duly executed on its behalf, by its ----------- and its seal to be hereunto attached, this ---- day of -------------, 19--.


[NAME OF INVESTOR]



By:  ---------------------
     Name:
     Title:


          Personally appeared before me -----------------, known or proved to me to be the same person who executed the foregoing instrument and to be a ---------------------- of the Investor, and acknowledged to me that he executed the same as his free act and deed and as the free act and deed of the Investor.

Subscribed and sworn before me
this --- day of -----------, 19--.



------------------------------
Notary Public


My commission expires the --- day
of ----------, 19--.
                         EXHIBIT J-2(a)
                           [US Holder]

                       TRANSFEREE'S LETTER

                                        -------------, 19--


KRT Origination Corp.
c/o Kranzco Realty Trust
128 Fayette Street
Conshohocken, Pennsylvania 19428

State Street Bank and Trust Company
 as Certificate Registrar
Two International Place
Boston, Massachusetts 02110


Ladies and Gentlemen:

          We propose to purchase a KRT Origination Corp. Commercial Mortgage Pass-Through Class R Certificate (a "Residual Certifi-cate") issued under the Trust and Servicing Agreement, dated as of June 18, 1996, among KRT Origination Corp., as depositor, GE Capital Asset Management Corporation, as servicer and State Street Bank and Trust Company, as trustee (the "Trust and Servicing Agree-ment"). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust and Servicing Agreement. We are delivering this letter pursuant to Section 5.2(h) of the Trust and Servicing Agreement.

          1. We certify that on the date hereof we have simultaneously herewith delivered to you an affidavit certifying, among other things, that (A) we are not a Disqualified Organization and (B) we are not purchasing such Residual Certificate on behalf of a Disqualified Organization. We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

          2. We acknowledge that we will be the beneficial owner of the Residual Certificate and that the Residual Certificate will be registered in our name and not in the name of a nominee.

          3. We certify that no purpose of our purchase of the Residual Certificate is to avoid or impede the assessment or collection of tax.

          4.   We represent that:

               (a) We understand that the Residual Certificate represents for federal income tax purposes a "residual interest" in a real estate mortgage investment conduit.

               (b)  We understand that as the holder of the
Residual Certificate we will be required to take into account, in determining our taxable income, our pro rata percentage interest of the taxable income of the Trust REMIC in accordance with all applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

          5. We understand that if, notwithstanding the transfer restrictions, the Residual Certificate is in fact transferred to a Disqualified Organization, a tax may be imposed on the transferor of such Residual Certificate. We agree that any breach by us of these representations shall render such transfer of such Residual Certificate by us absolutely null and void and shall cause no rights in the Residual Certificate to vest in the transferee.

          6. The sale to us and our purchase of the Residual Certificate constitutes a sale for tax and all other purposes and each party thereto has received due and adequate consideration. In our view, the transaction represents fair value, representing the results of arms length negotiations and taking into account our analysis of the tax and other consequences of investment in the Residual Certificate.

          7. We expect that the purchase of the Residual Certificate, together with the receipt of the price, if any, therefor will be economically neutral or profitable to us overall, after all related expenses (including taxes) have been paid and based on conservative assumptions with respect to discount rates, prepayments and other factors necessary to evaluate profitability.

          8. We are a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. We are duly organized and validly existing under the laws of the jurisdiction of our organization. We are neither bankrupt nor insolvent nor do we have reason to believe that we will become bankrupt or insolvent. We have conducted and are conducting our business so as to comply in all material respects with all applicable statutes and regulations. The person executing and delivering this letter on our behalf is duly authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power and upon such execution and delivery, this letter will constitute our legal, valid and binding obligation, enforceable against us in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the right of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

          9. Neither the execution and delivery by us of this letter, nor the compliance by us with the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (A) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our certificate of incorporation or by-laws or, after giving effect to the consents or the taking of the actions contemplated by clause
(B) of this subparagraph, any of the provisions of any law, govern-mental rule, regulation, judgment, decree or order binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or (B) re-quire the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

          10. We anticipate being a profit-making entity on an ongoing basis.

          11. We have filed all required federal and state income tax returns and have paid all federal and state income taxes due; we intend to file and pay all such returns and taxes in the future. We acknowledge that as the holder of the Residual Certificate, to the extent the Residual Certificate would be treated as a noneconomic residual interest within the meaning of Treasury Regulation Section 1.860E-1(c)(2), we may incur tax liabilities in excess of cash flows generated by the Residual Certificate and that we intend to pay taxes associated with holding the Residual Certificate as they become due.

          12. We agree that in the event that at some future time we wish to transfer any Residual Certificate, we will transfer such Residual Certificate only to a transferee that:

                    (i) is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization, and

                    (ii) has delivered to the Certificate Registrar a transferee letter in the form of Exhibit J-2(a) or J-2(b) to the Trust and Servicing Agreement, as appropriate, and an affidavit in the form of Exhibit J-1(a) or J-1(b) to the Trust and Servicing Agreement, as appropriate, and, if requested by the Certificate Registrar, an opinion of counsel, in form acceptable to the Certificate Registrar, that the proposed transfer will not cause the Residual Certificate to be held by a Disqualified Organization.

          13. We are knowledgeable and experienced in financial, business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow, and are capable of evaluating the merits and risks of an investment in the Residual Certificates; we are able to bear the economic risks of an investment in the Residual Certificates.

          14. In addition, we acknowledge that the Certificate Registrar will not register the transfer of a Residual Certificate to a transferee that is a non-U.S. Person required to deliver a transferee's letter in the form attached as Exhibit J-2(b) to the Trust and Servicing Agreement unless we have furnished to the Servicer on behalf of the Trustee, (i) calculations prepared at our expense by a Person acceptable to the Servicer demonstrating that the expected future distributions on the Residual Certificate will equal at least 30% of the anticipated excess inclusion, as provided in Treasury Regulation Section 1.860G-3(a) (or any successor provi-sions, to the extent applicable to the Residual Certificate) and
(ii) a statement certifying that we reasonably expect that the transferee will receive an amount of distributions from the REMIC at least equal to 30% of each anticipated excess inclusion and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues. The calculations prepared pursuant to clause (i) shall demonstrate that the expected distributions will equal at least 30% of the anticipated excess inclusion and that such amounts will be distributed at or after the time such excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues.

          15. "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

          16. We hereby designate the Servicer as our fiduciary to perform the duties of the tax matters person for the Trust REMIC.

                                   Very truly yours,



                                   [Name of Transferee]


                                   By:--------------------------
                                      Name:
                                      Title:
                         EXHIBIT J-2(b)
                      [Foreign Transferee]

                       TRANSFEREE'S LETTER


                                             --------------, 199-



KRT Origination Corp.
c/o Kranzco Realty Trust
129 Fayette Street
Conshohocken, Pennsylvania  19428

State Street and Trust Company
 as Certificate Registrar
Two International Place
Boston, Massachusetts  02110

Ladies and Gentlemen:

          We propose to purchase a KRT Origination Corp. Commercial Mortgage Pass-Through Class R Certificate (a "Residual Certifi-cate") issued under a Trust and Servicing Agreement, dated as of June 18, 1996, among KRT Origination Corp., as depositor, GE Capital Asset Management Corporation, as servicer, and State Street Bank and Trust Company, as trustee (the "Trust and Servicing Agree-ment"). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust and Servicing Agreement. We are delivering this letter pursuant to Section 5.2(h) of the Trust and Servicing Agreement.

          1. We certify that on the date hereof we have simultaneously herewith delivered to you an affidavit certifying, among other things, that (A) we are not a Disqualified Organization and (B) we are not purchasing such Residual Certificate on behalf of a Disqualified Organization. We understand that any breach by us of this certification may cause us to be liable for a tax imposed upon transfers to Disqualified Organizations.

          2. We acknowledge that we have reviewed (a) a copy of the original Memorandum; (b) applicable U.S. tax law regarding withholding taxes and, in particular, the taxation of REMIC residuals held by non-U.S. Persons; and we have reviewed the historical and projected tax liability on the Residual Certificate and compared it to the projected cash flow of the Residual Certificate.

          3.   We agree that we will not hold the Residual
Certificate at any time in connection with the conduct of a trade or business in the United States and:

                    (i)  represent that we are either (a) a
corporation that was not created or organized under the laws of the United States or any jurisdiction therein or (b) a person who is a U.S. Alien (as defined below) other than a corporation and we agree to furnish the Withholding Agent with a Form W-8 simultaneously with the execution of this letter;

                    (ii)  acknowledge that we will be the benefi-
cial owner of the Residual Certificate and that the Residual
Certificate will be registered in our name and not in the name of a nominee;

                    (iii) acknowledge that we will be subject to U.S. income tax under Code Section 871 or 881 on any "excess inclusion" that accrues with respect to the Residual Certificate that accrue during the time which we hold, or, in certain circum-stances, former holders of such Residual Certificate held, such Residual Certificate;

                    (iv)  acknowledge that we understand that
future losses cannot be used to reduce the residual's accumulated excess inclusion income, either from one quarter to another or over the life of the Residual Certificate and, accordingly, the gross amount of excess inclusion income will be subject to withholding tax liability;

                    (v)  agree to pay any such taxes (including
previous taxes on excess inclusion income accrued from the date of acquisition, or such greater amount as may be due if previously accrued taxes have not been paid as required by the Trust and Servicing Agreement and this Letter in each year in which (a) we receive any cash payment with respect to the Residual Certificate or (b) we dispose of the Residual Certificate, or earlier as required by law) and we agree to provide satisfactory written evidence of such payment to the Withholding Agent which shall include a copy of the applicable Forms 1066Q (or other applicable form prescribed by the Internal Revenue Service) evidencing the amount of excess inclusion income for the periods during which the transferor held the Residual Certificate (as defined below);

                    (vi)  agree that until the evidence described
in clause (v) above has been provided with respect to periods through the end of the most recent calendar quarter, the Certificate Registrar will not register a transfer of a Residual
Certificate;

                    (vii) agree that until the evidence described in class (v) above has been provided for the period from the end of the most recent calendar quarter through the date of transfer of the Residual Certificate, the Withholding Agent may (a) withhold all (or any portion) of distributions that would otherwise be made on the Residual Certificate and (b) pay the withheld amount to the Internal Revenue Service (the "IRS") on behalf of any Residual Certificateholder, including any former holder;

                    (viii)  agree that the Withholding Agent is
entitled to withhold (and pay to the IRS) any portion of any payment on the Residual Certificate that the Withholding Agent may reasonably determine is required to be withheld (such amount may be based on the Withholding Agent's reasonable understanding of the law, any reasonable estimate of the facts and any reasonable assumption as to future events and, if the Withholding Agent reasonably determines that a more accurate determination of the amount required to be withheld could be made at some point after the date on which the related distribution is to be made, the Withholding Agent may withhold the greatest amount that may reasonably be expected to be required to be withheld from such distribution (which, if appropriate, may be 100 percent of the distribution));

                    (ix)  acknowledge that any amount withheld
pursuant to clauses (vii) and (viii) above has been distributed on the Residual Certificate pursuant to the terms and conditions of the Trust and Servicing Agreement;

                    (x)  if any of our equity holders are U.S.
Persons or are engaged in a U.S. trade or business, we have consulted with our own tax advisors regarding the tax consequences to them of our acquiring the Residual Certificate; and

                    (xi) agree that the Residual Certificate may be transferred only to a person who is not a Disqualified Organization and is not purchasing any such Residual Certificate on behalf of a Disqualified Organization or any other entity and only if we comply with this paragraph (xi). Prior, and as a condition, to any transfer of the Residual Certificate, we will make a deposit with (or provide evidence that payment has been made to the IRS) the Withholding Agent equal in amount to the excess of (a) the product of the rate of tax imposed by Code Section 871 or 881 (or any successor provisions) and the sum of the excess inclusion with respect to the Residual Certificate for all periods from issuance of the Residual Certificate through the end of the most recent calendar quarter during which the Residual Certificate was held by us or another U.S. Alien over (b) the federal income taxes in respect of such excess inclusion that have been previously withheld from payments on such Residual Certificate or otherwise paid to the IRS, to the extent the Withholding Agent has received satisfactory written evidence that such taxes have been so paid in accordance with clause (v) above or otherwise. In addition we agree to provide a bond, letter of credit, pledge, indemnification, or other security arrangement to, or make a cash deposit with, the Withholding Agent sufficient to secure payment of the product of the rate of tax imposed by Code Section 871 or 881 (or successor provisions) and the excess inclusion income accrued from the end of the most recent calendar quarter through the date of transfer.
Such bond, letter of credit, indemnification or other security arrangement or deposit shall be satisfactory in form and substance to the Withholding Agent and shall permit payment only to the IRS on our behalf as described below, or, to the extent not necessary to satisfy the taxes described in clause (iii) above, to us upon presentation of satisfactory written evidence that such taxes have been paid. Such bond, letter of credit, indemnification or other security arrangement or deposit shall be used by the Withholding Agent to make a payment to the IRS on the earliest of the date on which such bond, letter of credit, pledge, indemnification, or other security arrangement expires, the date on which the With-holding Agent is directed in writing by us to make such payment, or the date which is the second anniversary of the date of such transfer. Earnings on any deposit shall be used first to pay any taxes due on such earnings and otherwise shall be paid to us.

          4. In addition, we acknowledge that the Certificate Registrar will not register the transfer of the Residual Certificate unless we have furnished to the Servicer, on behalf of the Trustee, (i) calculations prepared at our expense by a Person acceptable to the Servicer demonstrating that the expected future distributions on the Residual Certificate will equal at least 30% of the anticipated excess inclusion, as provided in Treasury Regulation Section 1.860G-3(a) (or any successor provisions, to the extent applicable to the Residual Certificate), and (ii) a state-ment certifying that we reasonably expect that the transferee will receive an amount of distributions from the Trust REMIC at least equal to 30% of each excess inclusion from the Trust REMIC at or after the time at which each such excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues. The calculations prepared pursuant to clause
(i) shall demonstrate that the expected distributions will equal at least 30% of the anticipated excess inclusion and that such amounts will be distributed at or after the time such excess inclusion accrues and not later than the year following the year in which such excess inclusion accrues.

          5. We understand that if, notwithstanding the transfer restrictions, a Residual Certificate is in fact transferred to a Disqualified Organization, a tax may be imposed on the transferor of such Residual Certificate. We agree that any breach by us of these representations shall render such transfer of such Residual Certificate by us absolutely null and void and shall cause no rights in the Residual Certificate to vest in the transferee.

          6. The sale to us and our purchase of the Residual Certificates constitute a sale for tax and all other purposes and each party thereto has received due and adequate consideration, if any. In our view, the transaction represents fair value, representing the results of arms length negotiations and taking into account our analysis of the tax and other consequences of investment in the Residual Certificate.

          7. We are duly organized and validly existing under the laws of the jurisdiction of our organization. We are neither bankrupt nor insolvent nor do we have reason to believe that we will become bankrupt or insolvent. We have conducted and are conducting our business so as to comply in all material respects with all applicable statutes and regulations. The person executing and delivering this letter on our behalf is duly authorized to do so, the execution and delivery by us of this letter and the consummation of the transaction on the terms set forth herein are within our corporate power and upon such execution and delivery, this letter will constitute our legal, valid and binding obliga-tion, enforceable against us in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the right of creditors generally and to general principals of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law).

          8. Neither the execution and delivery by us of this letter, nor the compliance by us with the provisions hereof, nor the consummation by us of the transactions as set forth herein, will (A) conflict with or result in a breach of, or constitute a default or result in the acceleration of any obligation under, our articles or by-laws or, after giving effect to the consents or the taking of the actions contemplated by clause (B) of this subparagraph, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on us or our properties, or any of the provisions of any indenture or mortgage or any other contract or instrument to which we are a party or by which we or any of our properties is bound, or (B) require the consent of or notice to or any filing with, any person, entity or governmental body, which has not been obtained or made by us.

          9. We agree that in the event that at some future time we wish to transfer any Residual Certificate, we will transfer such Residual Certificate only to a transferee that:

                    (i) is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization, and

                    (ii) has delivered to the Certificate Registrar a transferee letter in the form of Exhibit I-2(a) or I-2(b) to the Trust and Servicing Agreement, as appropriate, and an affidavit in the form of Exhibit I-1(a) or I-1(b) to the Trust and Servicing Agreement, as appropriate, and, if requested by the Certificate Registrar, an opinion of counsel (in form acceptable to the Certificate Registrar) that the proposed transfer will not cause the Residual Certificate to be held by a Disqualified Organization.

          10. We are knowledgeable and experienced in financial, business and tax matters generally and in particular, the investment risks and tax consequences of REMIC residuals that provide little or no cash flow after projected foreign withholding tax liability, and are capable of evaluating the merits and risks of an investment in the Residual Certificate; we expect to bear any economic consequences of transferring the Residual Certificate if and when we so elect.

          11. "U.S. Alien" shall mean any person who is not a "U.S. Person," except that for purposes of clause 3(xi) above, the term shall include only such persons who are subject to withholding under Code Sections 1441 or 1442 on distributions on a residual interest in a REMIC that are attributable to excess inclusion income.

          "U.S. Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

          "Excess inclusion" shall have the meaning set forth in Code Section 860E(c), as reasonably determined by the REMIC administrator, based on the REMIC tax return.

          "Withholding Agent" shall mean the Trustee, its paying agent or any other person who is liable to withhold federal tax from a distribution on the Residual Certificates under Code
Sections 1441 or 1442.

          We hereby designate the Servicer as our fiduciary to act as the tax matters person for the Trust REMIC.

                              Very truly yours,



----------------------------------------
                              [Name of Transferee]



By:-------------------------------------
                                  Name:
                                  Title:
                                                        EXHIBIT K

                      FORM OF TRUST RECEIPT


                                              -------------, 199-


State Street Bank and Trust Company,
  Mortgage Custodian
Two International Place
Boston, Massachusetts 02110


          Re:  KRT Origination Corp. Commercial
               Mortgage Pass-Through Certificates

Ladies and Gentlemen:

          In connection with the administration of the Mortgage Loan held by you as Mortgage Custodian under the Trust and Servicing Agreement dated as of June 18, 1996 among KRT Origination Corp., GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee (the "Trust Agree-ment"), we hereby request a release of the portion of the Mortgage File held by you as Mortgage Custodian relating to the following described Mortgaged Property for the reason indicated below.

Mortgaged Property:

Reason for requesting the items:

----------  1.   Required for foreclosure or servicing.

Items requested:  --------------------

          The undersigned certifies that he is a Servicing Officer of the Servicer holding the office set forth beneath his signature and that he is duly authorized to execute this request on behalf of the Servicer.

                                 GE CAPITAL ASSET MANAGEMENT
                                     CORPORATION, as Servicer


Date:--------------              By:----------------------
                                      Name:
                                      Title:
                                                        EXHIBIT L


                   [Form of Document Request]


                                             --------------, ----



State Street Bank and Trust Company,
  Mortgage Custodian
Two International Place
Boston, Massachusetts 02110


          Re:  KRT Origination Corp. Commercial
               Mortgage Pass-Through Certificates

Ladies and Gentlemen:

The undersigned Servicing Officer of GE Capital Asset Management Corporation in its capacity as Servicer (the "Servicer") under the Trust and Servicing Agreement dated as of June 18, 1996 (the "Trust Agreement") by and among KRT Origination Corp., as Depositor, the Servicer, and State Street Bank and Trust Company, as Trustee, hereby requests the Mortgage Custodian to execute and return to the Servicer the enclosed document(s) relating to the Mortgage Loan.

The undersigned Servicing Officer of the Servicer hereby certifies to the Trustee that:

(1) the reason for this request is that the execution and delivery of said document by the Trustee is necessary to the foreclosure or Trustee's sale in respect of a Mortgaged Property, or to legal action brought to obtain judgment against the Borrowers or the Mortgage Notes or the Mortgage, or to enforce other remedies or rights provided by the Mortgage Notes or the Mortgage or otherwise available at law or in equity, being carried out by the Servicer (or a Sub-Servicer on its behalf), in accordance with the Trust Agreement, and

(2) the execution and delivery of said document(s) by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such lien upon completion of the foreclosure or trustee's sale.

This action is taken pursuant to and in accordance with the Trust Agreement. The Servicer shall deposit or cause to be deposited into the Distribution Account all Net Liquidation Proceeds (and other amounts required to be deposited in the Distribution Account pursuant to the Trust Agreement) in a timely manner.

Capitalized words and phrases used herein and not otherwise expressly defined herein shall have the respective meanings assigned to them in the Trust Agreement.

                              GE CAPITAL ASSET MANAGEMENT
                                  CORPORATION, as Servicer


                              By:------------------------------
                                 Name:
                                 Title:


Date: ------------------
                                                        EXHIBIT N


         FORM OF MORTGAGE CUSTODIAN INITIAL CERTIFICATE


                                                 ----------, ----


KRT Origination Corp.
c/o Kranzco Realty Trust
128 Fayette Street
Conshohocken, Pennsylvania 19428

Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
World Financial Center
North Tower
New York, New York 10281

GE Capital Asset
   Management Corporation
2000 West Loop South
Houston, Texas 77027


     Re: Trust and Servicing Agreement with respect to KRT Origination Corp. Commercial Mortgage
          Pass-Through Certificates


Ladies and Gentlemen:

     In accordance with Section 2.2(a) of the Trust and Servicing Agreement, dated as of June 18, 1996 (the "Trust Agreement"), among KRT Origination Corp., as Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee and Mortgage Custodian, the undersigned, as Trustee and Mortgage Custodian, hereby acknowledges, subject to the provisions of Section 2.1 of the Trust Agreement and the review procedures provided for in Section 2.2(b) of the Trust Agreement, that, except as set forth on Annex 1 hereto, it has received the Mortgage File for the Mortgage Loan and will hold the documents constituting the Mortgage File in trust, upon the trusts established pursuant to the Trust Agreement, for the use and benefit of all present and future Certificateholders. The undersigned has no actual knowledge of any adverse claims, liens or encumbrances on any of the Mortgage Col-lateral Security, including without limitation, federal tax liens or liens arising under ERISA.

     Capitalized words and phrases used herein and not otherwise defined herein shall be the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of said Trust Agreement.


                                   STATE STREET BANK AND
                                      TRUST COMPANY,
                                   as Trustee and Mortgage
Custodian



                                   By:

                                        Name:
                                        Title:
                                                        EXHIBIT M

          FORM OF MORTGAGE CUSTODIAN FINAL CERTIFICATE


                                               ------------, ----


KRT Origination Corp.
c/o Kranzco Realty Trust
128 Fayette Street
Conshohocken, Pennsylvania 19428

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center
North Tower,
New York, New York 10281

GE Capital Asset
   Management Corporation
2000 West Loop South
Houston, Texas 77027


     Re: Trust and Servicing Agreement with respect to KRT Origination Corp. Commercial Mortgage
          Pass-Through Certificates


Ladies and Gentlemen:

     In accordance with Section 2.2(b) of the Trust and Servicing Agreement, dated as of June 18, 1996 (the "Trust Agreement"), by and among KRT Origination Corp., as Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee and Mortgage Custodian, the undersigned, as Trustee and Mortgage Custodian, hereby certifies that, except as noted in the exception report attached hereto, it has received the documents or instruments listed in clauses (a) through (h) below:

          (a) the original Mortgage Notes, endorsed by the Depositor without recourse to the order of the Trustee in substantially the following form: "Pay to the order of State Street Bank and Trust Company, as the Trustee for the benefit of the Holders of KRT Origination Corp. Commercial Mortgage Pass-Through Certificates, and its successors and assigns, without recourse" and signed in the name of the Depositor by an authorized officer;

          (b) each counterpart of the original Mortgage, with evidence of the delivery thereof for recording;

          (c) each Mortgage Collateral Assignment, duly signed and, in the case of assignments of the Mortgage and the Assignment of Leases, in form suitable for recording in the applicable jurisdictions, with evidence of the delivery thereof for recording;

          (d) all Required Insurance Policies together with proof of payment of premiums relating thereto (which may be in the form of copies of such policies or certificates of insurance showing such policies to be in effect on the Closing Date);

          (e) the original Title Insurance Policies, or in the event such original Title Insurance Policies are certified by the Depositor as unavailable, copies of the marked-up original title reports and the Depositor's recording instructions, with the originals to be delivered by the Depositor as soon as available but in no event later than 90 days after the Closing Date;

          (f) an original of the Cash Collateral Agreement and assignments thereof from the Depositor to the Trustee or the Mortgage Custodian;

          (g) an original of the Assignment of Leases, in form suitable for recording or filing in the applicable jurisdictions, and assignments thereof, in form suitable for recording or filing in the applicable jurisdictions, from the Depositor to the Trustee or the Mortgage Custodian, with evidence of the delivery thereof for recording; and

          (h) copies of the UCC-1 financing statements covering the Mortgage Collateral Security, showing the Borrowers as debtors, the Depositor as secured party and the Trustee as the assignee and each with evidence of filing thereon; provided that if the Depositor cannot deliver any such financing statements with evidence of filing thereon because such financing statements have not yet been returned by the public filing office where such financing statements have been submitted for filing, then the Depositor shall deliver or cause to be delivered a photocopy of such financing statements (certified by the Depositor to be a true and complete copy) together with an Officer's Certificate stating that such financing statements have been dispatched to the appropriate public filing office for filing.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.


                             STATE STREET BANK AND
                                TRUST COMPANY,
                             as Trustee and Mortgage Custodian



                             By:

                                  Name:
                                  Title:
                                                        EXHIBIT O

FORM OF CERTIFICATE REQUESTING
ON-GOING INFORMATION


State Street Bank and Trust Company,
  as Trustee
Two International Place
Boston, Massachusetts 02110
Attention:  Corporate Trust


     Re:  KRT Origination Corp. Commercial
          Mortgage Pass-Through Certificates

Ladies and Gentlemen:

     Reference is hereby made to the Trust Agreement dated as of June 18, 1996 (the "Trust Agreement") among KRT Origination Corp., as Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meaning given to them in the Trust Agreement.

     The undersigned hereby requests, pursuant to the Trust
Agreement, that copies of the materials described in Section 14(b),
(c) and (d) of the Mortgage be delivered to the undersigned at [address].

     The undersigned hereby confirms that (i) it is either (a) a Holder or a beneficial owner of Certificates or (b) is considering an investment in the Certificates and (ii) is requesting such information solely for the purpose of evaluating its investment in the Certificates.

     The undersigned hereby agrees that it shall, and shall cause its directors, officers and employees, agents, attorneys, accountants, financial advisors and other representatives, to keep all materials obtained as a result of this request confidential and to use reasonable efforts, if such material is not marked "Proprietary" or "Confidential" and to use special efforts, if such material is so marked, not, without the prior written consent of the Depositor and the Borrowers, to disclose any information contained in such materials in any manner whatsoever, in whole or in part; provided, however, that the undersigned and or our representatives shall be permitted to disclose any such information if required by law or any such information that is or becomes generally available to the public. The undersigned hereby acknowledges that a monetary remedy would not be adequate to compensate the Depositor and the Borrower for any violation of the agreement contained in the preceding sentence, and that the Depositor and the Borrowers shall, in addition to any other remedies available to them at law or in equity, be entitled to injunctive relief in connection with any such violation.

     We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Borrower and the Placement Agents.

                              [Name of Holder or beneficial owner
of
                              Certificates or of Prospective
                              Investor in Certificates]


                              By:------------------------------
                                 Name:
                                 Title:

Dated: ----------------
                                                        EXHIBIT P

                FORM OF ERISA TRANSFER AFFIDAVIT


STATE OF      )
              )  ss.:
COUNTY OF     )


    The undersigned, being duly sworn, deposes and says as follows:

    1.   The undersigned is the ------------------------ of
---------------- (the "Investor"), a [corporation] duly organized and validly existing under the laws of the State of ----------------, on behalf of which s/he makes this affidavit.

    2. The Investor either (i) is acquiring only Class A Certificates or (ii) if it is acquiring Class B, Class C or Class
D Certificates it (x) is not a Benefit Plan Investor subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code. For purposes of this paragraph, the term "Benefit Plan Investor" means (A) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to Title I of ERISA, (B) any plan described in Section 4975(e)(1) of the Code, (C) any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code or (D) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. 2510.3-101).

    3. The Investor hereby acknowledges that under the terms of the Trust and Servicing Agreement, dated as of June 18, 1996, among KRT Origination Corp., as Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee, no transfer of the Class B, Class C and Class D Certificates shall be permitted to be made to any person unless the Depositor and the Trustee have received (i) an affidavit from such transferee to the effect that such transferee is not a Benefit Plan Investor subject to ERISA or Section 4975 of the Code or (ii) if such transferee is a Benefit Plan Investor subject to ERISA or
Section 4975 of the Code, an opinion of counsel to the effect that the purchase and holding of such Certificate by the transferee will not cause the assets of the Trust to be regarded as assets of a Benefit Plan Investor; constitute or result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or
Section 4975 of the Code; or give rise to a fiduciary duty on the part of the Depositor, the Servicer or the Trustee.

    IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this -------- day of -------------, ----.



-----------------------------


By:--------------------------
                                                Name:
                                                Title:


ATTEST:

-------------------------


STATE OF      )
              )  ss.:
COUNTY OF          )


    Personally appeared before me the above-named ---------------, known or proved to me to be the same person who executed the foregoing instrument and to be the -------------------- of the Investor, and acknowledged that he executed the same as his/her free act and deed and the free act and deed of the Investor.

    Subscribed and sworn before me this ----- day of ---------------, ----.


                                       ------------------------
                                       NOTARY PUBLIC

                                       My commission expires the
----
                                       day of ------------, 19---.
                                                        EXHIBIT R

                      FORM OF ERISA LEGEND


    THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE
PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENT PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS TO A MATERIAL EXTENT SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (A "SIMILAR LAW") (EACH A "PLAN"), OR (B) AN INSURANCE COMPANY USING ASSETS OF ANY INSURANCE COMPANY SEPARATE ACCOUNT OR GENERAL ACCOUNT IN WHICH ASSETS OF SUCH PLAN ARE INVESTED (OR WHICH ARE DEEMED PURSUANT TO ERISA OR ANY SIMILAR LAW TO INCLUDE ASSETS OF SUCH PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A TRANSFER OR REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT Q TO THE TRUST AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE
(A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE DEPOSITOR, THE SERVICER, THE TRUSTEE AND THE CERTIFICATE REGISTRAR THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE), WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST FUND, THE SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR THE DEPOSITOR.

                                                        EXHIBIT R

                   FORM OF OWNERSHIP EVIDENCE



State Street Bank and Trust Company,
  Trustee and Certificate Registrar
Two International Place
Boston, Massachusetts  02110
Attn:  Corporate Trust Department

Re: [Name of Security]

Ladies and Gentlemen:

    In consideration for your recognizing the undersigned as the owner of the securities identified below for the purpose of enabling the undersigned to exercise rights of a Certificateholder pursuant to the Trust and Servicing Agreement, dated as of June 18, 1996, among KRT Origination Corp., as Depositor, GE Capital Asset Management Corporation, as Servicer, and State Street Bank and Trust Company, as Trustee, the undersigned hereby certifies that it is the owner ("Owner") of the securities identified below and that such securities are held by it through its securities account with the Depository Trust Company ("DTC") Participant/Indirect Participant identified below. The undersigned further agrees to notify you in writing of any change in the information provided herein.

             Original                      Name of Participant
Class       Face Amount   Nominee Name   or Indirect Participant
-----       -----------   -------------  -----------------------


                                  Very truly yours,


                         ----------------------------, as Owner
                         Name:
                         Title:



          Form of Indirect Participant Acknowledgement

    The undersigned hereby acknowledges and confirms that it maintains a securities account for the person identified above as Owner showing such Owner as being entitled to the securities identified above. Such securities are held by the undersigned for such Owner at DTC through the facilities of the Participant executing the Form of Participant Acknowledgement set forth below.


              ---------------------------, as indirect participant


              By:-----------------------------------
                   Name:
                   Title:



               Form of Participant Acknowledgement

    The undersigned hereby acknowledges and confirms that (check one)

    ---- it maintains a securities account for the person identified above as Owner showing such Owner as being entitled to the securities identified above.

    ---- it maintains a securities account for the indirect participant identified above and shows securities of the series, class and face amount set forth above as being in such account.

    Such securities are held through the book-entry facilities of the Depository Trust Company.


                   ---------------------------, as DTC participant

                   By:----------------------------------------
                        Name:
                        Title:



                           Schedule 1

                     Mortgage Loan Schedule



                   Original           Mortgage      Default
                Principal Balance      Rate           Rate
                -----------------      -------       -------

A Note           $123,700,000          7.80%          10.80%
B Note           $ 20,600,000          8.02%          11.02%
C Note           $ 28,900,000          8.32%          11.32%
D Note           $  8,500,000          8.96%          11.96%